      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 2005
                                                     REGISTRATION NO. 333-115613
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                 TO FORM SB-2 ON
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                              GENIUS PRODUCTS, INC.
               (Exact Name registrant as specified in its charter)

               DELAWARE                                   33-0852923
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                                      5099
                          (Primary Standard Industrial
                           Classification Code Number)

                          740 LOMAS SANTA FE, SUITE 210
                         SOLANA BEACH, CALIFORNIA 92075
                                 (858) 793-8840
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                TREVOR DRINKWATER
                             CHIEF EXECUTIVE OFFICER
                              GENIUS PRODUCTS, INC.
                          740 LOMAS SANTA FE, SUITE 210
                         SOLANA BEACH, CALIFORNIA 92075
                                 (858) 793-8840
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------
                                   Copies to:
                             ALLEN Z. SUSSMAN, ESQ.
                             MORRISON & FOERSTER LLP
                        555 WEST FIFTH STREET, SUITE 3500
                       LOS ANGELES, CALIFORNIA 90013-1024
                                 (213) 892-5200
                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, check the following box. [ ]

                                            CALCULATION OF REGISTRATION FEE
============================================= ================= ==================== ================== =============
                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE    OFFERING PRICE PER       AGGREGATE      REGISTRATION
              TO BE REGISTERED                  REGISTERED(1)         UNIT(2)         OFFERING PRICE       FEE(4)
--------------------------------------------- ----------------- -------------------- ------------------ -------------
Common stock, par value $0.0001                 9,438,105              $1.70          $16,044,778.50        (4)
--------------------------------------------- ----------------- -------------------- ------------------ -------------
Common stock, par value $0.0001(3)              9,344,111              $1.70          $15,884,988.70        (4)
============================================= ================= ==================== ================== =============

(1) All 18,782,216 shares registered pursuant to this registration statement are to be offered by selling stockholders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the warrants referenced below.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the average of the high and low price as reported on the Over the Counter Bulletin Board on May 14, 2004.
(3) Represents shares of common stock issuable upon the exercise of warrants held by selling stockholders.
(4)  Previously paid.

                         ------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 is being filed pursuant to Rule 414 of the General Rules and Regulations under the Securities Act of 1933, as amended, in connection with the reincorporation of Genius Products, Inc. from the State of Nevada to the State of Delaware. The Registrant, as the successor entity in the reincorporation, expressly adopts the Registration Statement on Form SB-2 (File No. 333-115613) as its own for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. This Post-Effective Amendment No. 1 is being filed on a Form S-1 as the Registrant is no longer eligible to use Form SB-2.

PROSPECTUS

                 Subject To Completion, dated ___________, 2005

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              GENIUS PRODUCTS, INC.


                              18,782,216 SHARES OF
                                  COMMON STOCK


         This prospectus relates to an aggregate of up to 18,782,216 shares of our common stock, which may be offered by the selling stockholders identified in this prospectus for their own account. Of such shares, 9,344,111 shares are issuable upon exercise of warrants that we issued to the selling stockholders. Our filing of the registration statement of which this prospectus is a part is intended to satisfy our obligations to certain of the selling stockholders to register for resale the shares issued to them and the shares issuable upon exercise of the warrants issued to them. The selling stockholders may sell common stock from time to time in the principal market on which our stock is traded at the prevailing market price or in negotiated transactions.

         We will not receive any proceeds from the sale of the shares by these selling stockholders. We will, however, receive proceeds in the event that some or all of the warrants held by the selling stockholders are exercised.

         Unless the context otherwise requires, the terms "Genius Products," "we," "us" or "our" refer to Genius Products, Inc.

         Our common stock is listed on the Over the Counter Bulletin Board under the symbol "GNPI.OB." The last reported sales price per share of our common stock, as reported by the Over the Counter Bulletin Board on May 10, 2005, was $1.94.

                         ------------------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                         ------------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is May 11, 2005

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

NOTICE ABOUT FORWARD-LOOKING STATEMENTS.......................................ii

GENIUS PRODUCTS, INC. .........................................................1

RISK FACTORS...................................................................2

USE OF PROCEEDS................................................................7

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.......................7

DIVIDEND POLICY................................................................8

BUSINESS.......................................................................9

SELECTED CONSOLIDATED FINANCIAL INFORMATION...................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS.............................................................17

MANAGEMENT....................................................................23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................30

DESCRIPTION OF SECURITIES.....................................................32

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES................................

PLAN OF DISTRIBUTION..........................................................35

SELLING STOCKHOLDERS..........................................................36

LEGAL MATTERS.................................................................47

EXPERTS.......................................................................47

AVAILABLE INFORMATION.........................................................47


INDEX TO FINANCIAL STATEMENTS................................................F-1


         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

         THIS PROSPECTUS CONTAINS PRODUCT NAMES, TRADE MARKS AND TRADE NAMES OF OUR COMPANY AND OTHER ORGANIZATIONS.

                     NOTICE ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus and any supplement to this prospectus include "forward-looking statements." To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, and other sections of this prospectus. Except as required by law, we do not intend to update our forward-looking statements, whether written or oral, to reflect events or circumstances after the date of this prospectus.

                              GENIUS PRODUCTS, INC.

         We are an entertainment company that produces, publishes and distributes films, videos and music on digital video discs, or DVDs, videos, or VHS, and compact discs, or CDs, under a variety of branded names and non-branded names. Our products are sold at traditional, direct response, mail order and internet retailers nationwide and, to a lesser extent, internationally.

         Through our "Branded Distribution Network," we currently own or have the rights to publish DVDs, VHS and audio CDs under the trademarked brands described in the following table. These brands include both proprietary and licensed brands. We also offer non-branded DVDs and other products as described below. We intend to continue to build our Branded Distribution Network by developing additional branded products through both internal development and licenses from third parties.

PROPRIETARY DVD/VHS             PROPRIETARY MUSIC      LICENSED MUSIC                  OTHER/GIFT
------------------------------- ---------------------- ------------------------------- ------------------------------
Baby Genius(R)                  Baby Genius(R)         Beatrix Potter(TM)              Zoo Babies(R) Plush Collection

Kid Genius(R)                   Kid Genius(R)          Guess How Much I Love You(TM)   Gift Sets

Genius Entertainment(R)         Wee Worship(TM)        Curious George(R)               Jewelry
Wee Worship(TM)                 Tranquility            Spot the Dog(TM)
Wellspring                                             Raggedy Ann and Andy(TM)        AUDIO
Movie / TV Classics                                    Paddington Bear(TM)             ------------------------------
                                                       Rainbow Fish(TM)                The Twilight Zone(TM)
LICENSED DVD/VHS                                       The Snowman(TM)                 Zero Hour(TM)
-------------------------------                        The Little Tikes(R)
TV Guide(R)                                            Tonka(R)
AMC(R) Movies                                          My Little Pony(R)
AMC TV for Movie People(TM)                            Jay Jay the Jet Plane(R)
AMC Monsterfest(TM)
Bazooka(R)
Hollywood Classics(TM)
IFILM(R)
National Lampoon(R)
Sundance Channel Home
     Entertainment(TM)

         For the fiscal year ended December 31, 2004, our net revenues were $16,629,932 and our net loss was $6,046,168.

CORPORATE INFORMATION

         We were incorporated in the State of Nevada on January 8, 1996 under the name Salutations, Inc., or Salutations. In September 1997, Salutations acquired all of the outstanding shares of a company called International Trade and Manufacturing Corporation, or ITM, a Nevada corporation founded in 1992. Immediately after the acquisition, Salutations assumed all of the operations and businesses of ITM and changed its name to International Trading and Manufacturing Corporation, or ITMC. In October 1999, we changed our name from International Trading and Manufacturing Corporation to Genius Products, Inc. to reflect our primary business of producing, publishing and distributing audio and video products. On March 2, 2005, we changed our state of incorporation from the State of Nevada to the State of Delaware through a merger with a newly formed subsidiary in Delaware.

         Our principal executive offices are located at 740 Lomas Santa Fe, Suite 210, Solana Beach, California 92075, and our telephone number is (858) 793-8840. Our internet address is www.geniusproducts.com. Information contained on our website does not constitute a part of this prospectus.

                                  RISK FACTORS

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ARE REALIZED, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF SIGNIFICANT LOSSES, AND WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY.

         We have incurred operating losses in every quarter since we commenced operations. As of December 31, 2004, we had an accumulated deficit of approximately $21.6 million. Our net loss for the year ended December 31, 2004 was approximately $6 million, our net loss for the year ended December 31, 2003, was approximately $2.7 million; our net loss for the year ended December 31, 2002, was approximately $2.8 million; and our net loss for the year ended December 31, 2001, was approximately $2.4 million. We expect to continue to devote substantial resources to acquire additional licenses, to develop additional proprietary DVD and VHS products, and continue our sales and marketing activities, including our branding efforts. As a result, our operating losses may increase. Our continued operational loss may have a material adverse effect upon the value of our common stock and may jeopardize our ability to continue our operations.

WE MUST ESTABLISH AND MAINTAIN STRONG BRAND IDENTITY TO COMPETE EFFECTIVELY.

         We believe that continuing to strengthen our "Genius" brand names and other brand names we license will be critical to achieve widespread acceptance of our products. Favorable public perception of our branded products will depend largely on our ability to continue providing users with high-quality products and the success of our marketing efforts. We plan to increase our marketing expenditures to create and maintain brand recognition. However, brand promotion activities may not yield increased revenues and, even if they do, any increased revenues may not offset the expenses we incur in building our brands.

IF WE CANNOT INTEGRATE THE BUSINESS OF COMPANIES OR PRODUCTS WE ACQUIRE, OUR BUSINESS MAY SUFFER.

         We recently completed the acquisition of American Vantage Media Corporation, and may conduct further acquisitions in the future. The integration of these acquisitions into our business requires significant management attention and may require the further expansion of our existing employee base. In order to manage our acquisitions effectively, we must maintain adequate operational, financial and management information systems and motivate and effectively manage an increasing number of employees. Our acquisitions have expanded our product offerings, operations and number of employees. Our future success will also depend in part on our ability to retain or hire qualified employees to operate our expanding businesses efficiently. If we cannot integrate our acquisitions successfully, these changes and acquisitions could have a material adverse effect on our business, financial condition, results of operations and cash flows.

THE LOSS OF ANY OF OUR MAJOR CUSTOMERS COULD HARM US.

         In 2004, our two largest customers, Target Corporation, and Dollar Tree Stores, Inc., accounted for 27% and 26% of our net revenues, respectively. In 2003, our two largest customers, Anderson Merchandising and Target Corporation accounted for 33% and 18% of our net revenues, respectively. In 2002, our two largest customers, Books are Fun, and Home Shopping Network, accounted for 31% and 17% of our net revenues, respectively. The loss of any of these significant customers could have a material adverse effect upon the value of our common stock and our business, operations and financial condition.

WE ARE DEPENDENT UPON KEY PERSONNEL.

         We are dependent on our executive officers, the loss of whom would have an adverse effect on us. While we have employment agreements with our executive officers, unforeseen circumstances could cause these persons to no longer be available to render their services to us. If we are unable to retain a skilled management team, it would have a material adverse effect upon the value of our common stock and our business, operations and financial condition. Under the terms of employment agreements with our executives, certain payments amounting to an aggregate maximum of approximately $1,110,500 could become due that might have a material adverse effect upon our liquidity and results of operations. Payments would be due if we have a change of control and our executives are terminated without cause. If an executive dies or is terminated without cause, severance pay averaging up to $206,250 per executive would be due.

WE MAY HAVE TO REPURCHASE SOME OF OUR OUTSTANDING COMMON STOCK AT PRICES HIGHER THAN CURRENT MARKET PRICES.

         During the period 1997 through 1999, we issued shares in Arizona, Pennsylvania and Washington for which no share registration filings were made under the securities laws of those states and for which exemptions or preemptions from registration may be unavailable. In order to comply with the laws of those states, we have voluntarily offered (in Arizona and Pennsylvania) and may offer (in Washington) to repurchase all such shares from investors who originally acquired them from us and who were residents in those states at the time of purchase. Each investor who accepts the offer received, or will receive, the price per share they originally paid, plus interest where applicable, accrued from the date of initial purchase to the date of repurchase.

         We previously estimated the potential cost to us of conducting this repurchase to be approximately $500,000 for the approximately 70,000 shares subject to repurchase (adjusted for the reverse stock split on April 10, 2001). Without an offer to repurchase the shares, we believe there was a greater risk that the stockholders involved would seek to exercise certain rights as creditors or seek to enforce claims for breach of contract, or file complaints with the applicable securities regulatory bodies. Such governmental bodies could have taken various actions against us requiring us to conduct these repurchase offers. In addition, interest would continue to accrue on the outstanding amounts owed to stockholders in Arizona, Pennsylvania and Washington at annual rates of 10%, 6% and 8%, respectively.

         The legal effect of our rescission offers is uncertain. Federal and most state securities laws do not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of stock that was not registered or qualified as required or was not otherwise exempt from such registration or qualification requirements. To the extent these securities laws claims are not barred and are brought against us by current or former holders of our securities, they could result in judgments for damages. If any of the offerees reject our rescission offer, we may continue to be liable under federal and state securities laws for up to an amount equal to the value of the common stock sold to them plus any statutory interest we may be required to pay. In addition, the rescission offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws.

         As described in more detail below in "Legal Proceedings," on September 23, 1999, the Securities Administrator of the State of Washington filed a Summary Order to Cease and Desist against us with the State of Washington Department of Financial Institutions Securities Division. The relief sought is that we cease and desist from violations of certain sections of the Securities Act of Washington. We are currently in discussions with the Securities Administrator to resolve all claims based on the allegations set forth in the Summary Order to Cease and Desist. We anticipate that any resolution of this matter with the Securities Administrator would include our making an offer to repurchase these securities for the amount paid for them, plus interest thereon from the date of purchase. We believe that because the price of our common stock is significantly lower than the original purchase price paid by affected stockholders, they would be likely to accept repurchase offers. If the Securities Administrator requires us to enter into an administrative order to resolve this matter, it may affect our business or our ability to raise capital in the State of Washington and those states where having an outstanding administrative order may result in the loss of certain available exemptions from registration of securities.

         We made voluntary rescission offers in Arizona and Pennsylvania, including an interest payment from the date of purchase at an annual rate of 10% and 6%, respectively, on the stock purchase price. We have paid a total of $117,362 to date to investors accepting the rescission offer in those states. We have accrued a liability of $395,172 as of December 31, 2004, representing the amount of stock purchased and accrued interest for Washington investors, including interest at an annual rate of 8%, and for one investor in Pennsylvania whose rescission offer is still pending.

WE ARE DEPENDENT UPON NEW PRODUCTS.

         Our future growth will be dependent on our ability to identify and develop products which can be sold at acceptable margins through wholesale and retail outlets, as well as on the Internet, and on our ability to acquire the necessary rights to market and distribute such products and to enter into arrangements with third-party manufacturers and distributors to produce and distribute such products. There can be no assurance that we will be successful in identifying and developing quality products that may be successfully marketed through these channels or in entering into relationships with third-party manufacturers and distributors. A failure to identify and develop new products would have a detrimental impact on our future performance.

WE ARE DEPENDENT ON OUR LICENSING AND DISTRIBUTION RELATIONSHIPS.

         Our future growth will be dependent on our ability to maintain our distribution and licensing relationships. There can be no assurance that we will be successful in maintaining and developing these relationships, or, that if we are successful in maintaining and developing these relationships, that our distribution and licensing relationships will result in a positive effect on our future performance.

OUR PRODUCTS ARE SUBJECT TO RETURNS.

         Major distributors to which we sell have in the past returned significant amounts of products to us if it has not sold in accordance with their expectations or if we have newer versions of the product available. We expect that they will continue to do so in the future and anticipate a certain level of returns, accounting for such when recognizing revenue based upon our historic return rates and estimates of returns based upon new product introduction. If product returns are significantly greater than we anticipate, it will negatively impact our net revenues.

OUR PRODUCTS ARE SUBJECT TO INDUSTRY AND CONSUMER TRENDS.

         Our growth in sales has been based in part on both the evolution of consumer tastes and preferences towards educational and entertaining products for babies and children, in part due to publicity on the effect of music on child development, and an increase in purchases of DVDs as a popular form of family entertainment. There are differences of opinion, however, in the scientific community regarding the positive impact of music and video products on child development, and a change in consumer tastes and preferences regarding our products may have an adverse effect on our results of operations. There can be no assurance that consumer tastes and preferences will continue to favor our products and marketing segments.

OUR 2004 REVENUES WERE PRIMARILY DRIVEN BY SALES OF VALUE PRODUCTS.

         A majority of our 2004 revenue was generated from the sale of value-priced DVDs. This is the most competitive segment of the industry and we anticipate extreme competition in 2005. We are launching new lines of branded DVDs in 2005, including Bazooka, National Lampoon, Sundance Channel Home Entertainment and Ifilm. There is no guarantee the new lines will sell through at retail at the level contemplated in our plan.

A MAJORITY OF THE CONTENT SOLD IN OUR CLASS CONTENT SEGMENT IS PUBLIC DOMAIN.

         Public domain content is easily accessible and many of our competitors release the exact same title at retail. Not all content that is believed to be in the public domain is in the public domain, and rights holders may require us to cease and desist the sale of content and/or pay them royalties. There is also the risk of significant royalties and penalties owed to the rights holders if we sell content believed to be in the public domain and later find out it is not.

OUR MARKETS ARE HIGHLY COMPETITIVE.

         Increased competition could result in reduced margins or loss of market share, any of which could harm both our retail and e-commerce businesses. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of our present and potential competitors enjoy substantial competitive advantages, including larger numbers of users, more fully developed e-commerce opportunities, larger technical, production and editorial staffs and substantially greater financial, marketing, technical and other resources. If we do not compete effectively or if we experience any pricing pressures, reduced margins or loss of market share resulting from increased competition, our business could be adversely affected.

RAPID TECHNOLOGICAL CHANGE COULD RENDER OUR CURRENT PRODUCTS OBSOLETE.

         The market for cassettes, CDs, VHS and DVD technology is subject to change. There can be no assurance that over time these technologies will not be affected by competition from another form of information storage and retrieval technology, such as on-line information services. A further strong advance in the technology surrounding cable and satellite that would give consumers access to information and entertainment may limit the expansion of the market for applications based on cassettes, CDs, VHS and DVDs. The replacement of our technology by another information storage and retrieval technology, or the replacement of existing technology by a new technology at a pace too rapid for production adjustments, may also have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO TRADEMARK INFRINGEMENT CLAIMS.

         We may be held liable for copyright or trademark infringement if the content or packaging of our cassettes, CDs, VHS, DVDs or other products infringes upon the copyrights or trademarks of others. Such claims of infringement, if brought, could have a material adverse affect on our business or financial condition. In addition, if it comes to our attention that third parties may be infringing upon the Baby Genius trademarks in certain product categories, we may prosecute as we deem necessary any such infringements. Defending our intellectual property rights may be costly in terms of legal fees and management time. Expenditure of significant legal fees could have a material adverse effect on our financial condition and no assurance can be made that we would prevail in any litigation defending our intellectual property rights. Failure to take necessary defensive legal action for lack of cash could result in compromising our rights to our intellectual property, which would have a material adverse effect on our business, our financial position and the value of our intellectual property.

WE ARE DEPENDENT UPON LONG-TERM FINANCING.

         Our ability to implement our business plan and grow is dependent on raising a significant amount of capital. We have sustained our operations in large part from sales of our equity. There can be no assurance that we will be able to successfully generate revenues or raise additional funds sufficient to finance our continued operations. In the long term, failure to generate sufficient revenues or obtain financing would have a material adverse effect on our business, operations and financial condition and would jeopardize our ability to continue our operations.

WE MAY NOT BE ABLE TO UTILIZE OUR NET OPERATING LOSS.

         During the years ended 1997 through 2004, we incurred losses resulting in a net operating loss carry-forward as of December 31, 2004 of $14,516,000 and $8,358,000 for federal and state income tax purposes, respectively. The federal and state net operating losses begin to expire in 2011 and 2024, respectively. Because we anticipate significant expenditures with respect to implementing our business plan, there is a risk that we will be unable to make enough profits, if any, during the net operating loss carry-forward period to realize the deferred income tax asset.

WE MAY INCUR INCREASED COSTS AS A RESULT OF RECENTLY ENACTED AND PROPOSED CHANGES IN LAWS AND REGULATIONS RELATING TO CORPORATE GOVERNANCE MATTERS AND PUBLIC DISCLOSURE.

         Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002, rules adopted or proposed by the SEC and new accounting pronouncements, will result in increased costs to us as we comply and evaluate the implications of these laws, regulations and standards and respond to their requirements. Any expenses required to comply with changing rules and regulations may result in increased general and administrative expenses and a diversion of management time and attention from our business. In addition, these new laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The effect of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on our board committees or as executive officers. We are presently evaluating and monitoring developments with respect to these laws and regulations and cannot predict or estimate the amount or timing of additional costs we may incur to respond to their requirements.

RISKS RELATED TO OUR COMMON STOCK

OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND MAY EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE VOLATILITY, WHICH SUBSTANTIALLY INCREASES THE RISK OF LOSS TO PERSONS OWNING OUR COMMON STOCK.

         Because of the limited trading market for our common stock, and because of the significant price volatility, stockholders may not be able to sell their shares of common stock when they desire to do so. In 2003, our stock price ranged from a high of $2.45 to a low of $0.72 and, in 2004, our stock price ranged from a high of $2.95 to a low of $1.15. The inability to sell shares in a rapidly declining market may substantially increase the risk of loss as a result of such illiquidity and the price for our common stock may suffer greater declines due to its price volatility.

OUR COMMON STOCK IS TRADED ON THE OTCBB, WHICH MAY BE DETRIMENTAL TO INVESTORS.

         Our shares of common stock are currently traded on the Over the Counter Bulletin Board, or the OTCBB. Stocks traded on the OTCBB generally have limited trading volume and exhibit a wide spread between the bid/ask quotation.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES WHICH MAY BE DETRIMENTAL TO INVESTORS.

         Our common stock is subject to Rule 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of such common stock. Additionally, our common stock is subject to the SEC regulations for "penny stock." Penny stock includes any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

WE WILL INCUR CERTAIN EXPENSES IN CONNECTION WITH THIS REGISTRATION.

         We are required to pay the fees and expenses incurred by us incident to the registration of the shares under this registration statement, and to reimburse the fees and disbursements of counsel for certain of the selling stockholders up to $7,500. We have also agreed to indemnify certain of the selling stockholders against losses, claims, damages and liabilities arising out of relating to any misstatements or omissions in this registration statement or prospectus, including liabilities under the Securities Act.

                                 USE OF PROCEEDS

         This prospectus relates to 18,782,216 shares of our common stock, which may be sold from time to time by the selling stockholders. We will not receive any part of the proceeds from the sale of common stock by the selling stockholders. If all warrants are fully exercised without using any applicable cashless exercise provisions, we will receive approximately $20,874,910 in cash from the warrant holders. Any proceeds received by us from the exercise of the warrants will be used by us for general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock trades on the OTCBB under the symbol "GNPI.OB." The market represented by the OTCBB is extremely limited and the price for our common stock quoted on the OTCBB is not necessarily a reliable indication of the value of our common stock. The following table sets forth the high and low bid prices for shares of our common stock for the periods noted, as reported on the OTCBB. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The last reported sales price per share of our common stock, as reported by the OTCBB on May 10, 2005, was $1.94.

                   YEAR                     PERIOD                 HIGH                   LOW
           --------------------    --------------------    --------------------    --------------------
             Fiscal Year 2003         First Quarter                $1.18                  $0.76
                                      Second Quarter               $1.26                  $0.72
                                      Third Quarter                $1.85                  $1.01
                                      Fourth Quarter               $2.45                  $1.20
             Fiscal Year 2004         First Quarter                $2.95                  $1.95
                                      Second Quarter               $2.40                  $1.45
                                      Third Quarter                $2.00                  $1.15
                                      Fourth Quarter               $1.94                  $1.34
             Fiscal Year 2005         First Quarter                $2.45                  $1.45

         Our common stock is subject to Rule 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.

STOCKHOLDERS

         As of March 31, 2005, we had 39,534,136 shares of common stock issued and outstanding which were held by approximately 389 stockholders of record, including the holders that have their shares held in a depositary trust in "street" name. The transfer agent for our common stock is Interwest Transfer Company, 1981 East 4800 South, Salt Lake City, Utah 84117.

                                 DIVIDEND POLICY

         Our board of directors determines any payment of dividends. We have never declared or paid cash dividends on our common stock. We do not expect to authorize the payment of cash dividends on our shares of common stock in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements and other business and financial considerations.

                                    BUSINESS

OVERVIEW

         We are an entertainment company that produces, publishes and distributes films, videos and music on digital video discs, or DVDs, videos, or VHS, and compact discs, or CDs, under a variety of branded names and non-branded names. Our products are sold at traditional, direct response, mail order and internet retailers nationwide and, to a lesser extent, internationally.

         Through our "Branded Distribution Network," we currently own or have the rights to publish DVDs, VHS and audio CDs under the trademarked brands described in the following table. These brands include both proprietary and licensed brands. We also offer non-branded DVDs and other products as described below. We intend to continue to build our Branded Distribution Network by developing additional branded products through both internal development and licenses from third parties.

PROPRIETARY DVD/VHS             PROPRIETARY MUSIC      LICENSED MUSIC                  OTHER/GIFT
------------------------------- ---------------------- ------------------------------- ------------------------------
Baby Genius(R)                  Baby Genius(R)         Beatrix Potter(TM)              Zoo Babies(R) Plush Collection

Kid Genius(R)                   Kid Genius(R)          Guess How Much I Love You(TM)   Gift Sets

Genius Entertainment(R)         Wee Worship(TM)        Curious George(R)               Jewelry
Wee Worship(TM)                 Tranquility            Spot the Dog(TM)
Wellspring                                             Raggedy Ann and Andy(TM)        AUDIO
Movie / TV Classics                                    Paddington Bear(TM)             ------------------------------
                                                       Rainbow Fish(TM)                The Twilight Zone(TM)
LICENSED DVD/VHS                                       The Snowman(TM)                 Zero Hour(TM)
-------------------------------                        The Little Tikes(R)
TV Guide(R)                                            Tonka(R)
AMC(R) Movies                                          My Little Pony(R)
AMC TV for Movie People(TM)
AMC Monsterfest(TM)                                    Jay Jay the Jet Plane(R)
Bazooka(R)
Hollywood Classics(TM)
IFILM(R)
National Lampoon(R)
Sundance Channel Home
     Entertainment(TM)

RECENT DEVELOPMENTS

         On March 21, 2005, we completed our acquisition of American Vantage Media Corporation, or AVMC, a subsidiary of American Vantage Companies, or AVC. The acquisition was completed through an agreement and plan of merger which provided for the issuance to AVC of (i) 7,000,000 shares of our common stock and
(ii) warrants to purchase 1,400,000 shares of our common stock, half at an exercise price of $2.56 per share and half at an exercise price of $2.78 per share, plus our assumption of approximately $6.3 million in debt of AVMC. A subsidiary of AVMC is Wellspring Media, Inc., which owns the rights to a substantial film library, as discussed further below.

         On March 2, 2005, we completed our reincorporation from the State of Nevada to the State of Delaware. The reincorporation was accomplished by merging our company into a newly formed Delaware corporation and converting each share of our company's common stock into one share of the common stock of the Delaware corporation. The reincorporation had no impact on our business or operations. Certificates that represent shares of the common stock of the Nevada corporation automatically represent the same number of shares of the Delaware corporation.

CORPORATE STRUCTURE

         We were incorporated in the State of Nevada on January 8, 1996 under the name Salutations, Inc., or Salutations. In September 1997, Salutations acquired all of the outstanding shares of a company called International Trade and Manufacturing Corporation, or ITM, a Nevada corporation founded in 1992. Immediately after the acquisition, Salutations assumed all of the operations and businesses of ITM and changed its name to International Trading and Manufacturing Corporation, or ITMC. In October 1999, we changed our name from International Trading and Manufacturing Corporation to Genius Products, Inc. to reflect our primary business of producing, publishing and distributing audio and video products. On March 2, 2005, we changed our state of incorporation from the State of Nevada to the State of Delaware through a merger with a newly formed subsidiary in Delaware.

DVD AND VHS PRODUCTS

         Our business is based on a new model for the distribution and marketing of entertainment content, with a shift in emphasis away from the traditional studio model which is content oriented, towards a model which is retailer oriented. Our model focuses on the buying patterns and habits of consumers with specific demographics. As we add more content to our libraries, we intend to acquire, develop or distribute products with credible value and brand them for relevance. We will attempt to limit financial exposure through detailed ROI analysis and limited advances and development funds. We also utilize our "Branded Distribution Network" which is a specialized distribution strategy with broad access to retail outlets. We also employ superior merchandising methods, an effective supply chain and a scaleable infrastructure with low content and production costs.

         Our products are sold in retail outlets nationwide under well-known brands, including AMC, TV Guide, IFILM, Sundance Channel Home Entertainment, Bazooka, National Lampoon, Baby Genius and Wellspring.

         We primarily sell entertainment products in the following segments:

                  1. Independent Films
                  2. Classics
                  3. Family
                  4. Comedies
                  5. Lifestyle
                  6. Special Interest
                  7. Health and wellness

         We intend to continue to expend additional resources on producing, distributing and acquiring relevant content to support our Branded Distribution Network. We intend to continue to acquire rights to film and television libraries and/or enter into distribution agreements with major content suppliers. Our recent acquisition of AVMC and its Wellspring library gives us a substantial library of high quality content consisting of over 750 feature films and documentaries and 800 short films. We believe this acquisition will drive value in the independent film niche, and the lifestyle, special interest and health and wellness segments.

CD AND OTHER PRODUCTS

         PROPRIETARY CHILDREN MUSIC

         In September 1998, we developed a line of classical music CDs and cassettes for children under the Baby Genius brand name. Certain published reports at the time indicated that classical music could play an important positive role in a child's intellectual development. We publish, distribute and license a line of musical CDs under the Baby Genius brand name which come in three series: Classical, Instrumental and Vocal. We currently have 23 titles in our Baby Genius music catalog. The CDs are sold individually, in 2-packs and in 3-packs. They are endorsed by Public Radio Music Source and Minnesota Public Radio, or MPR, a subsidiary of Minnesota Communications Group, or MCG. MCG funded a portion of the Baby Genius development costs and has been instrumental in assisting us to obtain classical music licenses. MPR and MCG are both current stockholders and continue to work with us on music licensing and production.

         In 2003, we introduced the first two Kid Genius titles. While Baby Genius products are developed for children up to the age of three, Kid Genius music is targeted for children ages three to seven. Future releases are currently under consideration. In 2003 we also introduced the Wee Worship branded line of Christian music for children. We currently have eight titles in this line, with an additional two scheduled for introduction in 2005.

         LICENSED CHILDREN'S MUSIC

         We have focused on developing, producing and acquiring the music rights to quality children's entertainment and toy brands. In addition to developing our own Genius brand-name products, we are seeking licenses for the audio and/or video rights for established third-party properties. In this regard, we have identified high-quality brands that have not licensed their music rights. Since 2003, we have successfully introduced many licensed music properties, including My Little Pony, Tonka, Jay Jay the Jetplane, Guess How Much I Love You, Rainbow Fish, Curious George, Paddington Bear, Raggedy Ann and Andy, The Snowman and Spot, with more new titles slated for 2005. We intend to continue to seek to license additional properties in the future. We also license the Baby Genius brand to third-party companies for a variety of products, including books.

         INTERACTIVE LISTENING STATION MUSIC

         In November of 2004, we launched two different interactive music programs: Hits and Lifestyles. Hits music focuses on major label artists from the 60's, 70's, 80's and 90's. Lifestyles music genres include categories such as classical, instrumental, contemporary, new age, world and seasonal. Both the Hits and Lifestyles programs have a fixture in the store dedicated solely to music. This fixture allows the customer to sample each title, by allowing them to touch a panel on the fixture and hear a 60 second preview of each CD featured on the unit. We intend to expand this segment of our business.

OTHER PRODUCTS

         We are developing other CD products and gift sets that we expect to market to our existing retail customers. These products utilize our ability to create and provide quality products through our existing distribution channels.

         Zoo Babies are collectible plush animals on pillows. We have designed 24 styles of Zoo Babies and launched several styles in the third quarter of last year through our existing distribution channels.

         We have created a line of gift sets that includes audio CDs and a value-added item such as a picture frame or gift cards, ornaments or plush toys.

DISTRIBUTION

         We utilize a distribution facility located centrally in Atlantic, Iowa. We sell our products directly to retailers and through key select distribution companies. We have excellent relationships with retailers nationwide and is a direct supplier to nearly every major retailer or major distributor that carries video and/or music products. We have distribution in approximately 25,000 retail locations. Our products can be found at retail outlets nationwide, including mass retail stores such as Target, Wal-Mart, Kmart, Meijers, ShopKo, Costco and Sam's Club; children's toy stores such as Toys R Us and Babies R Us; music and video stores such as Best Buy and Circuit City; bookstores such as Borders and Barnes & Noble; internet retailers such as Amazon.com and Netflix and other non-traditional outlets.

         We have entered into distribution agreements with companies located in the United States, Canada, the Philippines, Singapore and Hong Kong. In each of these instances, we receive licensing fees for the licensed products that are produced and sold by the licensees. These products include proprietary music and video products in certain countries and products developed by the licensees for sale that utilize Genius Products brand names and marks. We have also engaged licensing agents to assist us in licensing broadcast rights for our proprietary music and video products. While we hope to enter into relationships with other domestic and international distributors, there can be no assurance that we will do so or, if we do enter into any such relationships, that they will be profitable.

MARKETING AND SALES

         Our marketing and sales strategies are designed to support the sale of products for the retail, Internet and licensing components of our business. We use what we consider to be innovative and relatively low-cost marketing techniques, including public relations, promotional programs, in-store advertising programs and cross-marketing with customers of our strategic partners which are useful for marketing purposes but do not generate revenues directly. We continue to exhibit our products at select industry trade shows. Our new products are marketed to our existing mass-market retail customers through our existing distribution channels.

         We own the majority of our vocal and instrumental music content. We have built a considerable catalog of royalty-free children's music that allows us to use low-cost music for most of our audio products.



         In 2004, our two largest customers, Target Corporation, and Dollar Tree Stores, Inc., accounted for 27% and 26% of our net revenues, respectively. In 2003, our two largest customers, Anderson Merchandising and Target Corporation accounted for 33% and 18% of our net revenues, respectively. In 2002, our two largest customers, Books are Fun and Home Shopping Network, accounted for 31% and 17% of our net revenues, respectively.

TRADEMARKS AND LICENSES

         TRADEMARKS

         We use multiple trademarks to distinguish our products, including Genius Entertainment, Baby Genius, Kid Genius and Hollywood Classics. In addition, our recently acquired subsidiaries American Vantage Media and Wellspring Media have a portfolio of trademarks that they use to distinguish and protect their films and related products. These and other trademarks are the subject of registrations and pending applications filed by us for use with a variety of products and other content, and we have an active program to expand our usage and registration of trademarks. We regard our rights in and to our trademarks and materials as valuable assets in the marketing of our products and vigorously seek to protect them against infringement and denigration by third parties.

         THIRD-PARTY LICENSES

         A substantial portion of our business is dependent upon licenses that we obtain from third parties relating primarily to entertainment content, such as film, video and music. We also license the right to use well-known brands that we associate with our products, such as TV Guide, AMC and Hollywood Classics. In addition, the Wellspring film library that we recently acquired includes a large number of third-party licenses to films and documentaries in the library.

         In September 2003, we executed a license agreement for the exclusive right to distribute worldwide a majority of Falcon Picture Group's audio and video products, with AMC and TV Guide branded DVD movie and television collections in the United States and Canada. This license agreement calls for a royalty to be paid on the sales of the video and audio products.

         We license our classical music from Naxos of America, Inc. The various license agreements we have with Naxos terminate upon the expiration of the copyright of the music that is held by Naxos, or upon our discontinuation of the product line. We also pay royalties to other parties for selected songs that were chosen for inclusion in our products.

         Also as discussed above, we have entered into licensing agreements to develop, manufacture and distribute music CDs in association with the licenses Guess How Much I Love You, Rainbow Fish, Curious George, Paddington Bear, Raggedy Ann and Andy, The Snowman, Spot, Beatrix Potter, My Little Pony, Little Tikes and Tonka. These agreements call for a royalty to be paid on all related music sales. Ownership of the music we create for these products becomes the property of the licensor.

SUPPLIERS AND COMPLIANCE WITH ENVIRONMENTAL LAWS

         We are able to obtain our CDs, videos and DVDs from a variety of suppliers. These items are readily available, and we would not expect our production to be seriously affected by the failure of any one supplier. We are not aware of any environmental laws that affect our business.

INTERNET BUSINESS

         Consumers who visit our retail website at www.geniusproducts.com can purchase our music and video products directly from us. We are also creating a business-to-business section that will allow smaller independent retailers to order our products for resale in their stores. We believe that a continued Internet presence is desirable because it aids in consumer sales, business-to-business sales and name recognition and, in doing so, assists our retail business.

COMPETITION

         The retail and Internet markets for entertainment products, including cassettes, CDs, videos and DVDs, are highly competitive. We face significant competition with respect to the number of products currently available, pricing and in securing distribution at retail outlets. The costs of entry into the retail and Internet markets for competitive products are low, and there are no significant barriers to entry. There are many companies who could introduce directly competitive products in the short term that have established brand names, are better funded, have established distribution channels and have greater resources than us.

         These established companies include Disney, Fox, Paramount, Sony, Time-Warner, Lionsgate and more. Within the category of children's music, established competitors include Disney, Kid Rhino, Madacy, Music for Little People, St. Clair, Direct Source, Twin Sisters, Great American Audio, Razor & Tie and more. Within the category of videos for children, established competitors include the Baby Einstein and Winnie-the-Pooh series by Disney Home Video, Barney series by Lyrick Studios, Dr. Seuss series by Fox Home Entertainment, Little Bear series by Paramount Home Video, Paddington Bear series by Time-Life, Sesame Street series by Sony Wonder, Teletubbies and Boohbah series by PBS Home Video/Warner, Madeleine, The Jungle Book, The Little Mermaid, Fisher Price, Leapfrog, Brainy Baby and So Smart.

EMPLOYEES

         We currently have 47 full-time employees and 7 part-time employees, including the employees of AVMC who were added in March 2005. None of our employees are represented by an organized labor union. We believe our relationship with our employees is good, and we have never experienced an employee-related work stoppage.

FACILITIES

         In November 2003, we entered into a sublease agreement for a 5,603 square foot facility located in Solana Beach, California, which we use as our principal executive offices. This sublease is for a five-year term which commenced in January 2004. Our monthly rent for this space is as follows:

         MONTH OF TERM                                              AMOUNT
         -------------                                              ------
         1-12.................................................      $11,206
         13-24................................................      $11,598
         25-36................................................      $12,001
         37-48................................................      $12,421
         49-60................................................      $12,856

         In addition to the monthly rent, we will pay for increases in common area expenses over the base year of 2004. We also have the option to extend the lease for an additional five-year period.

         On December 31, 2003, we entered into a sublease arrangement with the Meader Family Limited Trust, a related party, under which we rent a portion of a warehouse facility (approximately 8,000 square feet) in Atlantic, Iowa, for a monthly rent of $2,900. This centrally located facility is used to distribute our products to certain customers. The lease expires in December 2007.

         Also on December 31, 2003, we entered into a sublease arrangement with Ekelund Properties, LLC, a related party, under which we rent sales offices (approximately 1,300 square feet) in Excelsior, Minnesota, for a monthly rent of $1,200. This lease expired in January 2005.

         On October 15, 2004, we entered into a sublease agreement for a 1,670 square foot facility located in Bentonville, Arkansas. This sublease has a term of 5 years and expires in October 2009. The monthly rent for this facility is $1,879 with an annual increase of 3 percent.

         We believe that these facilities are adequate for our immediate future. However, as we have recently completed a major acquisition, we will be reviewing our space needs as a part of the integration process and may likely keep an office in New York City.

LEGAL PROCEEDINGS

         Except as described below, we are not a party to any legal or administrative proceedings, other than routine litigation incidental to our business that we do not believe, individually or in the aggregate, would be likely to have a material adverse effect on our financial condition or results of operations.

     WELLSPRING MATTER

         On March 21, 2005, we completed our acquisition of American Vantage Media Corporation and its subsidiary, Wellspring Media, Inc. On or about March 14, 2005, a complaint was filed in U.S. Bankruptcy Court for the District of Delaware against Wellspring requesting a judgment in excess of $3,000,000. The complaint was filed by the Chapter 7 Trustee of the Winstar Communications, Inc. Estate. The details of this matter are discussed below.

         In September 2001 (prior to the acquisition of Wellspring by AVMC), Winstar (or its predecessor) sold a subsidiary, Winstar TV & Video, to Wellspring in exchange for $2,000,000 in cash and a promissory note in the amount of $3,000,000. The merger agreement provided that in the event the working capital of Winstar TV & Video was determined to be less than $3,000,000 at the closing of the merger, the sole remedy of Wellspring was a reduction in the principal amount of the promissory note by the difference between $3,000,000 and the actual amount of the working capital. The accountants for Wellspring determined that at the time of the closing of the merger, Winstar TV & Video had a working capital deficit. Based upon this determination and the provisions of the merger agreement, Wellspring determined that the amount due under the promissory note should be reduced to zero, and as a result no payment was made. On November 30, 2001, Wellspring informed Winstar of its determination regarding the working capital deficit, and Winstar subsequently advised Wellspring that it disputed the determination. Since 2001, Wellspring and Winstar have engaged in discussions in an effort to settle the dispute over the working capital calculation, but no settlement has been reached.

         We have not been involved in these matters until only recently, and so have not had an opportunity to evaluate the merits of Winstar's claims or determine whether Wellspring has meritorious defenses. However, we believe that, if an adverse judgment against Wellspring occurs or an adverse settlement is reached, our subsidiaries Wellspring and AVMC will be entitled to full indemnification against any such losses by the initial owners of Wellspring (prior to AVMC), and we will be entitled to indemnification by American Vantage Companies. However, if the outcome of this litigation is adverse to us and we are required to pay significant monetary damages that are not indemnified by others, our financial condition and results of operations will likely be materially and adversely affected.

     SECURITIES MATTERS

         During the period 1997 through 1999, we issued approximately 70,000 shares in Arizona, Pennsylvania and Washington, for which no share registration filings were made under the securities laws of those states and for which exemptions from registration appear to be unavailable. We made voluntary rescission offers in Arizona and Pennsylvania, including an interest payment from the date of purchase at an annual rate of 10% and 6%, respectively, on the stock purchase price. We have paid a total of $117,362 to date to investors accepting the rescission offer in those states.

         On September 23, 1999, the Securities Administrator of the State of Washington filed a Summary Order to Cease and Desist with the State of Washington Department of Financial Institutions Securities Division against us, the Martin Consulting Group, Martin H. Engelman, and their employees and agents. The relief sought is that the respondents cease and desist from violations of RCW 21.20.140, 21.20.040, and 21.20.010 of the Securities Act of Washington. The 1999 Summary Order to Cease and Desist alleges, among other things, that Mr. Engelman and our company offered to sell shares of our common stock that were not registered in the state or otherwise qualified for an exemption from registration. Mr. Engelman represented us at the Third Annual Seattle Money Show and provided information to interested parties about us and our products.

         We are currently in discussions with the Securities Administrator to resolve all claims based on the allegations set forth in the Summary Order to Cease and Desist. This administrative order may affect our business or our ability to raise capital in the State of Washington and those states where having an outstanding administrative order may result in the loss of certain available exemptions from registration of securities. If we are unable to resolve this matter without vacating the current administrative order, we would likely contest the Summary Order to Cease and Desist at a hearing. The potential costs of a hearing and the uncertainty of the outcome may lead us to conclude, however, that not contesting the 1999 Washington Summary Order to Cease and Desist will likely be in our best interests.

         We anticipate that any resolution of this matter with the Securities Administrator would include our making an offer to repurchase these securities for the amount paid for them, plus interest thereon from the date of purchase at an annual rate of 8%. A total of approximately $264,000 of our shares of common stock was sold in the State of Washington. We have accrued a liability of $395,172 as of December 31, 2004, representing the amount of stock purchased and accrued interest for Washington investors and for one investor in Pennsylvania whose rescission offer is still pending. We believe that because the price of our common stock is significantly lower than the original purchase price paid by affected shareholders, they are likely to accept repurchase offers.

                                             SELECTED CONSOLIDATED FINANCIAL INFORMATION


                                                                                YEAR ENDED DECEMBER 31
STATEMENT OF OPERATIONS DATA:                           2000             2001             2002             2003             2004
                                                   ---------------------------------------------------------------------------------
Net revenues                                       $  1,344,016     $  1,348,768     $  2,143,700     $  3,068,506     $ 16,629,932

Total Costs of revenues                               1,042,856          645,043        1,591,547        2,149,510       13,893,434

Operating expenses:
Product development                                     522,804          335,984          384,883          428,465          956,521
Sales and marketing                                     566,805          414,897          382,465        1,020,860        2,166,785
General and administrative                            1,818,083        2,285,976        2,536,878        2,081,651        5,107,547
                                                   ---------------------------------------------------------------------------------

Total costs and expenses                              3,950,548        3,681,900        4,895,773        5,680,486       22,124,287

Loss from operations                                 (2,606,532)      (2,333,132)      (2,752,073)      (2,611,980)      (5,494,355)

Other income (expense)                                    6,131           14,125           (8,562)
Interest expense                                        (25,160)         (93,100)         (41,340)        (144,021)        (542,451)
                                                   ---------------------------------------------------------------------------------

Loss before provision for income taxes               (2,631,692)      (2,426,232)      (2,787,282)      (2,741,876)      (6,045,368)

Provision for income taxes                               (1,600)            (800)            (800)            (800)            (800)
                                                   ---------------------------------------------------------------------------------

Net loss                                           ($ 2,633,292)    ($ 2,427,032)    ($ 2,788,082)    ($ 2,742,676)    ($ 6,046,168)
                                                   =================================================================================

Basic and diluted loss per common share:
Net loss per share                                 ($      0.80)    ($      0.48)    ($      0.20)    ($      0.16)    ($      0.25)
                                                   =================================================================================

Basic and diluted weighted average common shares      3,304,868        5,016,717       13,838,743       17,574,405       23,826,584
                                                   =================================================================================


                                                                                      DECEMBER 31
                                                        2000             2001             2002             2003             2004
                                                   ---------------------------------------------------------------------------------
BALANCE SHEET DATA:
Cash and cash equivalents                          $     54,928     $     27,998     $    745,993     $    941,332     $  1,223,881
Working capital                                        (630,295)        (514,900)         590,395        1,150,233        1,102,297
Total assets                                            917,008          894,612        2,283,029        5,575,128       12,996,166
Redeemable common stock                                 473,860          499,450          465,777          490,932          395,172
Total shareholders' equity (deficit)               ($   695,213)    ($   701,384)    $  1,053,360     $  2,722,554     $  4,431,860


                                                                 16

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. See "Forward-Looking Statements."

GENERAL

         We are an entertainment company that produces, publishes and distributes films, videos and music on digital video discs, or DVDs, videos, or VHS, and compact discs, or CDS, under a variety of branded and non-branded names. Our products are sold at retail outlets nationwide, and, to a lesser extent, internationally, either through distributors or through retailers that we sell to directly. We also sell our products through various websites on the Internet, including our own, www.geniusproducts.com. Our current business includes revenues from three major sources, as follows:

         o Sales of branded proprietary and licensed DVDs and VHS (82.6% of gross revenues for 2004);
         o Sales of branded proprietary and licensed music audio CDs and cassettes (15.2% of gross revenues for 2004); and
         o Sales of non-branded DVDs and music CDs (2.2% of gross revenues for 2004).

         Revenues from royalties, licensing and other revenue were not significant in 2004 as we have terminated our distribution agreement with Warner Home Video and discontinued sales of jewelry in fourth quarter 2004

         Consistent with other retail product distributors, we experience some degree of sales seasonality. Our second quarter (period ending June 30) is typically the lowest sales period and our fourth quarter the highest. However, we have grown significantly over the past few quarters, and therefore our changes in revenues may not track industry seasonality norms. In addition, we will be placing a higher focus on our branded and proprietary business and less of a focus on value-priced products. This transition may affect future quarterly results.

         We do not report our different products as segments because we do not allocate our resources among products nor to we measure performance by product. Finally, we do not maintain discrete financial information regarding product lines. Our chief operating decision maker receives financial information taken as a whole. Due to our size and limited resources, our sales, marketing and product development efforts are performed by the same personnel who support all products. Our warehousing costs also reflect support of all products and cannot be distinguished among product lines. In addition, we do not report our retail operations, representing sales over the Internet, as a separate segment as they are immaterial, representing less than 1% of revenues. Our Internet presence is maintained primarily for advertising and brand recognition purposes.

         On March 2, 2005, we entered into a securities purchase agreement with certain institutional investors related to the private placement of 6,518,987 shares of our common stock and five-year warrants to purchase 1,303,797 shares of our common stock, half at an exercise price of $2.56 per share and half at an exercise price of $2.78 per share. The transaction closed on March 3, 2005 and we realized gross proceeds of $10.3 million from the financing, before deducting commissions and other expenses. We are obligated to register the shares of common stock issued in the private placement for resale on a registration statement to be filed within 60 days after the closing. We will use our best efforts to cause the registration statement to become effective within 120 days of the date of the securities purchase agreement (165 days if the SEC chooses to review the registration statement). Failure to file a registration statement or for it to become effective within the required timeframes will result in the payment of liquidated damages to the purchasers.

         On March 21, 2005, we completed our acquisition of American Vantage Media Corporation. The acquisition was completed through an agreement and plan of merger which provided for the issuance to AVC of (i) 7,000,000 shares of our common stock and (ii) warrants to purchase 1,400,000 shares of our common stock, half at an exercise price of $2.56 per share and half at an exercise price of

$2.78 per share, plus our assumption of approximately $6.3 million in debt of AVMC. A subsidiary of AVMC is Wellspring Media, Inc., which owns the rights to a substantial film library. The shares issued AVC and the shares underlying the warrants issued to AVC are included in the shares being offered for sale pursuant to this prospectus.

CRITICAL ACCOUNTING POLICIES

         ACCOUNTS RECEIVABLE. The allowance for doubtful accounts and provision for sales returns includes management's estimate of the amount expected to be lost or returned on specific accounts and for losses or returns on other as yet unidentified accounts included in accounts receivable. In estimating the allowance component for unidentified losses and returns, management relies on historical experience and takes into account current information obtained from retailers including retail sell-through data and retail inventory data as available. The amounts we will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts and provision for sales returns in the accompanying financial statements.

         INVENTORIES. Inventories consist of raw materials and finished goods and are valued at the lower of cost or market. Cost is determined on a first-in-first-out method of valuation. We regularly monitor inventory for excess or obsolete items and make any valuation corrections when such adjustments are needed. In 2004, we recorded an inventory reserve of $474,358 across all product lines. There was no reserve taken for inventories in 2003. In 2002, the company took an inventory write-down of $30,000.

         LONG-LIVED ASSETS. Depreciation and amortization of property and equipment are provided over the estimated useful lives of the assets using the straight-line method. Music production masters are stated at cost net of accumulated amortization. Costs incurred for music production masters, including licenses to use certain classical compositions, royalties, and recording and design costs, are capitalized and amortized over a three or seven year period using the straight-line method from the time a title is initially released, consistent with the estimated timing of revenue for a title.

         We capitalize the costs of production and acquisition of film libraries. Costs of production include costs of film and tape conversion to DLT master format, menu design, authoring and compression. These costs are amortized to direct operating expenses in accordance with Statement of Position 00-2, Accounting by Producers or Distributors of Films, using the individual film forecast method over a period of 10 years. Costs are stated at the lower of unamortized film costs or estimated fair value. Films classified as part of a library have an initial release date of more than three years prior to acquisition. For acquired film libraries, ultimate revenue includes estimates over a period not to exceed ten years. Management regularly reviews and revises when necessary its ultimate revenue and cost estimates, which may result in a change in the rate of amortization of film costs and/or a write-down of all or a portion of the unamortized costs of the library to its estimated fair value. No assurances can be given that unfavorable changes to revenue and cost estimates will not occur, which may result in significant write-downs affecting our results of operations and financial condition.

         Patents and trademarks covering a number of our products are being amortized on a straight-line basis over 5 to 17 years.

         Long-lived assets are reviewed annually for impairment and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is necessary when the undiscounted cash flows estimated to be generated by the asset are less than the carrying amount of the asset.

         REVENUE RECOGNITION. Revenues are recorded upon the shipment of goods. Costs of sales and an allowance for returns are also recorded at the time of shipment. The allowance for returns calculation is based upon an analysis of historical customer and product returns performance as well as current customer inventory data as available. Updates to the returns calculation is performed quarterly. Sales made under consignment or guaranteed sales arrangements are not recognized as net revenue until such time that cash is received for the sale and release of return liability is confirmed by the customer.

         INCOME TAXES. Deferred taxes are accounted for using an asset and liability approach, whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation
                                       18
allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RESULTS OF OPERATIONS - 2004 COMPARED TO 2003

         DVD and VHS revenues for our fiscal year ended December 31, 2004 were composed primarily of sales of our non-branded movies and television shows distributed on DVD and to a lessor extent AMC, TV GUIDE and Hollywood Classic branded classic movies and television shows. DVD and VHS revenues were $15,967,711 during 2004, as compared to $876,285 during 2003. This large increase of 1722% was due primarily to our launch during 2004 of non-branded classic movie and television shows on DVD and VHS, which accounted for $11,096,371 of the increase in 2004 revenues. The remaining increase of $3,995,055 was attributable primarily to sales of branded content on DVD and VHS during 2004.

         Audio revenues for fiscal 2004 were composed of Baby Genius, Kid Genius, licensed music CDs, Interactive music programs and a Value music product sold at an entry level price point at retail. Audio revenues increased $797,141, or 37%, in 2004 to $2,946,237, compared to $2,149,096 in 2003. The increase in audio revenues was the result of increased sales of licensed music products and the introduction of the Interactive and Value audio products in 2004. The increases were slightly offset by a decline in sales of Baby Genius and Kid Genius audio products.

         Royalties, licensing and other revenues are composed of royalties from our prior agreement with Warner Home Video, licensing fees from the license of our Baby Genius brand name, Zoo Babies and other plush gift products. Royalties, licensing and other revenues were $420,299 in 2004 compared to $456,110 in 2003, a decrease of $35,811, or 8%, primarily due to reductions in royalties and licensing revenue.

         Total gross revenues increased $15,852,756, or 455%, during 2004 to $19,334,247, as compared to $3,481,491 in 2003 due primarily to increased sales of the new DVD products as discussed above. During 2004, two customers each accounted for more than 10% of sales during the period, and in total represented 53% of gross revenues for the year.

         Sales returns, discounts and allowances increased $2,291,330, or 555%, to $2,704,315, or 14% of gross revenues, in 2004, as compared to $412,985, or 12% of gross revenues, in 2003. The provision for sales returns, discounts and allowances in the 2004 period were affected by a change in product mix, customer mix, and the significant increase in sales volume.

         Net revenues increased by $13,561,426, or 442%, to $16,629,932 for 2004, from $3,068,506 for 2003, due primarily to the increase in sales of our new DVD products as discussed above.

         Cost of sales consists primarily of the cost of products sold to customers, packaging and shipping costs, amortization of production masters, and royalties paid on sales of licensed products. For analytical purposes, we review amortization of production masters as a stand-alone cost element and discuss the aggregate cost of producing, packaging, and shipping of the audio, DVD, and royalty, licensing and other products.

         Audio cost of sales in 2004 was 40% of audio revenues, as compared to 50% in 2003. This improvement was due to increased sales of higher margin licensed music, and a shift of sales from third-party distribution to our direct sales force. DVD and VHS cost of sales in 2004 was 71.7% of DVD and VHS revenues, as compared to 53.2% for 2003. 2004 DVD product mix was heavily skewed towards our lower margin, value-priced DVDs, as compared to 2003. Costs of revenues were 77.4% for royalty, licensing and other revenues in 2004 as compared to 56.9% in 2003. This increase is due to a change in product mix, as high margin licensing revenues decreased as compared to 2003.

         Amortization of production masters increased $476,911, or 233%, to $681,404 for 2004 as compared to $204,493 for 2003. We currently anticipate that product development amortization expenses will continue to increase as capitalized product development costs are amortized at the same ratio as expected DVD library revenues.

         We took a $474,358 charge to cost of sales in the fourth quarter of 2004 to establish an inventory reserve for obsolete product. This was deemed necessary as the product strategy for fiscal 2005 will evolve given the acquisition of the Wellspring library. See Note 14 to the financial statements.

         Warehouse expenses increased by $115,843, or 84%, to $253,864 in 2004 as compared to $138,021 in 2003, as increased sales and inventory levels resulted in higher freight-in and warehouse operations costs. However, warehouse expenses as a percentage of gross sales decreased from 4.0% in 2003 to 1.3% in 2004.

         Sales and marketing expenses increased by $1,145,925, or 112%, to $2,166,785 in 2004 as compared to $1,020,860 in 2003. This increase was due primarily to increased personnel costs and variable commissions payable to an outside sales representative. Sales and marketing expense as a percentage of net revenues decreased from 33.3% in 2003 to 13.0% in 2004.

         Product development expenses increased by $528,056, or 123%, to $956,521 in 2004 as compared to $428,465 in 2003. The increase is attributed to increased personnel and consulting costs as related to the new product releases in 2004. Product development expense as a percentage of net revenues decreased from 14% in 2003 to 5.7% in 2004.

         General and administrative expenses increased by $3,025,896, or 145%, to $5,107,547 in 2004 as compared to $2,081,651 in 2003. The increase was primarily due to bonuses paid to executives and staff in the first quarter of 2004, hiring of additional executive and clerical personnel, the costs of stock options and warrants granted to non-employees, professional fees and outside services. The cost of warrants granted to non-employees was $1,339,412 in 2004, as compared to $430,655 recorded in 2003. This increase was the result of the recognition of $872,154 of consulting services for one party in 2004. General and administrative expense as a percentage of net revenues decreased from 67.8% in 2003 to 30.7% in 2004.

         Interest expense for 2004 was $542,451, compared to $144,021 for 2003, due to interest and amortization of the discount on notes issued in the fourth quarter of 2003. The notes had a maturity date of December 2004 and have been repaid.
         The net loss for 2004 of $6,046,168 was $3,303,492 greater than the net loss of $2,742,676 for 2003 primarily as the result of investments in personnel, DVD content and other infrastructure which added cost to our operations as discussed above.

RESULTS OF OPERATIONS - 2003 COMPARED TO 2002

         Audio revenues for 2003 are composed of Baby Genius, Kid Genius and licensed music CDs that are typically sold as three packs (packages of three CDs in vinyl or chipboard sleeve packaging), although single CDs and five packs are also sold. Audio revenues increased $444,183 or 26% during 2003 to $2,149,096, as compared to $1,704,913 in 2002. This increase was entirely the result of the sales of the new licensed music products in the period September to December 2003.

         DVD and VHS revenues for 2003 are composed of the sales of AMC branded classic movies on DVD and BOZO the Clown DVD and VHS units. DVD and VHS revenues were $876,285 during 2003 as compared to $39,609 during 2002 as we began selling these new products in 2003. Revenues in 2002 were from Baby Genius videos that were sold prior to our agreement with Warner Home Video.

         Royalties, licensing and other revenues are composed of royalties from our prior agreement with Warner Home Video, licensing fees from the license of our Baby Genius brand name and sales of jewelry. Royalties, licensing and other revenues declined to $456,110 in 2003 from $873,315 in 2002, a decrease of $417,205, due to reductions in revenues from all three categories as noted above.

         Gross revenues increased $863,654, or 33% during 2003 to $3,481,491, as compared to $2,617,837 in the prior year, as the sales of new licensed products, music, DVD and VHS, more than offset the decreased revenues from royalties, licensing and other.

         Sales returns, discounts and allowances decreased $61,152 during 2003 to $412,985, from $474,137 during 2002. In 2002, there was a large increase in sales returns as certain customers chose to discontinue carrying the Baby Genius product because we could no longer sell them the Baby Genius videos directly as a result of the new agreement with Warner Home Video. This amount decreased in 2003 as the effect of the Warner Home Video agreement no longer made an unusual impact on sales returns in the year.

         Net revenues increased by $924,806 or 43% to $3,068,506 for the twelve months ended December 31, 2003, from $2,143,700 for the twelve months ended December 31, 2002, primarily due to sales of our new licensed products.

         Cost of sales consists primarily of the cost of products sold to customers, packaging and shipping costs, and royalties paid on sales of licensed products. Audio cost of sales during 2003 was 50% of audio revenues, as compared to 47% during 2002, primarily due to the royalties payable on licensed music products. DVD and VHS cost of sales in 2003 was 53% of DVD and VHS revenues, as compared to 37% during 2002. This is partially due to the royalties payable on licensed products, and partially due to distribution pricing in order to get our products placed with a major retailer. Royalties, licensing and other cost of sales during 2003 was 57% of revenues in 2003 as compared to 64% in 2002. The current year margin is higher primarily due to the lower volume of jewelry sales in 2003. Jewelry sales have lower margins than our other products due to the competitive pressures in the jewelry sales market. Warehouse expenses increased by $74,677, or 118% in 2003 due to freight in on inventory, as we began stocking the new products for delivery.

         Sales and marketing expenses consist of costs for personnel, consultants and promotional activities. Sales and marketing expenses increased by $638,395 or 167% to $1,020,860 for the year ended December 31, 2003, from $382,466 for the prior year. This increase is primarily the result of the hiring of additional sales personnel and increases in advertising and consulting costs related to the marketing of our new products as we increased our sales effort compared to 2002 when sales were primarily handled by executive management whose costs were reflected in general and administrative expenses.

         Product development expenses consist of personnel, consultants, supplies and the amortization of product development costs. Product development expenses increased by 11% or $43,582, to $428,465 for the year ended December 31, 2003, as compared to $384,883 for the year ended December 31, 2002. The increase was primarily due to the increased payroll expenses related to new product development.

         General and administrative expenses consist of payroll and related costs for executive and administrative personnel, consulting services, professional fees and other general corporate expenses. General and administrative expenses decreased by 18% or $455,227, to $2,081,651 for the year ended December 31, 2003, from $2,536,878 for the year ended December 31, 2002. This decrease was primarily due to a reduction in our use of consultants and a reduction in the cost of issuing options or warrants to non-employees as fewer options and warrants were issued for these purposes in 2003. Significant portions of consulting expenses in 2002 were paid by the issuance of shares instead of cash payments.

         Interest expense in 2003 increased compared to 2002 primarily as the result of $86,634 of amortization of the discount on notes payable in the fourth quarter of 2003. Both 2003 and 2002 include interest expense on stock subject to rescission and convertible debentures.

         During 2003, our net loss decreased $45,406 to $2,742,676 from $2,788,082 during 2002. The slight decrease in the loss for 2003 is primarily the result of an increase in revenues due to new product business that was offset by increased expenditures in sales and marketing.

LIQUIDITY AND CAPITAL RESOURCES

         Since 1997, we have incurred significant losses. Our primary source of cash is the sale of shares of our common stock in private placements to accredited investors. We have held no significant cash balances until 2002. We issue shares in private placements at a discount to the then-current market price (as resales of privately-placed shares are restricted under the Securities Act, which reduces their liquidity and, accordingly, their value as compared to freely-trading shares on the open market). We do not have any letter or lines of credit, or loans or advances from officers or stockholders available to us, or other liquidity resources that we can draw on.

         Net cash used in operations during the year ended December 31, 2004 was $4,980,442, primarily due to the net loss and increases in working capital (accounts receivable and inventories) and development of production masters. For the year ended December 31, 2003, net cash used in operations was $3,638,554 driven primarily by the net loss and increases in prepaid expenses, working capital (accounts receivable, inventories) and development of production masters.

         Net cash used in investing activities in the year ended December 31, 2004, was $198,660, attributed to investment in computer equipment. For the year ended December 31, 2003, net cash used in investing activities was $56,265, which was the result of completion of leasehold improvements in the corporate office and payment for trademarks.

         Cash flows provided by financing activities of $5,461,651 in the year ending December 31, 2004 were primarily from the sale of our common stock in a private placement in March 2004 and the exercise of options, offset by the repayment of notes payable of $1,150,000. In 2003, the sale of our common stock of $2,618,170 in a private placement, as well as the proceeds from notes issued in the amount of $1,150,000, accounted for the increase in cash flows from financing activities.

         At December 31, 2004, we had cash balances of $1,223,881 and net accounts receivable of $3,615,073. Subsequent to year end, in March of 2005, we raised approximately $10.3 million in gross proceeds pursuant to a private equity placement. We feel that we have sufficient liquidity to fund our operations through the remainder of 2005. However, we will consider additional issuance of equity and debt financing to fund future growth opportunities. Although we believe that our expanded product line offers us the opportunity for significantly improved operating results in future quarters, no assurance can be given that we will operate on a profitable basis in 2005, or ever, as such performance is subject to numerous variables and uncertainties, many of which are out of our control.

         The following table summarizes contractual obligations due in the next five years.

------------- ------------------------- ------------------------- ------------------------- -------------------------
              Lease Obligations         Employment Agreement      Falcon Royalty Agreement  Total
------------- ------------------------- ------------------------- ------------------------- -------------------------
2005          $198,792                  $1,021,250                $640,000                  $1,860,042
------------- ------------------------- ------------------------- ------------------------- -------------------------
2006          $205,588                  --                        $370,000                  $575,588
------------- ------------------------- ------------------------- ------------------------- -------------------------
2007          $210,025                  --                        --                        $210,025
------------- ------------------------- ------------------------- ------------------------- -------------------------
2008          $180,443                  --                        --                        $180,443
------------- ------------------------- ------------------------- ------------------------- -------------------------
2009          $18,446                   --                        --                        $18,446
------------- ------------------------- ------------------------- ------------------------- -------------------------
              $813,294                  $1,021,250                $1,010,000                $2,844,544
------------- ------------------------- ------------------------- ------------------------- -------------------------

                                   MANAGEMENT

         The following table sets forth certain information with respect to each of our directors and executive officers as of March 31, 2005.

NAME                                   AGE     POSITION
----                                   ---     --------
Trevor Drinkwater                      38      Chief Executive Officer
Michael Meader                         39      President
Andrew C. Schmidt                      43      Chief Financial Officer
Mark J. Miller                         53      Chief Operating Officer
Larry Balaban                          41      Executive Vice President of Marketing and Production
Howard Balaban                         44      Executive Vice President of New Business Development
Julie Ekelund                          42      Executive Vice President of Sales
Klaus Moeller                          44      Director
Stephen K. Bannon                      51      Director and Co-Chairman
Alexander L. Cappello (1) (2)          49      Director
James G. Ellis                         58      Director
Robert V. Graziano (1)                 47      Director
Michael J. Koss (1) (2)                51      Director
Bruce L. Pompan                        42      Director
Charles H. Rivkin (2)                  43      Director and Co-Chairman

(1) Member of audit committee.
(2) Member of compensation committee.

         TREVOR DRINKWATER has served as our Chief Executive Officer since February 2005. From July 2004 to February 2005, Mr. Drinkwater served as our Executive Vice President of DVD Sales. Prior to that, he served as Chief Operating Officer of Take-Two Interactive Software, Inc. from 2003-2004, and Senior Vice President of Sales at Warner Home Video from 1999-2003. Mr. Drinkwater also serves on the board of directors of an entertainment company named Brandissimo! Inc.

         MICHAEL MEADER has served as our Executive Vice President since April of 1998, and our Executive Vice President - Distribution since January 2002. He was appointed our President in May of 2002. Mr. Meader worked as an outside consultant with us for a number of years prior to joining the Company. His expertise encompasses distribution, category management and service for programs designed for mass-market retailers. From 1994 to 1998, Mr. Meader served as Vice President of Specialty Products at ARAMARK Corporation. While at ARAMARK, he controlled all corporate operations related to ARAMARK's Music Division.

         ANDREW C. SCHMIDT has served as our Chief Financial Officer since August 2004. Mr. Schmidt was the Vice President of Finance at Peregrine Systems, Inc. from April 2003 to June 2004. He was Chief Financial Officer of Mad Catz Interactive, Inc. from July 2000 to January 2003 and a business manager at Cox Communications from January 1997 to June 2000.

         MARK J. MILLER has served as our Chief Operating Officer since February 2004. Previously, Mr. Miller served as President of Esports Arena from 2002-2003. From 2000-2002, he was President of Boom Buy, an Internet Retailer. At Consolidated Stores, he acted as President from 1998-1999, overseeing buying, marketing and distributing. Mr. Miller previously spent six years at PicNSave as an Executive Vice President for buying. He also was Vice President of Merchandising for the Disney Stores.

         LARRY BALABAN has served as our Executive Vice President of Marketing and Production since January 1999, after having rendered consulting services to us for approximately six months. He was elected to our Board of Directors in July 2001 and resigned effective April 30, 2004, as he is not an independent director. Before joining Genius, Mr. Balaban was President of Mr. B Productions, a non-traditional marketing firm based in New York City, specializing in TV production, target marketing and membership programs. From 1994-1997, Mr.

Balaban was President of Virtual Reality Productions, where he specialized in marketing, and coordinated specialized audio productions for licensed products including Star Trek(TM), The Simpsons and the X-Files. Larry and Howard Balaban are brothers.

         HOWARD BALABAN has served as our Executive Vice President of New Business Development since January 2002. He was previously appointed Senior Vice President of Sales in January 1999 after having rendered consulting services to us for just over six months. Prior to his appointment, Mr. Balaban was a sales and marketing consultant to various companies. From 1994-1997, Mr. Balaban was Senior Vice President of Business Development for Future Call, Inc., a prepaid telephone card company that he co-founded with William Shatner, and which held the rights to all Star Trek(TM) properties associated with prepaid phone cards. From 1991-1995, he was the Chief Executive Officer of 3B Telecommunications, a company he founded and which acted as a master agent for telecom networks reselling phone time and telecom services. Howard and Larry Balaban are brothers.

         JULIE EKELUND was appointed as our Executive Vice President of Sales in April 2002 after having rendered consulting services to us for a year. She has also worked in sales with Ekelund & Associates since 1994.

         KLAUS MOELLER has served as a director since October 1997. Mr. Moeller served as our Chief Executive Officer from October 1997 to February 2005 and our Interim Chief Financial Officer from May 2001 to August 2004. Mr. Moeller had been the Chairman of the Board and Chief Executive Officer of ITM, which we acquired in October 1997. Mr. Moeller has a background in marketing, advertising, real estate and auditing.

         STEPHEN K. BANNON was appointed as a director of our company in March 2005 in connection with our acquisition of AVMC. Mr. Bannon has served as the Chief Executive Officer of AVMC since May 2004. From January 2004 to April 2004, he provided executive and management services to AVC as a consultant. From April 2002 to December 2003, Mr. Bannon served as Head, Strategic Advisory Services for The Firm, a leading talent management company in the entertainment and media industries. Mr. Bannon served as a managing director and head of media and entertainment investment banking at Jefferies & Company, Inc., an institutional brokerage and investment bank for middle market growth companies, from July 2000 to April 2002. He served as the Chief Executive Officer of Bannon & Co., Inc., an investment banking firm specializing in the entertainment, media and communications industries, from April 1990 to July 1998. Mr. Bannon served as Vice-Chairman of the Board of Directors and Chairman of the Executive Committee of First Look Media, Inc. from October 1996 to June 2000 and a director and a member of the Executive Committee of First Look Media, Inc. from December 1993 to February 2004. First Look Media, Inc. specializes in the acquisition and direct distribution of, and worldwide license and sale of distribution rights to, independently produced feature films in a wide variety of genres.

         ALEXANDER L. CAPPELLO has served as a director since September 2004. Mr. Cappello is Chairman and Chief Executive Officer of Cappello Group, Inc., a merchant banking firm specializing in principal transactions, corporate finance, institutional equity placements for public companies, project finance and merger and acquisitions services. Mr. Cappello has managed Cappello Group, Inc. and its predecessor firms since 1975. He is a Managing Director of Cappello Capital Corp., our investment bankers. He also serves as Chairman of the International Board of the Young Presidents' Organization for 2003-2004. Currently, he is a member of the board of directors of the following entities: Cappello Group, Inc., RAND Corporation (Center for Middle East Public Policy), Advanced Biotherapy Inc. (OTCBB), CytRx Corporation (NASDAQ), Independent Colleges of Southern California (ICSC), USC Marshall School of Business, Greif Center for Entrepreneurial Studies, USC Advancement Council, Trustee Friends of Florence (Florence, Italy), and Chairman Emeritus of Catholic Big Brothers of Los Angeles.

         JAMES G. ELLIS has served as a director since February 2005. Mr. Ellis has served as the Vice Dean of External Relations at The Marshall School of Business at the University of Southern California since July 2004. Prior to that, he was the Associate Dean of the Undergraduate Business Program. In addition, he is Professor of Marketing, a position he has held since 1997. Prior to joining academia, Mr. Ellis has held various positions in established companies as well as in entrepreneurial ventures. He is a founding director of Professional Business Bank in Pasadena, California, and currently serves on a number of corporate and non-profit boards. He is also a member of the Chief Executives Organization and World Presidents Organization, and is a graduate of the University of New Mexico and The Harvard University Graduate School of Business Administration.

         ROBERT V. GRAZIANO has served as a director since February 2005. Mr. Graziano held various positions with the Los Angeles Dodgers from 1986 through March 2004, serving most recently as president and chief operating officer of the Los Angeles Dodgers from March 1998 to March 2004. Mr. Graziano currently serves in various capacities with various not-for-profit organizations, including serving as director of the Los Angeles Sports and Entertainment Commission, LA's Best, the Amateur Athletic Foundation, the Jim Murray Memorial Foundation, and University of Southern California Associates.

         MICHAEL J. KOSS has served as a director since September 2004. He has held various positions at Koss Corporation since 1976, and has been a director of Koss since 1985. He was elected President, Chief Operating Officer and Chief Financial Officer of Koss Corporation in 1987, Chief Executive Officer in 1991 and Vice-Chairman in 1998. Mr. Koss is also director of Strattec Security Corporation (NASDAQ).

         BRUCE L. POMPAN has served as a director since February 2005. Mr. Pompan has served as a Managing Director of Capello Capital Corporation since May 2002. From April 2000 to September 2001, Mr. Pompan was a Director of Gerard Klauer Mattison, a New York based investment banking firm. From March 1995 through April 2000, he was employed by ING Barings, where he served as a Director, Investment Banking . He earned his MBA at New York University, Graduate School of Business and a BA from Yale University. He is a Certified Public Accountant.

         CHARLES H. RIVKIN has served as a director since September 2004. Mr. Rivkin has been associated with the Jim Henson Company since 1988. He served as the Chief Executive Officer of the Jim Henson Company from February 2000 to November 2003 and is currently on the board of directors of that company. He previously served as the President and Chief Operating Officer of the Jim Henson Company from January 1995 to February 2000. Mr. Rivkin is also on the board of directors of two other private companies.

BOARD COMPOSITION AND COMMITTEES

         Our board of directors is currently comprised of eight directors and currently has two committees: an audit committee and a compensation committee. The audit committee currently consists of Messrs. Cappello, Graziano and Koss. Our board of directors has determined that Mr. Koss is an audit committee financial expert as defined under applicable rules of the SEC, and that Mr. Koss is independent under the rules applicable to Nasdaq listed companies. The audit committee, among other things, reviews the scope and results of the annual audit and other services provided by our independent auditors and reviews and evaluates our accounting policies and systems of internal accounting controls.

         The compensation committee currently consists of Messrs. Cappello, Koss and Rivkin. The compensation committee, among other things, reviews and approves the salaries, bonuses and other compensation payable to our executive officers and administers and makes recommendations concerning our employee benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Except for Howard and Larry Balaban, who are brothers, there are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

         Our compensation and benefits program is designed to attract, retain and motivate employees to operate and manage our company for the best interests of our constituents. Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for our goals and achievements. The compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance and a stock option program.

         The following table sets forth compensation information for services rendered to us by certain executive officers in all capacities, other than as directors, during each of the prior three fiscal years. Other than as set forth below, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. This table does not include stock and options granted to certain executives for service as directors, described below under "Director Compensation". Shares issued in lieu of compensation are listed in the year the salary was due.

                                                  SUMMARY COMPENSATION TABLE

                                                   Annual Compensation           Long-Term Compensation
                                                 -----------------------  ----------------------------------
                                                                                    Awards            Payouts
                                                                          -------------------------  --------

                                                                          Restricted    Securities                All Other
                                                            Other Annual     Stock      Underlying     LTIP     Compensation
                                     Salary        Bonus    Compensation     Awards    Option/SARs    Payouts         $
   Name and Position      Year         $             $           $             $       and Warrants      $     (Car Allowance)
-----------------------  ------  --------------  ---------  ------------  -----------  ------------  --------  ---------------
Klaus Moeller             2004     225,000        125,000        0             0         750,000         0          9,000
Former CEO and Interim    2003     150,000 (1)    45,000         0        28,572 (1)     572,000 (1)     0          9,000
CFO                       2002     150,000 (1)      0            0        47,619 (1)     450,000         0          9,000

Michael Meader            2004     197,500        85,000         0             0         575,000         0          9,000
President                 2003     150,000 (2)    15,000         0        28,572 (2)     468,000 (2)     0          9,000
                          2002     150,000 (2)      0            0        47,619 (2)     450,000         0          9,000

Larry Balaban             2004     172,500        55,000         0             0         350,000         0          9,000
Executive VP of           2003     150,000 (3)    15,000         0        28,572 (3)     427,500 (3)     0          9,000
Marketing and             2002     150,000 (3)      0            0        47,619 (3)(4)  450,000         0          9,000
Production

Howard Balaban            2004     172,500        60,000         0             0         350,000         0          9,000
Executive VP of New       2003     150,000 (3)    15,000         0        28,572 (3)     427,500 (3)     0          9,000
Business Development      2002     150,000 (3)      0            0        47,619 (3)     450,000         0          9,000

Julie Ekelund             2004     172,500          0            0             0         350,000         0          9,000
Executive VP of Sales     2003     150,000 (4)    15,000         0        28,572 (4)     427,500 (4)     0          9,000
                          2002     150,000 (4)      0            0        20,000 (4)     450,000         0          9,000

(1) Mr. Moeller resigned as our Chief Executive Officer in February 2005 and our Interim Chief Financial Officer in August 2004. During 2003, in response to our company's limited cash flow, Mr. Moeller accepted $20,000 of his 2003 salary in the form of 28,572 shares of common stock valued at $0.70 per share and a five-year warrant to purchase 28,572 shares of common stock at an exercise price of $1.40. These issuances were made as of June 2, 2003, at the same price as a private placement at that time.

(2) During 2003, in response to our company's limited cash flow, Mr. Meader accepted $20,000 of his 2003 salary in the form of 28,572 shares of common stock valued at $0.70 per share and a five-year warrant to purchase 28,572 shares of common stock at an exercise price of $1.40. These issuances were made as of June 2, 2003, at the same price of a private placement at that time.

(3) During 2003, in response to our company's limited cash flow, Mr. Larry Balaban and Mr. Howard Balaban each accepted $20,000 of 2003 salary in the form of 28,572 shares of common stock valued at $0.70 per share and a five-year warrant to purchase 28,572 shares of common stock at an exercise price of $1.40. These issuances were made as of June 2, 2003, at the same price of a private placement at that time.

(4) Ms. Ekelund was issued 20,000 shares of common stock as a signing bonus for entering into a three-year employment agreement as of April 1, 2002, with a $30,000 reduction of 2002 salary. This issuance was made as of April 1, 2002. During 2003, in response to our company's limited cash flow, Ms. Ekelund accepted $20,000 of her 2003 salary in the form of 28,572 shares of common stock valued at $0.70 per share and a five-year warrant to purchase 28,572 shares of common stock at an exercise price of $1.40. These issuances were made as of June 2, 2003, at the same price of a private placement at that time.

         The following table sets forth the options granted, if any, to the persons named in the "Summary Compensation Table" during the fiscal year ended December 31, 2004.

                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                  INDIVIDUAL GRANTS

                                Number of          Percent of Total
                                Securities           Options/SARs
                                Underlying            Granted to
                                Options/SARs      Employees in Fiscal      Exercise or Base
           Name                 Granted (#)             Year (%)             Price ($/SH)          Expiration Date
--------------------------   ----------------   -----------------------   -------------------   --------------------
Klaus Moeller                     750,000                   13%                $2.00-$4.00       September 30, 2015
Michael Meader                    575,000                   10%                $2.00-$4.00       September 30, 2015
Larry Balaban                     350,000                    6%                $2.00-$4.00       September 30, 2015
Howard Balaban                    350,000                    6%                $2.00-$4.00       September 30, 2015
Julie Ekelund                     350,000                    6%                $2.00-$4.00       September 30, 2015

         The following table sets forth information concerning the exercise of stock options by each person named in the "Summary Compensation Table" during our fiscal year ended December 31, 2004, and the value of all exercisable and unexercisable options at December 31, 2004. This table does not include warrants.

                           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                        FISCAL YEAR-END OPTION VALUES

                                Number of Securities Underlying          Value of Unexercised In-The-Money
                               Unexercised Options at FY-End (#)              Options at FY-End ($)(1)
           Name                Exercisable         Unexercisable          Exercisable         Unexercisable
------------------------    ----------------    ------------------    ------------------    -----------------
Klaus Moeller                   1,222,685            575,000               $510,176              $28,000
Michael Meader                  1,005,500            487,500               $492,020              $28,000
Larry Balaban                     852,500            375,000               $486,350              $28,000
Howard Balaban                    852,500            375,000               $486,350              $28,000
Julie Ekelund                     780,000            375,000               $476,200              $28,000

 (1) Based on the closing price for our common stock at the close of market on December 31, 2004. On December 31, 2004, the price of our common stock was $1.64 per share. The lowest exercise price of any outstanding option at December 31, 2004 was $0.63 per share.

EMPLOYMENT AGREEMENTS

         Effective January 3, 2002, we entered into three-year employment agreements with Klaus Moeller, Michael Meader, Larry Balaban, and Howard Balaban. Effective April 1, 2002, we entered into a three-year employment agreement with Julie Ekelund, our Executive Vice President. Under each employment agreement, the executive is entitled to an annual salary of $150,000 and was granted an option to purchase 450,000 shares of common stock which vest one-third each year beginning on December 31, 2002. The options granted are exercisable for a period of 10 years from the date of grant at an exercise price of $0.63 per share, the market price on the date of grant. Under these employment agreements, if the senior executive died or was terminated without cause (as defined in the employment agreement) during the first year of the employment agreement, the senior executive would have received 24 months of salary as severance pay. If the senior executive died or was terminated without cause during the second year of the employment agreement, the senior executive would have received 18 months of salary as severance pay. If the senior executive dies or is terminated without cause during the third year of the employment agreement, the senior executive will receive 12 months of salary as severance pay. Severance pay under these employment agreements is due and payable in full immediately upon death or termination of the senior executive. If we were required to make payments under the severance pay provisions contained in one or more of these employment agreements, this could have a material adverse effect upon our liquidity and results of operations.

         Effective October 31, 2003, the above employment agreements were amended to (i) extend the expiration date until January 2, 2006, (ii) to increase annual salaries according to the table below, and (iii) to grant to each senior executive a ten-year stock option to purchase 250,000 shares of our common stock at an exercise price of $1.50 per share, of which 50,000 shares will vest on December 31, 2004, and 200,000 shares will vest on December 31, 2005.

                                           2004 SALARY       2005 SALARY
                                           -----------       -----------
                   Klaus Moeller             $222,500          $244,750
                   Mike Meader               $197,500          $217,250
                   Howard Balaban            $172,500          $189,750
                   Larry Balaban             $172,500          $189,750
                   Julie Ekelund             $172,500          $189,750

DIRECTOR COMPENSATION

         Directors do not receive cash compensation for their services as directors but are reimbursed for expenses actually incurred in connection with attending board meetings. During 2004 the Board granted options for Board service to directors as follows:

                   Name                                Option Grants (shares)
                   ----                                ----------------------
                   Alexander L. Cappello               429,520
                   Michael J. Koss                     429,520
                   Charles Rivkin                      429,520
                   Peter J. Schlessel*                 429,520

                   * Represents grant to a former director; only a portion of which vested prior to his resignation on December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2005.

                                                                                      NUMBER OF SECURITIES REMAINING
                              NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE           AVAILABLE FOR FUTURE ISSUANCE
                              BE ISSUED UPON EXERCISE      EXERCISE PRICE OF          UNDER EQUITY COMPENSATION
                              OF OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,       PLANS (EXCLUDING SECURITIES
PLAN CATEGORY                 WARRANTS AND RIGHTS          WARRANTS AND RIGHTS(2)     REFLECTED IN THE SECOND COLUMN)
-------------------------     -------------------          ----------------------     -------------------------------
Equity Compensation
  Plans Approved by           11,396,417 (1)               $1.82                      2,755,628 (2)
  Shareholders
Equity Compensation
  Plans Not Approved by       142,860 (3)                  $1.40                      0
  Shareholders

(1) Represents 452,750 shares issuable upon exercise of outstanding options granted under the 1997 Stock Option Plan, 5,194,313 shares issuable upon exercise of outstanding options granted under the 2000 Stock Option Plan, 1,000,000 shares issuable upon exercise of outstanding options granted under the 2003 Stock Option Plan, and 4,749,354 issuable upon exercise of outstanding options granted under the 2004 Stock Incentive Plan.

(2) Represents 4,962 shares available for issuance under the 2000 Stock Option Plan, and 2,750,646 available for issuance under the 2004 Stock Incentive Plan.

(3) Represents warrants issued in lieu of compensation during 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Alex Cappello and Bruce Pompan are Managing Directors of Cappello Capital Corp., investment bankers. In March 2004 (prior to their appointment as directors of the Company), the Company retained Cappello Capital Corp. to perform corporate finance advisory services for a two-year period, involving payment of a monthly retainer fee of $10,000 by the Company plus reimbursement of expenses. In addition, the Company agreed to issue to Cappello Capital Corp. or its affiliate a warrant to purchase 2,000,000 shares of common stock at an exercise price of $2.50 per share, one-quarter of which became exercisable on August 24, 2004 and the remainder of which vests in monthly increments thereafter over 15 months.

         Mark J. Miller entered into a one-year employment agreement with us to act as our Chief Operating Officer effective February 2, 2004. Under the employment agreement, Mr. Miller was awarded a signing bonus of $20,000 and is entitled to an annual salary of $173,000 and a grant of an option to purchase 150,000 shares of common stock which vest on February 1, 2005. The option is exercisable for a period of 10 years from the date of grant at an exercise price of $2.55 per share, the market price on the date of grant. Under the term of this employment agreement, after the first three months of the agreement, if Mr. Miller dies or is terminated without cause (as defined in the employment agreement), he will receive six months of salary as severance pay. Severance pay under this employment agreement is due and payable in full immediately upon Mr. Miller's termination or death.

         On January 22, 2004, the officers' notes receivable held by our company as subscriptions receivable were paid off by tendering shares of our common stock pursuant to the terms of the notes. The balance of each note at the time of the payoff was approximately $471,219. Klaus Moeller and Michael Meader each tendered 168,052 shares to retire their loans. Larry Balaban and Howard Balaban tendered 170,405 shares and 174,883 shares, respectively, tendering additional shares to retire advances in the amount of approximately $6,600 and $19,153, respectively, previously made to them.

         On January 22, 2004, certain notes receivable held by our company as subscriptions receivable were paid off by tendering shares of our common stock pursuant to the terms of the notes. 1,285,200 restricted shares were previously issued upon the conversion of certain warrants. The warrant exercise price was paid by secured promissory notes totaling $728,400 with two related parties. Of the total, 660,000 shares with an exercise price of $0.63 each ($415,800 total) were issued to S G Consulting Inc., an entity controlled by Sean Goodchild, who was the owner of more than 5% of our common stock when these shares were included in his ownership. The balance of 625,200 shares with an exercise price of $0.50 each ($312,600 total) were issued to Algarvida LDA, an entity that is controlled by Isabel Moeller, who is the sister of Klaus Moeller, a director. Mr. Goodchild and Ms. Moeller tendered 164,346 and 123,556 shares, respectively, in repayment of the balance of the loans in the amount of approximately $460,826 and $346,451, respectively.

         On December 31, 2003, we entered into a sublease arrangement with the Meader Family Limited Trust, a related party, under which we rent a portion of a warehouse facility (approximately 8,000 square feet) in Atlantic, Iowa, for a monthly rent of $2,900. This centrally located facility is used to distribute our products to certain customers. The lease expires in December 2007.

         Also on December 31, 2003, we entered into a sublease arrangement with Ekelund Properties, LLC, a related party, under which we rent sales offices (approximately 1,300 square feet) in Excelsior, Minnesota, for a monthly rent of $1,200. This is a one-year lease with the option to renew for additional one-year periods. The lease subsequently expired in January 2005.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to us with respect to the beneficial ownership of common stock as of March 31, 2005, by (i) each person who is known by us to own beneficially more than 5% of our common stock,
(ii) each of our directors and executive officers and (iii) all of our officers and directors as a group. Except as otherwise listed below, the address of each person is c/o Genius Products, Inc., 740 Lomas Santa Fe, Suite 210, Solana Beach, California 92075.

                                                                          Shares Beneficially Owned (1)
                    Name and Address of Owner                               Number             Percent
-------------------------------------------------------------          -----------------   ---------------
Stephen K. Bannon                                                                 0               0

Alexander L. Cappello                                                     1,825,732 (2)           4.42

James G. Ellis                                                                    0               0

Robert V. Graziano                                                                0               0

Michael J. Koss                                                              95,449 (3)           *

Klaus Moeller                                                             2,469,705  (4)          6.23

Bruce L. Pompan                                                             962,781 (5)           2.39

Charles H. Rivkin                                                            95,449 (6)           *

Trevor Drinkwater                                                           325,000 (7)           *

Michael Meader                                                            1,611,233  (8)          3.97

Andrew C. Schmidt                                                           125,000 (9)           *

Mark J. Miller                                                              375,000 (10)          *

Larry Balaban                                                             1,358,731 (11)          3.36

Howard Balaban                                                            1,346,190 (12)          3.33

Julie Ekelund                                                             1,187,875 (13)          2.93

All directors and officers as a group (15 persons)                       11,778,145              29.80


American Vantage Companies                                                8,400,000 (14)         20.62

Entities affiliated with JLF Asset Management, LLC                        3,829,968 (15)          9.53

Bonanza Master Fund, Ltd.                                                 3,037,974 (16)          7.59

Entities affiliated with Gruber & McBaine Capital Management              2,088,448 (17)          5.25

* Represents less than 1% of our common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2005, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Includes (i) outstanding options to purchase 95,449 shares exercisable within 60 days of March 31, 2005 (excludes outstanding options to purchase 334,071 shares exercisable after such period), (ii) such portion of a 600,490 share warrant (exercisable at $2.50 per share) which is exercisable within 60 days of the original date of this prospectus, (iii) 138,321 other warrants (exercisable at an average of $2.67 per share) which are fully exercisable, and
(iv) 1,051,544 shares which may be acquired by Cappello Group, Inc. within 60 days of the original date of this prospectus pursuant to outstanding warrants, the beneficial ownership of which may be deemed to be shared by Alexander Cappello.

(3) Includes outstanding options to purchase 95,449 shares exercisable within 60 days of March 31, 2005, and excludes outstanding options to purchase 334,071 shares exercisable after such period.

(4) Includes shares held by or for the benefit of family members of Mr. Moeller, to which Mr. Moeller disclaims all beneficial interest. Includes outstanding options to purchase 1,222,685 shares exercisable within 60 days of March 31, 2005, and excludes outstanding options to purchase 575,000 shares exercisable after such period.

(5) Includes (i) such portion of a 665,000 share warrant (exercisable at $2.50 per share) which is exercisable within 60 days of the original date of this prospectus, and (ii) 281,056 other warrants (exercisable at an average of $2.67 per share) which are fully exercisable.

(6) Includes outstanding options to purchase 95,449 shares exercisable within 60 days of March 31, 2005, and excludes outstanding options to purchase 334,071 shares exercisable after such period.

(7) Includes outstanding options to purchase 325,000 shares exercisable within 60 days of March 31, 2005, and excludes outstanding options to purchase 175,000 shares exercisable after such period.

(8) Includes outstanding options to purchase 1,005,500 shares exercisable within 60 days of March 31, 2005, and excludes outstanding options to purchase 487,500 shares exercisable after such period. Also includes a warrant to purchase 28,572 shares at an exercise price of $1.40 per share.

(9) Includes outstanding options to purchase 125,000 shares exercisable within 60 days of March 31, 2005, and excludes outstanding options to purchase 200,000 shares exercisable after such period.

(10) Includes outstanding options to purchase 375,000 shares exercisable within 60 days of March 31, 2005, and excludes outstanding options to purchase 225,000 shares exercisable after such period.

(11) Includes outstanding options to purchase 852,500 shares exercisable within 60 days of March 31, 2005, and excludes outstanding options to purchase 375,000 shares exercisable after such period. Also includes a warrant to purchase 28,572 shares at an exercise price of $1.40 per share.

(12) Includes outstanding options to purchase 852,500 shares exercisable within 60 days of March 31, 2005, and excludes outstanding options to purchase 375,000 shares exercisable after such period. Also includes a warrant to purchase 28,572 shares at an exercise price of $1.40 per share.

(13) Includes outstanding options to purchase 780,000 shares exercisable within 60 days of March 31, 2005, and excludes outstanding options to purchase 375,000 shares exercisable after such period. Also includes a warrant to purchase 28,572 shares at an exercise price of $1.40 per share and a warrant to purchase 162,000 shares at an exercise price of $0.63 per share.

(14) The amount of shares indicated includes warrants to purchase 1,400,000 shares of common stock, half at an exercise price of $2.56 per share and half at $2.78 per share. The mailing address for AVC is 4735 South Durango Drive, Suite 105, Las Vegas, Nevada 89147.

(15) The securities reported herein are held in various denominations by (i) a separately managed account managed by Jeffrey L. Feinberg and (ii) JLF Partners I, L.P., JLF Partners II, L.P., and JLF Offshore Fund, Ltd., to which JLF Asset Management, L.L.C. serves as the management company and/or investment manager. The amount of shares indicated does not include warrants to purchase 667,584 shares of common stock, half at an exercise price of $2.56 per share and half at $2.78 per share, since such warrants may only be exercised if by so doing the stock holdings of the warrantholder and its affiliates would not equal or exceed 10% of the Company's outstanding shares and the warrantholder has provided the Company with at least 61 days prior notice. Jeffrey L. Feinberg is the managing member of JLF Asset Management, L.L.C. As the investment manager of such accounts and funds, JLF Asset Management, L.L.C. has the power to vote and/or dispose of those shares of common stock held by such persons and accordingly, may be deemed to be the beneficial owner of such shares. The foregoing does not necessarily imply the existence of a group for purposes of Section 13(d)(3) of the Exchange Act or any other purpose. The mailing address for JLF Asset Management, L.L.C. is 2775 Via de la Valle, Del Mar, CA 92014. The foregoing information has been derived from a Schedule 13G filed on March 28, 2005.

(16) Bonanza Master Fund, Ltd. is managed by Bonanza Capital, Ltd., which is managed by Bonanza Fund Management, Inc. The amount of shares indicated includes warrants to purchase 506,329 shares of common stock, half at an exercise price of $2.56 per share and half at $2.78 per share. The mailing address for Bonanza Master Fund, Ltd. is 300 Crescent Court, Suite 1740, Dallas, Texas 75201. The foregoing information has been derived from a Schedule 13G filed on March 31, 2005.

(17) The securities reported herein are held in various denominations by Firefly Partners, LP, Lagunitas Partners LP, Jon D. Gruber, J. Patterson McBaine, Eric Swergold, J. Lynn Rose, and in various client accounts managed by Gruber & McBaine Capital Management. Gruber & McBaine Capital Management is the investment advisor for Firefly Partners, LP, Lagunitas Partners LP, and these client accounts. The amount of shares includes warrants to purchase 252,274 shares of common stock at various exercises prices between $2.56 and $3.00 per share. The mailing address for Gruber & McBaine Capital Investment is 50 Osgood Place, San Francisco, CA 94133.


                            DESCRIPTION OF SECURITIES

         GENERAL.

         The following description includes the material terms of our common stock. However, it is a summary and is qualified in its entirety by the provisions of our certificate of incorporation, which has been filed as an exhibit to our registration statement of which this prospectus is a part.

         Our authorized capital stock consists of 100,000,000 shares of common stock, par value of $.0001 per share, and 10,000,000 shares of preferred stock, par value of $.0001 per share. The preferred stock may be divided into such number of series as our board of directors may determine. Our board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As long as they stay within the limits and restrictions of any prior resolution or resolutions originally fixing the number of shares constituting any series of preferred stock, our board of directors may increase or decrease (but not below the number of shares of such series outstanding at that time) the number of shares of any series subsequent to the issue of shares of that series. Our board of directors has not made any designations regarding the preferred stock and no preferred stock has been issued to date.

         We had 39,534,136 shares of common stock issued and outstanding as of March 31, 2005. As of such date, we also reserved 26,260,824 shares of common stock for issuance pursuant to exercise of: (i) 11,396,417 stock options issued to employee and consultants; and (ii) 14,864,407 warrants (including warrants registered for resale hereunder). Each issued and outstanding share is fully paid and non-assessable. No pre-emptive rights exist with respect to any of our common stock. Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of our common stock have no cumulative voting rights. Holders of shares of our common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our board of directors in its discretion, from funds legally available for any such dividends. In the event of a liquidation, dissolution or winding up of our company, the holders of shares of our common stock are entitled to their pro rata share of all assets remaining after payment in full of all liabilities.

         ANTI-TAKEOVER PROVISIONS.

         Provisions of Delaware law and our certificate of incorporation and bylaws could make our acquisition by means of a tender offer, a proxy contest or otherwise, and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of these proposals could result in an improvement of their terms. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

         DELAWARE LAW. We are subject to Section 203 of the Delaware General Corporation Law. Under this provision, we may not engage in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

         o prior to that date our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

         o upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began; or

         o on or following that date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

         Section 203 defines "business combination" to include:

         o any merger or consolidation involving the corporation and the interested stockholder;

         o any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

         o subject to some exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

         o any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

         o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

         In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our certificate of incorporation and bylaws provide that we will indemnify all of our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws also authorize us to indemnify our employees and other agents, at our option, to the fullest extent permitted by Delaware law. We believe that these provisions and agreements will assist us in attracting and retaining qualified persons to serve as directors and officers.

         Delaware law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty to the extent permitted by Delaware law.

         The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company in accordance with the provisions contained in our charter documents, Delaware law or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act, and we will follow the court's determination.

         We maintain insurance on behalf of our officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of this status.

                              PLAN OF DISTRIBUTION

         The selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o settlement of short sales entered into after the date of this prospectus;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. Robert Kantor, one of the selling stockholders, is a broker-dealer who purchased his securities being registered hereunder directly from us, and is considered an underwriter of such securities.

         We are required to pay the fees and expenses incurred by us incident to the registration of the shares under this registration statement, and to reimburse the fees and disbursements of counsel for certain of the selling stockholders up to $7,500. We have also agreed to indemnify certain of the selling stockholders against losses, claims, damages and liabilities arising out of relating to any misstatements or omissions in this registration statement or prospectus, including liabilities under the Securities Act.

         We will not receive any part of the proceeds from the sale of these shares by any of the selling stockholders although we may receive proceeds in the event that some or all of the warrants held by the selling stockholders are exercised.

         The selling stockholders are not restricted as to the price or prices at which they may sell the shares of our common stock offered under this prospectus. Also, the selling stockholders are not restricted as to the number of shares which may be sold at any one time.

         There is no assurance that any of selling stockholder will sell any or all of the shares described in this prospectus and may transfer, devise or gift these securities by other means not described in this prospectus.

                              SELLING STOCKHOLDERS

         This prospectus covers the offer and sale by the selling stockholders of up to 9,438,105 shares of common stock and an additional 9,344,111 shares of common stock issuable upon exercise of outstanding warrants of which 5,000,000 shares of common stock and 1,650,000 shares of common stock issuable upon exercise of outstanding warrants were issued pursuant to a March 2004 private placement. Of these warrants, (i) 1,078,500 have an exercise price of $0.63 per share; (ii) 160,000 have an exercise price of $0.70 per share; (iii) 1,210,000 have an exercise price of $1.00 per share; (iv) 1,302,000 have an exercise price of $1.20 per share; (v) 2,793,611 have an exercise price of $1.40 per share; and
(vi) 2,800,000 have an exercise price of $3.00.

         Except as listed below, none of the selling stockholders had a material relationship with us within the past three years.

         Carl Amari (a a 5% stockholder and CEO of Falcon Picture Group, LLC, an entity with whom we have two licensing agreements)
         David Anderson (a former director and consultant, a 5% stockholder and the uncle of Julie Ekelund)
         Bendheim Enterprises Inc. (a consultant)
         Richard Bermingham (a former director)
         Alan Davidson (a former consultant) Davidson Capital Group (a former consultant)
         Sean Goodchild (a consultant)
         Kristyn Janitor (a former consultant) Firefly Partners, LP (a 5%
              stockholder)
         Jon D. and Linda W. Gruber (5% stockholders)
         Gruber & McBaine International (a 5% stockholder)
         Lagunitas Partners LP (a 5% stockholder)
         Robert Kantor (a 5% stockholder)
         Dennis Levin (a former consultant)
         Jeff Lotman (a control person of Global Icons, the company who licenses us the use of the Hollywood sign)
         J. Patterson McBaine (a 5% stockholder)
         Palomar Capital (a former consultant)
         John Reynolds (a 5% stockholder and a former consultant)
         Les Steinmetz (a consultant)
         Francis Anderson, Harvey Kohn, Mary Ellen Spedale, Cary Sucoff and
              Scott Sucoff (affiliates of Sands Brothers International Limited, our selected broker-dealer for the 2004 private placement)

         Alan Davidson is a broker-dealer who received his securities from us as underwriting compensation. Robert Kantor is a broker-dealer who purchased his securities being registered hereunder directly from us, and is considered an underwriter of such securities.

         Francis Anderson, Harvey Kohn, Mary Ellen Spedale, Cary Sucoff, Scott Sucoff, Bryan Becker, David Becker, Becker Kantor Partners, Paul Berkman, Francis Greenburger, Sean J. Greene and Jane Kantor are affiliates of a broker-dealer. Other than with respect to securities which may have been received as underwriting compensation, each of these selling stockholders purchased these securities in the ordinary course of business and represented to our company that at the time of purchase they each acquired the securities for investment for their own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; that each had no present intention of selling, granting any participation in, or otherwise distributing the same and that each at that time had no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person.

         In the purchase agreements, each of the selling stockholders represented that it had acquired the shares for investment purposes only and with no present intention of distributing those shares, except in compliance with all applicable securities law. In addition, each of the selling stockholders represented that each qualifies as an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the warrants, if exercised. The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares the selling stockholder has the right to acquire within 60 days. Percentages are based on a total of 39,534,136 shares of common stock outstanding on March 31, 2005. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2005, are deemed outstanding for computing the percentage of the selling stockholder holding such option or warrant but are not deemed outstanding for computing the percentage of any other selling stockholder.

------------------------------------ ----------------------- ----- --------------------- ----------------------- -------------------
NAME (LAST NAME, FIRST NAME)           CONTROL PERSON(S)     FOOT-    SHARES OFFERED      SHARES OWNED PRIOR TO  SHARES OWNED AFTER
                                                             NOTE    (INCLUDES STOCK           THE OFFERING         THE OFFERING
                                                                   UNDERLYING WARRANTS)
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
                                                                                            NUMBER        %         NUMBER     %
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Abiouness, Alfred E.                                         (1)   86,400                86,400        *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Acree, Marian L.                                             (2)    21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Adams Resources Limited Partnership                          (3)    60,000                85,000       *          25,000      *
Kent Lawson
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Adwar, Jeff                                                  (4)    12,000                12,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Alexion, Barbara                                             (5)    57,144                57,144       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Amari, Carl                                                  (6)    1,350,000             1,457,361    3.69%      36,439      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Anderson, David and Pamela                                   (7)    891,430               1,722,081    4.36%      830,651     2.10%
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Anderson, Francis                                            (8)    14,300                14,300       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Anguiano -- The Daniel B. Anguiano   Daniel B. Anguiano      (9)    57,144                62,144       *           5,000      *
Living Trust
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Arceo, Constantino                                           (10)   71,500                71,500       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Ardmore Blouses Inc. Retirement      Alan Wolff and          (11)   24,000                48,000       *          0           *
Plan U/A/D 6/1/88                    Michael Wolff,
                                     Trustees
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Assi Family Trust Dtd 6/25/99         Kaream Ali Assi        (12)   42,858                42,858       *          0           *
Kaream Ali Assi TTEE
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Bahl, Forrest John                                           (13)   390,000               440,500      1.11%      50,500      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Becker, Bryan                                                (14)   50,000                105,500      *          55,500      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Becker, David                                                (15)   50,000                1,313,030    3.32%      376,600     *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Becker -- Jane Kantor, Trustee of    Jane Kantor and         (16)   50,000                1,313,030    3.32%      376,600     *
Trust u/w/o William Becker           Robert Kantor,
                                     Trustees
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Becker Kantor Partners               David Becker and        (17)   71,430               1,313,030     3.32%      376,600     *
                                     Robert Kantor
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Bendheim, Kim                                                (18)   100,000               100,000      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Bendheim Enterprises Inc.            John Bendheim           (19)  309,716                309,716      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Berkman -- Fiserve Securities Inc.   Paul Berkman            (20)   21,600                21,600       *          0           *
A/C/F Paul Berkman Std/IRA
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Bermingham -- Richard P.             Richard P. and Martha   (21)   85,716                85,716       *          0           *
Bermingham & Martha K.               K. Bermingham,
Bermingham TTEE                      Trustees
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Bernstein -- Fiserve Securities Inc. Hartley Bernstein       (22)   43,200                43,200       *          0           *
A/C/F Hartley Bernstein Con. IRA
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Bisnoff, Alvan                                               (23)   24,000                24,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Borne, Timothy S.                                            (24)   21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Brabham -- Edward L. and Janis M.    Edward L. and Janis     (25)   57,144                67,144       *          10,000      *
Brabham Trustees for Brabham Family  M. Brabham, Trustees
Trust UAD as Revised 3/31/98
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
BRU Holding Co., LLC                 Bruce Toll              (26)   312,000               312,000      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Bulman, Warren E.                                            (27)   18,000                18,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Carabet                              Armyn and Marci Breth   (29)   14,286                14,286       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Carabet -- Norman Carabet MD trust,  Norman Carabet,         (30)   14,286                14,286       *          0           *
Norman Carabet TTE U/A 03/30/84      Trustee
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Carcap Co., LLC                      Richard P. Carney,      (31)   84,000                84,000       *          0           *
                                     Managing Partner
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Chessin -- The Millie Chessin        Zachary Prensky         (32)   66,000                167,000      *          35,000      *
Memorial Foundation for Torah
Education, Inc.
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Chicago Private Investments, Inc.    J. Kanter (President)   (33)   48,000                48,000       *          0           *
                                     and L. Gallagher
                                     (Secretary)
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Ciner, Eugene                                                (34)   6,000                 6,000        *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Cohen, Marc A.                                               (35)   21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Cohen Robert                                                 (36)   48,000                48,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------


                                                                 38



------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Corman Foundation, Inc.              James F. Korman,        (37)   84,000                84,000       *          0           *
                                     Charles Dettling and
                                     Jane Corman
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Crowther, Scott                                              (38)   18,000                18,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Davidson, Alan                                                     30,000                 482,150      1.22%      452,150     1.14%
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Davidson Capital Group               Thomas Davidson Sr.     (39)   217,500               376,230      *          158,730     *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Dinsmore, M. St. John                                        (40)   120,000               162,500      *          42,500      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Edmundson -- McDonald Investments    Daniel Edmundson        (41)   24,000                24,000       *          0           *
Inc. C/FBO Daniel Edmundson
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Evans Family Irrevocable Trust dtd   Ronald Evans and        (42)   30,000                100,000      *          40,000      *
2/1/82                               Patricia Taylor
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Evans Family Revocable Trust dtd     Ronald Evans and        (43)   30,000                100,000      *          40,000      *
2/1/82                               Patricia Taylor
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Falcon Picture Group, LLC            Carl Amari, CEO         (44)   70,922                1,457,361    3.69%      36,439      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Firefly Partners, LP                 Gruber & McBaine Cap.   (45)   120,000               242,500      *          122,500     *
                                     Mngmt.
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Frederick, Liza                                              (46)   71,500                74,456       *          2,956       *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Gantt, Jr. John M.                                           (47)   143,000               155,000      *          12,000      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Gardyn, Jorge and Catherine                                  (48)   18,000                18,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Gauld, Douglas and Anita                                     (49)   15,000                17,000       *          2,000       *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Gauld, Stuart G.                                             (50)   60,000                70,000       *          10,000      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Gemelli, John                                                (51)   12,000                12,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Gila Products, LLC                   Jacob Dweck             (52)   18,000                18,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Gilcy Partners Ltd. L.P.             Aaron Cohen and Nancy   (53)   21,600                21,600       *          0           *
                                     Cohen
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Glassman, Jeffrey S.                                         (54)   21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Goldberg -- Stanley Goldberg TTEE,   Lynn Intrater           (55)   84,000                84,000       *          0           *
Lynn G. Intrater TTEE
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Goodchild, Sean                                              (56)   247,142               667,796      1.69%      420,654     1.06%
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Goodridge, Aaron                                             (57)   21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Greenburger, Francis                                         (58)   200,000               1,313,030    3.32%      376,600     *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Greene, Sean J.                                              (59)   48,000                48,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Greenfield, Harvey                                           (60)   21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Grossman -- IRO FBO Walter S.        Walter S. Grossman      (61)   60,000                60,000       *          0           *
Grossman, Pershing LLC as Cust.
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Gruber, Jon D. and Linda W.                                  (62)   150,000               2,015,690    5.07%      1,865,690   4.69%
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Gruber & McBaine International       Jon D. Gruber and J.    (63)   184,285               236,985      *          52,700      *
                                     Patterson McBaine
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Hargreave Hale Nominees              Richard Polliker,       (64)   43,200                43,200       *          0           *
                                     Director
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Harte, Mary Lynn                                             (65)   12,000                12,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Harte -- John J. Harte TTEE/ M.P.P.  John J. Harte           (66)   31,200                31,200       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Hogue, Douglas and Alexis                                    (67)   36,000                36,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Holtvluwer, Kenneth E.                                       (68)   57,144                69,944       *          12,800      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Hughes, Kurtis D.                                            (69)   21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Iroquois Capital, LP                 Josh Silverman          (70)   86,400                300,000      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Janitor, Kristyn R.                                          (71)   295,000               355,000      *          60,000      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
JAOR Inc.                            Jim Jacobs              (72)   24,000                24,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Johnson, James W.                                            (73)   24,000                24,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
JR Squared, LLC                      Jeffrey Markowitz       (74)   300,000               300,000      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kaltenthaler, Klaus                                          (75)   26,430                51,430       *          25,000      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kanter Family Foundation             Joel Kanter             (76)   48,000                48,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kantor, Robert                                               (77)   615,000               1,313,030    3.32%      376,600     1.54%
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kashi -- Fiserve Securities A/C/F    Joseph S. Kashi Inc.    (78)   18,000                18,000       *          0           *
Joseph S. Kashi IRA
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kaufman, Laurie                                              (79)   100,000               100,000      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kaufman, Thomas Z.                                           (80)   142,858               142,858      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------


                                                                 39



------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Khalaf -- Elaine Khalaf Revocable    Elaine Khalaf TTEE      (81)   21,600                21,600       *          0           *
Trust U/A/D 7-27
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kim, James W.                                                (82)   71,428                71,428       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kimmel, James B.                                                    10,000                11,000       *          1,000       *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kohlhagen, Steven                                            (83)   400,000               400,000      1.01%      0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kohn, Harvey                                                 (84)   57,200                57,200       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kohn, Harvey                                                 (85)   125,125               125,125      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kohn, Helen                                                  (86)   120,000               120,000      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kohn, Jeffrey                                                (87)   18,000                18,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Konviser, Estelle                                            (88)   12,000                12,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kraniak, Richard                                             (89)   60,000                113,500      *          53,500      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Krathen, David and Francine                                  (90)   60,000                60,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Krinick, Ronald                                              (91)   48,000                48,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Krueger, Kurt A. and Dee A.                                  (92)   57,144                63,144       *          6,000       *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Kupchik -- Fiserve Securities Inc.   Allen Kupchick          (93)   12,000                12,000       *          0           *
A/C/F Allen Kupchik Con IRA
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
KWG Trust Dated 1/1/04               Jeff Zaluda             (94)   146,250               146,250      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Lagunitas Partners LP                Gruber & McBaine Cap.   (95)   788,657               995,305      2.51%      206,648     *
                                     Mngmt.
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Lawler -- Curtis W. Lawler Trust     Curtis W. Lawler        (96)   636,432               636,432      1.61%      0           *
Oct. 19, 1999
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Levin, Dennis                                                (97)   41,000                187,127      *          146,127     *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Lin, Jack                                                    (98)   21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Little Bear Investments, LLC         J. Mann, Esq. and       (99)   24,000                77,000       *          35,000      *
                                     Zachary Prensky
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Lotman, Jeff                                                 (100)  70,000                256,175      *          186,175     *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Lowe -- Joseph and Beva Lowe JT      Joseph and Beva Lowe    (101)  21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
LW Marjac, LLC                       Alan Zunamon            (102)  24,000                24,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Mannion, William I.                                          (103)  21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Marcucilli, Ted and Judy G.                                  (104)  21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Marohl, Don M. and Sandra L.                                 (105)  60,000                60,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
McBaine, J. Patterson                                        (106)  42,858                1,285,800    3.25%      30,534      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
McCarter -- Ann Lamar McCarter Rev   Ann Lamar McCarter      (107)  57,144                77,144       *          20,000      *
Living Trust dtd 7/8/99
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
McNabney, John C. and Joyce L.                               (108)  12,000                12,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Molleur -- Robert J. Molleur Trust   Robert J. Molleur       (109)  36,000                36,000       *          0           *
                                     Trustee
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Morris, S. Joan                                              (110)  21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Mosenson, Gayle                                              (111)  12,000                12,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Muffet, David                                                (112)  12,000                12,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Nathanson, Barry                                             (113)  600,000               600,000      1.52%      0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Nathanson, Richard                                           (114)  100,000               100,000      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Novak, Jerold                                                (115)  21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
O'Mahony, John                                               (116)  48,000                48,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Orion Operating Corporation          Carlyle MacHarg         (117)  78,000                78,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Padgett, Kenneth E.                                          (118)  120,000               120,000      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Palomar Capital                      Myoung Ja                      31,572                31,572       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Prensky, Wolf & Carolyn B.                                   (119)  42,000                42,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Prensky, Zachary                                             (120)  42,000                167,000      *          35,000      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Professional Traders Management, LLC                         (121)  120,000               120,000      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Pudvah, Dennis L. & Emma                                     (122)  21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Rabanipour, Soleiman                                         (123)  21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------


                                                                 40



------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Raben, Norman and Lila Leigh                                 (124)  15,000                15,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Rasmussen, Jorgen                                            (125)  30,000                30,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Reynolds, John D.                                            (126)  1,210,000             1,280,800    3.25%      70,800      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Rogers II, William J.                                        (127)  243,000               347,500      *          104,500     *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Roher -- Fiserve Securities Inc.     Howard Roher            (128)  12,000                12,000       *          0           *
A/C/F Howard Roher SEP IRA
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Rose, Inc.                           Tom MacAdam & Delbert   (129)  48,000                48,000       *          0           *
                                     W. Coleman
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Roush, Dave                                                  (130)  42,000                42,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Rowe, Michael                                                (131)  21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Rubin, Alan J.                                               (132)  86,400                86,400       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Schoenfeld -- Fiserve Securities     Joel Schoenfeld         (133)  24,000                24,000      *          0           *
Inc. A/C/F Joel Schoenfeld Con. IRA
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Schoultz, Chet B.                                            (134)  21,600                21,600       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Shapiro, Howard                                              (135)  1,006,400             1,152,200    2.91%      1,800       *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Shapiro, Ronald F. & Susan L.                                (136)  12,000                12,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Shapiro -- Fiserve Securities Inc.   Howard Shapiro          (137)  12,000                12,000       *          0           *
A/C/F Howard Shapiro Con IRA
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Shapiro -- Howard Shapiro as         Howard Shapiro          (138)  72,000                1,152,200    2.91%      1,800       *
custodian for Dina Shapiro
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Shapiro -- Howard Shapiro as         Howard Shapiro          (139)  72,000                1,152,200    2.91%      1,800       *
custodian for Pam Shapiro
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Shapiro -- Susan Shapiro as          Susan Shapiro           (140)  72,000                72,000       *          0           *
custodian for David Shapiro
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Siegel, James F.                                             (141)  71,430                71,430       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Silverstein, Jerome                                          (142)  36,000                36,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Silverstein, Michael                                         (143)  100,000               386,500      *          286,500     *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Spedale, Mary Ellen                                          (144) 7,000                  7,700        *          700         *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Steinmetz, Les                                               (145)  1,200,000             0            *           0          *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Stewart, Craig                                                     11,000                 11,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Sucoff, Cary                                                 (146)  125,275               202,275      *           35,000     *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Sucoff, Scott                                                (147)  85,800                86,650       *           850        *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Sucoff -- Fiserve Securities Inc.    Cary Sucoff             (148)  42,000                202,275      *          35,000      *
A/C/F Cary W. Sucoff Con IRA
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Swingle, John R.                                             (149)  30,000                30,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Targhee Trust, Deirdre Henderson     Deirdre Henderson       (150)  146,250               146,250      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Taylor, Trude C.                                             (151)  86,400                86,400       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Trout -- Equity Trust Co. Custodian  Tommy Dean Trout        (152)  60,000                60,000       *          0           *
FBO Tommy Dean Trout IRA
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Veilleux, Suzanne                                            (153)  15,000                35,000       *          20,000     *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Vertical Ventures, LLC               Josh Silverman          (154)  213,600               300,000      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Vesley, Scott                                                (155)  60,000                60,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
White, Joan L. and Donald W.                                 (156)  15,000                15,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Wickman -- Fred Edward Wickman       Fred Edward Wickman     (157)  60,000                171,000      *          111,000     *
Family Trust
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Williams, Edward L. and Elaine E.                            (158)  28,572                28,572       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Wolff, Alan                                                  (159)  18,000                42,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Wolff, Michael                                               (160)  6,000                 30,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Youngren, Harold                                             (161)  15,000                15,000       *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Zaretsky, Alan                                               (162)  286,000               286,000      *          0           *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
Zimmerman, Jeffrey                                           (163)  57,144                97,144       *          40,000      *
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------
TOTAL                                                              18,782,216             34,307,254              4,822,791
------------------------------------ ----------------------- ----- --------------------- ------------ ---------- ----------- -------

 *       Less than 1%


                                                             41



 (1) Includes stock underlying a warrant to purchase 14,400 shares of common stock at an exercise price of $3.00 per share.
 (2) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (3) Includes stock underlying a warrant to purchase 30,000 shares of common stock at an exercise price of $1.40 per share.
 (4) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
 (5) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share.
 (6) Ownership includes stock beneficially owned by Falcon Picture Group, LLC. Mr. Amari is the CEO of Falcon Picture
 Group, LLC. Falcon Picture Group is listed individually in this table as a selling shareholder.
 (7) Includes stock underlying a warrant to purchase 35,715 shares at an exercise price of $1.40 per share and a warrant to purchase 820,000 shares of common stock at an exercise price of $0.63 per share. Mr. Anderson is a former member of the Board of Directors and is the uncle of Julie Ekelund, an Executive Vice President.
 (8) Includes stock underlying a warrant to purchase 14,300 shares of common stock at an exercise price of $3.00 per share.
 (9) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share.
 (10) Includes stock underlying a warrant to purchase 35,750 shares of common stock at an exercise price of $1.40 per share.
 (11) Ownership includes stock beneficially owned in by Alan Wolff and Michael Wolff who are listed individually in this table as selling shareholders. Shares offered include stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
 (12) Includes stock underlying a warrant to purchase 7,143 shares of common stock at an exercise price of $3.00 per share.
 (13) Includes stock underlying three warrants to purchase 75,000 shares, 30,000 shares and 10,000 shares, each at an exercise price of $3.00 per share, and a warrant to purchase 75,000 shares at an exercise price of $1.00 per share.
 (14) Includes stock underlying two warrants to purchase 25,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
 (15) Ownership includes stock beneficially owned by Robert Kantor, who controls David Becker's shares, and stock beneficially owned by Becker Kantor Partners. David Becker is a partner of Becker Kantor Partners. Becker Kantor Partners and Robert Kantor are listed individually in this table as selling shareholders. Shares offered include stock underlying two warrants to purchase 25,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of
 $1.00 per share.
 (16) Ownership includes stock beneficially owned by Robert Kantor, who controls the William Becker Trust shares. Robert
 Kantor is listed individually in this table as a selling shareholder. Shares offered include stock underlying two warrants to purchase 25,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of
 $1.00 per share.
 (17) Ownership includes stock beneficially owned by David Becker and Robert Kantor. David Becker and Robert Kantor are
 partners of Becker Kantor Partners. David Becker and Robert Kantor are listed individually in this table as selling shareholders. Shares offered include stock underlying a warrant to purchase 35,715 shares at an exercise price of $1.40 per share.
 (18) Includes stock underlying a warrant to purchase 50,000 shares of common stock at an exercise price of $1.40 per share.
 (19) Includes stock underlying a warrant to purchase 142,858 shares of common stock at an exercise price of $1.40 per share.
 (20) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (21) Includes stock underlying a warrant to purchase 42,858 shares of common stock at an exercise price of $1.40 per share.
 Mr. Bermingham is a former member of the Board of Directors. 40
 (22) Includes stock underlying a warrant to purchase 7,200 shares of common stock at an exercise price of $3.00 per share.
 (23) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
 (24) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (25) Ownership includes stock beneficially owned in the name of Edward L. and Janis M. Brabham Trustees for Brabham
 Family Trust UAD 3/31/98. Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share.
 (26) Includes stock underlying a warrant to purchase 52,000 shares of common stock at an exercise price of $3.00 per share.
 (27) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
 (29) Includes stock underlying a warrant to purchase 7,143 shares of common stock at an exercise price of $1.40 per share.
 (30) Includes stock underlying a warrant to purchase 7,143 shares of common stock at an exercise price of $1.40 per share.
 (31) Includes stock underlying a warrant to purchase 14,000 shares of common stock at an exercise price of $3.00 per share.
 (32) Ownership includes stock beneficially owned in the name of Zachary Prenksy. Mr. Prensky is the control person for
 The Millie Chessin Memorial Foundation for Torah Education, Inc., and Little Bear Investments, LLC, who are each listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 11,000 shares of common stock at an exercise price of $3.00 per share.
 (33) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
 (34) Includes stock underlying a warrant to purchase 1,000 shares of common stock at an exercise price of $3.00 per share.
 (35) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (36) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
 (37) Includes stock underlying a warrant to purchase 14,000 shares of common stock at an exercise price of $3.00 per share.
 (38) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
 (39) Includes stock underlying a warrant to purchase 217,500 shares of stock at an exercise price of $0.63 per share.
 158,730 shares owned after the offering are held in the name of Thomas Davidson, Sr.
 (40) Includes stock underlying a warrant to purchase 20,000 shares of common stock at an exercise price of $3.00 per share.
 (41) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
 (42) Ownership includes stock beneficially owned in the name of the Evans Family Revocable Trust dtd 1/2/82. Ronald Evans
 and Patricia Taylor are the control persons for the Evans Family Irrevocable and Revocable Trusts. The Evans Family
 Revocable Trust dtd 1/2/82 is also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 15,000 shares of common stock at an exercise price of $1.40 per share.
 (43) Ownership includes stock beneficially owned in the name of the Evans Family Irrevocable Trust dtd 1/2/82. Ronald
 Evans and Patricia Taylor are the control persons for the Evans Family Irrevocable and Revocable Trusts. The Evans Family
 Irrevocable Trust dtd 1/2/82 is also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 15,000 shares of common stock at an exercise price of $1.40 per share.


                                                             42



 (44) Ownership includes stock beneficially owned by Carl Amari, CEO of Falcon Picture Group. Carl Amari is listed individually in this table as a selling shareholder.
 (45) Shares offered include stock underlying a warrant to purchase 20,000 shares of common stock at an exercise price of
 $3.00 per share.
 (46) Includes stock underlying a warrant to purchase 35,750 shares of common stock at an exercise price of $1.40 per share. 2,956 shares owned after the offering are held in the name of Charles Schwab Trust Co. TTEE/Liza Frederick General
 Anesthesia Services 401K.
 (47) Includes stock underlying a warrant to purchase 71,500 shares of common stock at an exercise price of $1.40 per share.
 (48) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
 (49) Includes stock underlying a warrant to purchase 2,500 shares of common stock at an exercise price of $3.00 per share.
 2,000 shares owned after the offering are held in the name of Anita Gauld.
 (50) Includes stock underlying a warrant to purchase 10,000 shares of common stock at an exercise price of $3.00 per share.
 10,000 shares owned after the offering are held in the name of DCG&T FBO Stuart Gordon Gauld IRA.
 (51) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
 (52) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
 (53) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (54) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (55) Includes stock underlying a warrant to purchase 14,000 shares of common stock at an exercise price of $3.00 per share.
 (56) Includes stock underlying three warrants -- one to purchase 100,000 shares at an exercise price of $3.00 per share, one to purchase 7,857 shares at an exercise price of $3.00 per share and one to purchase 100,000 shares at an exercise price of $1.00 per share. 420,654 shares owned after the offering are held in the name of S G Consulting Inc., an entity controlled by Sean Goodchild.
 (57) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (58) Ownership includes stock beneficially owned by Robert Kantor, who controls Francis Greenburger's shares. Robert
 Kantor is also listed individually in this table as a selling shareholder. Shares offered include stock underlying two warrants to purchase 100,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of
 $1.00 per share. 41
 (59) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
 (60) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (61) Includes stock underlying a warrant to purchase 10,000 shares of common stock at an exercise price of $3.00 per share.
 (62) Ownership includes stock beneficially owned by Jon D. Gruber, Gruber & McBaine International and J. Patterson
 McBaine. Jon D. Gruber and J. Patterson McBaine control Gruber & McBaine Capital Management, the investment advisor for
 Firefly Partners, LP, Gruber & McBaine International and Lagunitas Partners LP.  Shares offered include stock underlying a warrant to purchase 25,000 shares of common stock at an exercise price of $3.00 per share.
 (63) Shares offered include stock underlying a warrant to purchase 30,714 shares of common stock at an exercise price of
 $3.00 per share.
 (64) Includes stock underlying a warrant to purchase 7,200 shares of common stock at an exercise price of $3.00 per share.
 (65) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
 (66) Includes stock underlying a warrant to purchase 5,200 shares of common stock at an exercise price of $3.00 per share.
 (67) Includes stock underlying a warrant to purchase 6,000 shares of common stock at an exercise price of $3.00 per share.
 (68) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share.
 (69) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (70) Ownership includes stock beneficially owned through the control of shares held by Josh Silverman, the control person of Vertical Ventures, LLC. Vertical Ventures, LLC, is also listed individually in this table as a selling shareholder.
 Shares offered include stock underlying a warrant to purchase 14,400 shares of common stock at an exercise price of $3.00 per share. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Capital, LP and Vertical Ventures,
 LLC.
 (71) Includes stock underlying two warrants to purchase a total of 80,000 shares at an exercise price of $1.20 per share;
 a warrant to purchase 60,000 shares at an exercise price of $1.00 per share and a warrant to purchase 160,000 shares at an exercise price of $0.70 per share.
 (72) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
 (73) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
 (74) Includes stock underlying a warrant to purchase 50,000 shares of common stock at an exercise price of $3.00 per share.
 (75) Includes stock underlying a warrant to purchase 5,715 shares of common stock at an exercise price of $1.40 per share.
 (76) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
 (77) Ownership includes stock beneficially owned through the control of the shares held by David Becker, the Trust of
 William Becker, Becker Kantor Partners and Francis Greenburger each of whom is also listed individually in this table as a selling shareholder. Beneficial ownership also includes shares Mr. Kantor holds as the trustee of the Philip Becker
 Family Trust; 4,700 shares as the custodian for Jacob Becker; 4,400 shares as the custodian for Perri R. Katz and 129,500 shares in the name of Becker & Becker. Mr. Kantor is a control person for Becker & Becker. Shares offered include stock underlying five warrants -- two to purchase 25,000 shares and 22,000 shares, respectively, each at an exercise price of
 $3.00 per share; two to purchase 145,000 shares and 71,500 shares, respectively, each at an exercise price of $1.40 per share and a warrant to purchase 25,000 shares at an exercise price of $1.00 per share.
 (78) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
 (79) Includes stock underlying two warrants to purchase 50,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.


                                                             43



 (80) Includes stock underlying a warrant to purchase 71,429 shares of common stock at an exercise price of $1.40 per share.
 (81) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (82) Includes stock underlying a warrant to purchase 35,714 shares of common stock at an exercise price of $1.40 per share.
 (83) Includes stock underlying two warrants to purchase 200,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
 (84) Includes stock underlying a warrant to purchase 28,600 shares of common stock at an exercise price of $1.40 per share.
 Note: There are two different Harvey Kohns listed in this table.
 (85) Includes stock underlying a warrant to purchase 125,125 shares of common stock at an exercise price of $3.00 per share.
 Does not include stock owned by his wife, Helen Kohn, who is also listed individually in this table as a selling shareholder. Note: There are two different Harvey Kohns listed in this table.
 (86) Includes stock underlying a warrant to purchase 20,000 shares of common stock at an exercise price of $3.00 per share.
 Does not include stock owned by her husband, Harvey Kohn, who is also listed individually in this table as a selling shareholder of 125,125 shares. Note: There are two different Harvey Kohns listed in this table.
 (87) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
 (88) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
 (89) Includes stock underlying a warrant to purchase 10,000 shares of common stock at an exercise price of $3.00 per share.
 53,500 shares owned after the offering are held in the name of Richard Kraniak IRA R/O Etrade Custodian.
 (90) Includes stock underlying a warrant to purchase 10,000 shares of common stock at an exercise price of $3.00 per share.
 (91) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
 (92) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share. 42
 (93) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
 (94) Includes stock underlying a warrant to purchase 146,250 shares of common stock at an exercise price of $3.00 per share.
 (95) Shares offered include stock underlying a warrant to purchase 131,443 shares of common stock at an exercise price of
 $3.00 per share.
 (96) Includes stock underlying a warrant to purchase 285,716 shares of common stock at an exercise price of $1.40 per share.
 (97) Includes stock underlying a warrant to purchase 41,000 shares of common stock at an exercise price of $0.63. 27,281 shares owned after the offering are held in the name of Dennis Levin & Adele Levin TTEES FBO The Levin Family Trust DTD
 12/3/99.
 (98) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (99) Ownership includes stock beneficially owned in the name of Zachary Prenksy. Mr. Prensky is the control person for
 The Millie Chessin Memorial Foundation for Torah Education, Inc., and Little Bear Investments, LLC, who are each also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase
 4,000 shares of common stock at an exercise price of $3.00 per share.
 (100) Includes stock underlying a warrant to purchase 35,000 shares of common stock at an exercise price of $1.40 per share.
 (101) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (102) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
 (103) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (104) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (105) Includes stock underlying a warrant to purchase 30,000 shares of common stock at an exercise price of $1.40 per share.
 (106) Ownership includes stock beneficially owned by Jon D. Gruber, Gruber & McBaine International and J. Patterson
 McBaine. Jon D. Gruber and J. Patterson McBaine control Gruber & McBaine Capital Management, the investment advisor for
 Firefly Partners, LP, Gruber & McBaine International and Lagunitas Partners LP who are each also listed individually in this table as a selling shareholder. Jon D. Gruber and J. Patterson McBaine are also each listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 7,143 shares of common stock at an exercise price of $3.00 per share.
 (107) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share.
 20,000 of the shares owned after the offering are held in the name of Ann McCarter.
 (108) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
 (109) Includes stock underlying a warrant to purchase 6,000 shares of common stock at an exercise price of $3.00 per share.
 (110) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (111) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
 (112) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
 (113) Includes stock underlying two warrants to purchase 300,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
 (114) Includes stock underlying two warrants to purchase 50,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
 (115) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (116) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
 (117) Includes stock underlying a warrant to purchase 13,000 shares of common stock at an exercise price of $3.00 per share.
 (118) Includes stock underlying a warrant to purchase 20,000 shares of common stock at an exercise price of $3.00 per share.
 (119) Includes stock underlying a warrant to purchase 7,000 shares of common stock at an exercise price of $3.00 per share.


                                                             44



 (120) Ownership includes stock beneficially owned in the name of The Millie Chessin Memorial Foundation for Torah
 Education, Inc. and Little Bear Investments, Inc., each controlled by Mr. Prensky. The Millie Chessin Memorial Foundation
 for Torah Education, Inc., and Little Bear Investments, LLC, are each also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 7,000 shares of common stock at an exercise price of $3.00 per share.
 (121) Includes stock underlying a warrant to purchase 20,000 shares of common stock at an exercise price of $3.00 per share.
 (122) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (123) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (124) Includes stock underlying a warrant to purchase 2,500 shares of common stock at an exercise price of $3.00 per share.
 (125) Includes stock underlying a warrant to purchase 5,000 shares of common stock at an exercise price of $3.00 per share.
 (126) Includes stock underlying six warrants -- two to purchase 75,000 shares and 10,000 shares, respectively, each at an exercise price of $3.00 per share; two to purchase 396,571 shares and 71,429 shares, respectively, each at an exercise price of $1.40 per share; a warrant to purchase 32,000 shares at an exercise price of $1.20 per share and a warrant to purchase 75,000 shares at an exercise price of $1.00 per share.
 (127) Includes stock underlying a warrant to purchase 121,500 shares of common stock at an exercise price of $1.40 per share.
 (128) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
 (129) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
 (130) Includes stock underlying a warrant to purchase 7,000 shares of common stock at an exercise price of $3.00 per share.
 (131) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share. 43
 (132) Includes stock underlying a warrant to purchase 14,400 shares of common stock at an exercise price of $3.00 per share.
 (133) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
 (134) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
 (135) Ownership includes stock beneficially owned in the name of Howard Shapiro as custodian for Dina Shapiro and Pam
 Shapiro, also listed individually in this table as selling shareholders. Shares offered include stock underlying four warrants -- two to purchase 100,000 shares and 14,400 shares, respectively, each at an exercise price of $3.00 per share;
 a warrant to purchase 360,000 shares at an exercise price of $1.40 per share and a warrant to purchase 100,000 shares at an exercise price of $1.00 per share. 1,800 shares owned after the offering are held in the name of Howard Shapiro as custodian for Beatrice A. Shapiro. There is another unrelated Howard Shapiro listed under "Shapiro -- Fiserve Securities
 Inc. A/C/F Howard Shapiro Con IRA".
 (136) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
 (137) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share. There is another unrelated Howard Shapiro listed in this table, also listed as "Custodian for Dina Shapiro" and as
 "Custodian for Pam Shapiro".
 (138) Ownership includes stock beneficially owned in the name of Howard Shapiro and Howard Shapiro as Custodian for Pam
 Shapiro. Howard Shapiro and Howard Shapiro as Custodian for Pam Shapiro are also listed individually in this table as selling shareholders. Shares offered include stock underlying a warrant to purchase 36,000 shares of common stock at an exercise price of $1.40 per share. There is another unrelated Howard Shapiro listed under "Shapiro -- Fiserve Securities
 Inc. A/C/F Howard Shapiro Con IRA".
 (139) Ownership includes stock beneficially owned in the name of Howard Shapiro and Howard Shapiro as custodian for Dina
 Shapiro. Howard Shapiro and Howard Shapiro as Custodian for Dina Shapiro are also listed individually in this table as selling shareholders. Shares offered include stock underlying a warrant to purchase 36,000 shares of common stock at an exercise price of $1.40 per share. There is another unrelated Howard Shapiro listed under "Shapiro -- Fiserve Securities
 Inc. A/C/F Howard Shapiro Con IRA".
 (140) Includes stock underlying a warrant to purchase 36,000 shares of common stock at an exercise price of $1.40 per share.
 (141) Includes stock underlying a warrant to purchase 35,715 shares of common stock at an exercise price of $1.40 per share.
 (142) Includes stock underlying a warrant to purchase 6,000 shares of common stock at an exercise price of $3.00 per share.
 (143) Includes stock underlying a warrant to purchase 50,000 shares of common stock at an exercise price of $1.40 per share.
 500 shares owned after the offering are held in the name of NFS/FMTC Rollover IRA FBO Michael Silverstein.
 (144) Includes stock underlying a warrant to purchase 7,000 shares of common stock at an exercise price of $3.00 per share.
 (145) Includes stock underlying a warrant to purchase 1,200,000 shares of common stock at an exercise price of $1.20 per share. Shares offered include shares issuable upon the exercise of warrants. These warrant shares are not considered to be beneficially owned under Rule 13d-3 and therefore do not yet appear as shares owned in the other columns.
 (146) Ownership includes stock beneficially owned in the name of Fiserve Securities Inc. A/C/F Cary W. Sucoff Con IRA,
 also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 125,275 shares of common stock at an exercise price of $3.00 per share.
 (147) Includes stock underlying a warrant to purchase 85,800 shares of common stock at an exercise price of $3.00 per share.
 850 shares owned after the offering are held in the name of Fiserve Securities C/F Scott Sucoff IRA R/O.
 (148) Ownership includes stock beneficially owned in the name of Cary Sucoff, also listed individually in this table as a selling shareholder. Shares offered include includes stock underlying a warrant to purchase 7,000 shares of common stock at an exercise price of $3.00 per share.
 (149) Includes stock underlying a warrant to purchase 5,000 shares of common stock at an exercise price of $3.00 per share.
 (150) Includes stock underlying a warrant to purchase 146,250 shares of common stock at an exercise price of $3.00 per share.


                                                             45



 (151) Includes stock underlying a warrant to purchase 14,400 shares of common stock at an exercise price of $3.00 per share.
 (152) Includes stock underlying a warrant to purchase 30,000 shares of common stock at an exercise price of $1.40 per share.
 (153) Includes stock underlying a warrant to purchase 2,500 shares of common stock at an exercise price of $3.00 per share.
 14,000 shares owned after the offering are held in the name of Susan Veilleux, Charles Schwab & Co. Inc. Cust.
 (154) Ownership includes stock beneficially owned through the control of shares held by Josh Silverman, the control person of Iroquois Capital, LP. Iroquois Capital, LP, is also listed individually in this table as a selling shareholder.
 Shares offered include stock underlying a warrant to purchase 35,600 shares of common stock at an exercise price of $3.00 per share. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Capital, LP and Vertical Ventures,
 LLC.
 (155) Includes stock underlying a warrant to purchase 10,000 shares of common stock at an exercise price of $3.00 per share.
 (156) Includes stock underlying a warrant to purchase 2,500 shares of common stock at an exercise price of $3.00 per share.
 (157) Includes stock underlying a warrant to purchase 30,000 shares of common stock at an exercise price of $1.40 per share.
 (158) Includes stock underlying a warrant to purchase 14,286 shares of common stock at an exercise price of $1.40 per share.
 (159) Ownership includes stock beneficially owned in the name of Ardmore Blouses Inc. Retirement Plan. Alan Wolff is a
 trustee for Ardmore. Ardmore is also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
 (160) Ownership includes stock beneficially owned in the name of Ardmore Blouses Inc. Retirement Plan. Michael Wolff is a
 trustee for Armore. Ardmore is also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 1,000 shares of common stock at an exercise price of $3.00 per share.
 (161) Includes stock underlying a warrant to purchase 2,500 shares of common stock at an exercise price of $3.00 per share.
 (162) Includes stock underlying a warrant to purchase 143,000 shares of common stock at an exercise price of $1.40 per share.
 (163) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share.
 30,000 shares owned after the offering are held in the name of Jeffrey Zimmerman and Susan M. Zimmerman JTWROS.


                                                             46

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California.

                                     EXPERTS

         Our audited financial statements at December 31, 2004 appearing in this prospectus and registration statement have been audited by Singer Lewak Greenbaum and Goldstein, LLP, and the 2003 and 2002 financial statements have been audited by Cacciamatta Accountancy Corporation, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have previously filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of our company, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or our website at http://www.GeniusProducts.com. Information contained in our website is not part of this prospectus.

         Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of our contract or other document we have filed as an exhibit to the registration statement for complete information.

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

         We furnish our stockholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm...................  F-2

Report of Independent Registered Public Accounting Firm...................  F-3

Consolidated Balance Sheet at December 31, 2004 and 2003 .................  F-4

Consolidated Statements of Operations for the Years Ended
  December 31, 2004, 2003 and 2002 .......................................  F-5

Consolidated Statements of Stockholders' Equity (Deficit)
  for the Years Ended December 31, 2004, 2003 and 2002 ...................  F-6

Consolidated Statements of Cash Flows for the Years
  Ended December 31, 2004, 2003 and 2002 .................................  F-7

Notes to Consolidated Financial Statements ...............................  F-8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Genius Products, Inc.

We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Genius Products, Inc. and Subsidiary (the "Company") for each of the years in the two-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations, changes in stockholders' equity, and cash flows of the Company for each of the years in the two-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

         /s/ CACCIAMATTA ACCOUNTANCY CORPORATION

         Irvine, California

         March 19, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Genius Products, Inc.
Solana Beach, California


We have audited the consolidated balance sheet of Genius Products, Inc. and subsidiary as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genius Products, Inc. and subsidiary as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California

February 24, 2005

                           GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                                 CONSOLIDATED BALANCE SHEETS


                                                             December 31,      December 31,
                                                                 2004              2003
                                                             -------------------------------
ASSETS

Current assets:
     Cash and equivalents                                    $  1,223,881      $    941,332
     Accounts receivable, net of allowance for doubtful
       accounts and sales returns of $1,542,805, and
       $182,597 respectively                                    3,615,073         1,321,998
     Inventories, net of obsolescence allowance $474,358
       and $0 respectively                                      3,473,483           830,284
     Prepaid royalties                                          1,042,120           376,043
     Prepaid expenses                                             312,046           533,150
                                                             -------------------------------
Total current assets                                            9,666,603         4,002,807

Property and equipment, net of accumulated depreciation
  of $215,194 and $143,941 respectively                           264,989           140,962
Production masters, net of accumulated amortization of
  $805,891 and $372,601 respectively                            2,825,426         1,186,247
Deposits and other                                                239,148           245,112
                                                             -------------------------------
                                                             $ 12,996,166      $  5,575,128
                                                             ===============================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                        $  7,329,218      $  1,081,614
     Accrued payroll and related expenses                         259,366            65,772
     Debentures payable                                            50,750            50,750
     Accrued expenses                                             229,800           133,429
     Redeemable common stock                                      395,172           490,932
     Payable on terminated contract                               300,000           300,000
     Notes payable, net of unamortized discount of
       $419,923                                                        --           730,077
                                                             -------------------------------
Total current liabilities                                       8,564,306         2,852,574

Commitments and contingencies                                          --                --

Stockholders' equity
      Preferred stock, $.001 par value; 10,000,000
        shares authorized; 0 shares outstanding                        --                --
      Common stock, $.001 par value;
        50,000,000 shares authorized; 25,208,512
        and 20,658,425 shares outstanding                          25,209            20,658
Additional paid-in capital                                     25,984,012        21,029,331
Subscription receivable                                                --        (2,796,242)
Accumulated deficit                                           (21,577,361)      (15,531,193)
                                                             -------------------------------
Total stockholders' equity                                      4,431,860         2,722,554
                                                             -------------------------------

                                                             $ 12,996,166      $  5,575,128
                                                             ===============================


   The accompanying notes are an integral part of these consolidated financial statements.


                                            F-4

                                GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                   FOR THE YEAR ENDED
                                                                       DECEMBER 31
                                                         2004              2003              2002
                                                     -------------------------------------------------
Revenues:
   Audio                                             $  2,946,237      $  2,149,096      $  1,704,913
   DVD and VHS                                         15,967,711           876,285            39,609
   Royalties, licensing and other                         420,299           456,110           873,315
                                                     -------------------------------------------------
Gross revenues                                         19,334,247         3,481,491         2,617,837
   Sales returns, discounts and allowances             (2,704,315)         (412,985)         (474,137)
                                                     -------------------------------------------------
        Net revenues                                   16,629,932         3,068,506         2,143,700

Costs and expenses:
Cost of revenues:
   Audio                                                1,185,112         1,081,149           801,594
   DVD and VHS                                         11,447,806           466,384            14,828
   Royalties, licensing and other                         325,248           259,463           562,018
   Amortization of Production Masters                     681,404           204,493           149,763
   Warehouse expenses                                     253,864           138,021            63,344
                                                     -------------------------------------------------
Total Costs of revenues                                13,893,434         2,149,510         1,591,547

Operating expenses:
Product development                                       956,521           428,465           384,883
Sales and marketing                                     2,166,785         1,020,860           382,465
General and administrative                              5,107,547         2,081,651         2,536,878
                                                     -------------------------------------------------

Total costs and expenses                               22,124,287         5,680,486         4,895,773

Loss from operations                                   (5,494,355)       (2,611,980)       (2,752,073)

Other income (expense)                                     (8,562)           14,125             6,131
Interest expense                                         (542,451)         (144,021)          (41,340)
                                                     -------------------------------------------------

Loss before provision for income taxes                 (6,045,368)       (2,741,876)       (2,787,282)

Provision for income taxes                                   (800)             (800)             (800)
                                                     -------------------------------------------------

Net loss                                             $ (6,046,168)     $ (2,742,676)     $ (2,788,082)
                                                     =================================================

Basic and diluted loss per common share:
Net loss per share                                   $      (0.25)     $      (0.16)     $      (0.20)
                                                     =================================================

Basic and diluted weighted average common shares       23,826,584        17,574,405        13,838,743
                                                     =================================================


        The accompanying notes are an integral part of these consolidated financial statements.


                                                 F-5

                                               GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                        FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002


                                              Common Stock
                                                                                                                          Total
                                                                         Additional       Stock                        Stockholders'
                                                                          Paid-in      Subscription     Accumulated        Equity
                                          Shares          Amount          Capital       Receivable        Deficit        (Deficit)
                                       ---------------------------------------------------------------------------------------------
Balance, December 31, 2001                6,183,756    $      6,184    $  9,292,867    $          0    $(10,000,435)   $   (701,384)
  Shares issued in private
    placement, net of offering
    costs                                 5,146,267           5,147       3,193,253              --              --       3,198,400
  Debt conversion                           446,410             446         280,792              --              --         281,238
  Shares issued for compensation            305,716             306         209,694              --              --         210,000
  Shares issued for services                223,251             223         267,403              --              --         267,626
  Exercise of stock options                  57,580              58          25,142              --              --          25,200
  Stock option costs                             --              --         560,362              --              --         560,362
  Stock subscription receivable           3,507,700           3,507       2,502,893      (2,506,400)             --              --
  Interest on subscriptions
    receivable                                   --              --         139,458        (139,458)             --              --

  Net loss                                       --              --              --              --      (2,788,082)     (2,788,082)
                                       ---------------------------------------------------------------------------------------------

Balance, December 31, 2002               15,870,680    $     15,871    $ 16,471,864    $ (2,645,858)   $(12,788,517)   $  1,053,360
  Shares issued in private
    placement, net of
    offering costs                        3,836,786           3,837       2,614,943              --              --       2,618,780
  Debt conversion                            10,000              10           9,990              --              --          10,000
  Shares issued for compensation            142,860             143          99,857              --              --         100,000
  Shares issued for services                217,847             217         174,283              --              --         174,500
  Exercise of stock options                 159,330             159         121,219              --              --         121,378
  Stock option costs                             --              --         430,655              --              --         430,655
  Shares issued for payment of
    DVD remastering costs                   350,000             350         349,650              --              --         350,000
  Shares issued for option to
    Acquire                                  70,922              71          99,929              --              --         100,000
  Interest on subscriptions
    receivable                                   --              --         150,384        (150,384)             --              --
  Warrants issued with notes
    payable                                      --              --         506,557              --              --         506,557

  Net loss                                       --              --              --              --      (2,742,676)     (2,742,676)
                                       ---------------------------------------------------------------------------------------------

Balance, December 31, 2003               20,658,425    $     20,658    $ 21,029,331    $ (2,796,676)   $(15,531,193)   $  2,722,554
  Shares issued in private
    placement, net of offering
    costs                                 5,000,000           5,000       6,414,968              --              --       6,419,698
  Exercise of warrants for cash             217,500             218         136,808              --              --         137,036
  Cashless exercise of warrants             478,719             509            (509)             --              --               0
  Issue of warrants for services
    rendered or to be rendered                   --              --       1,339,412              --              --       1,339,412
  Shares issued for services
    rendered                                 57,994              28          62,772              --              --          62,800
  Exercise of options                       169,400             169         171,851              --              --         172,020
  Cancel shares issued for payment
    of DVD remastering costs               (350,000)           (350)       (349,650)             --              --        (350,000)
  Shares canceled/rescinded                 (12,226)            (12)             12              --              --               0
  Other adjustment                           (1,943)             (2)              2              --              --               0
  Payoff subscription receivable         (1,009,354)         (1,009)     (2,820,985)      2,796,676              --         (25,752)

  Net loss                                       --              --              --              --      (6,046,168)     (6,046,168)
                                       ---------------------------------------------------------------------------------------------

Balance, December 31, 2004               25,208,512    $     25,209    $ 25,984,012    $          0    $(21,577,361)   $  4,431,860
                                       =============================================================================================


                       The accompanying notes are an integral part of these consolidated financial statements.


                                                                F-6

                                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                               FOR THE YEAR ENDED
                                                                                  DECEMBER 31
                                                                     2004             2003             2002
                                                                 ----------------------------------------------
Cash flows from operating activities:
     Net loss                                                    $(6,046,168)     $(2,742,676)     $(2,788,082)
     Adjustments to reconcile net loss to net
       cash used by operating activities:
     Depreciation and amortization                                   762,299          300,283          243,468
     Write--off of production masters                                     --               --           16,055
     Change in allowance for doubtful accounts and
       provision for returns                                       1,360,208          112,597          (26,000)
     Shares issued for services rendered                              62,800          174,500          194,026
     Warrants issued for services rendered or to be rendered       1,339,412          430,655          560,362
     Stock issued for the remastering of movies on DVD                    --          350,000               --
     Stock issued for compensation                                        --          100,000          210,000
     Interest expense on redeemable common stock                      21,602           25,155           25,731
     Amortization of discount on notes payable                       419,923           86,634               --
     Changes in assets and liabilities:
     (Increase) decrease in:
     Accounts receivable                                          (3,653,284)      (1,147,870)         120,783
     Inventories                                                  (2,643,199)        (570,025)        (136,948)
     Prepaid royalties                                              (666,077)        (209,519)        (166,524)
     Prepaid expenses and deposits                                   195,055         (480,898)          (2,481)
     Development of production masters                            (2,320,582)        (945,063)        (463,728)
     Increase (decrease) in:
     Accounts payable                                              5,897,604          849,542         (613,510)
     Accrued payroll & related items                                 193,594           21,613          (53,378)
     Accrued expenses and other                                       96,371            6,518          273,484
                                                                 ----------------------------------------------

Net cash used by operating activities                             (4,980,442)      (3,638,554)      (2,606,742)
                                                                 ----------------------------------------------

Cash flows from investing activities:
     Patents and trademarks                                           (3,380)         (32,424)         (63,646)
     Purchase of property and equipment                             (195,280)         (23,841)        (117,801)
                                                                 ----------------------------------------------

Net cash used in investing activities                               (198,660)         (56,265)        (181,447)
                                                                 ----------------------------------------------

Cash flows from financing activities:
      Proceeds from issuance of convertible debentures                    --               --           10,000
      Proceeds from notes payable                                         --        1,150,000          281,238
      Payments on notes payable                                   (1,150,000)              --               --
      Purchase of redeemable common stock                           (117,362)                           (8,654)
      Proceeds from exercise of options and warrants                 309,045          121,378           25,200
      Proceeds from issuance of common stock,
        net of offering costs                                      6,419,968        2,618,780        3,198,400
                                                                 ----------------------------------------------

Net cash provided by financing activities                          5,461,651        3,890,158        3,506,184
                                                                 ----------------------------------------------

Net increase (decrease) in cash and equivalents                      282,549          195,339          717,995

Cash at beginning of period                                          941,332          745,993           27,998
                                                                 ----------------------------------------------

Cash at end of period                                            $ 1,223,881      $   941,332      $   745,993
                                                                 ==============================================

Non-cash investing and financing activities:
     Repayment of officer loans by return of common stock        $    25,751               --               --
     Repayment of notes receivable by return of common stock     $ 2,796,242               --               --
     Shares issued for Notes Receivable, including interest               --      $   150,384      $ 2,645,858
     Production masters purchased for shares                              --               --      $    73,600
     Loans converted into common stock                                    --               --      $   281,238
     Issuance of common stock for an option to acquire                    --      $   100,000               --
     Conversion of debenture to common stock                              --      $    10,000               --


            The accompanying notes are an integral part of these consolidated financial statements.


                                                      F-7

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS. We were incorporated in the State of Nevada on January 8, 1996 under the name Salutations, Inc. ("Salutations"). In September 1997, Salutations acquired all of the outstanding shares of a company called International Trade and Manufacturing Corporation ("ITM"), a Nevada corporation founded in 1992. Immediately after the acquisition, Salutations assumed all of the operations and businesses of ITM and changed its name to International Trading and Manufacturing Corporation ("ITMC"). In October 1999, we changed our name from International Trading and Manufacturing Corporation to Genius Products, Inc. to reflect our primary business of producing, publishing and distributing audio and video products. On March 2, 2005, Genius Products, Inc. changed its state of incorporation from the State of Nevada to the State of Delaware through a merger with a newly formed subsidiary in Delaware. The Company is engaged primarily in producing, publishing and distributing digital video discs ("DVDs"), videos ("VHS") and compact discs ("CDs"). Our products are marketed under both proprietary and licensed brands. We sell directly to major retailers and to third party distributors. We also sell our products through various websites on the Internet, including our own website at www.geniusproducts.com.

PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of Genius Products, Inc., and its wholly owned subsidiary (Sanuk Corporation), which is inactive. All significant inter-company transactions and accounts have been eliminated in consolidation.

USE OF ESTIMATES. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND EQUIVALENTS. For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

ACCOUNTS RECEIVABLE. The allowance for doubtful accounts and provision for sales returns includes management's estimate of the amount expected to be lost or returned on specific accounts and for losses or returns on other as yet unidentified accounts included in accounts receivable. In estimating the allowance component for unidentified losses and returns, management relies on historical experience and takes into account current information obtained from retailers including retail sell-through data and retail inventory data as available. The amounts the Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts and provision for sales returns in the accompanying financial statements.

CONCENTRATIONS OF CREDIT RISK. In 2004, our two largest customers, Target Corporation, and Dollar Tree Stores, Inc., accounted for 27% and 26% of our net revenues, respectively. At December 31, 2004, these customers comprised 28% and 9%, respectively, of accounts receivable before allowances. In 2003, our two largest customers, Anderson Merchandising and Target Corporation, accounted for 33% and 18% of net revenues, respectively. At December 31, 2003, these two customers comprised 52% and 9%, respectively, of accounts receivable before allowances. In 2002, our two largest customers, Books are Fun, and Home Shopping Network, accounted for 31% and 17% of our net revenues, respectively. At December 31, 2002, five customers accounted for 66% of accounts receivable before allowances.

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and trade receivables. The Company restricts investment of temporary cash investments to financial institutions with investment grade credit ratings. The Company provides credit in the normal course of business to customers located throughout the United States. The Company performs ongoing credit evaluations of its customers, generally does not require collateral and maintains allowances for potential credit losses which, when realized, have been within the range of management's expectations.

PREPAID EXPENSES. In September 2003, the Company executed an agreement with Falcon Pictures Group ("Falcon") to develop and distribute branded audio and video content, including distribution under the AMC, TV Guide and Twilight Zone brand names. As part of this agreement, which is discussed in Note 10, the Company issued 350,000 of its common shares at a value of $1.00 per share as a prepayment for DVD re-mastering. The shares were to be registered and sold by Falcon, thus reducing the cash payments required by the Company. The shares were never registered, and in January 2004, the shares were returned to the Company and cancelled. The costs of DVD re-mastering was subsequently paid in cash. The

$350,000 was included in prepaid expenses at December 31, 2003. The value of the prepaid DVD re-mastering at December 31, 2004 is $226,917. The Company also prepays certain royalty agreements for rights to distribute specific content or license specific brands. The prepayments are typically recoupable against future royalties payable and are reviewed quarterly for impairment.

INVENTORIES. Inventories consist of raw materials and finished goods and are valued at the lower of cost or market. Cost is determined on a first-in-first-out method of valuation. The Company regularly monitors inventory for excess or obsolete items and makes any valuation corrections when such adjustments are needed. In 2004, the Company recorded an inventory reserve of $474,358 across all product lines. There was no reserve taken for inventories in 2003. In 2002, the Company took an inventory write-down of $30,000.

LONG-LIVED ASSETS. Property and equipment purchases are recorded at cost and are depreciated and amortized over the estimated useful lives of the assets (three to seven years generally) using the straight-line method. Music production masters are stated at cost net of accumulated amortization. Costs incurred for music production masters, including licenses to use certain classical compositions, royalties, and recording and design costs, are capitalized and amortized over a three or seven year period using the straight line method from the time a title is initially released, consistent with the estimated timing of revenue for a title.

We capitalize the costs of production and acquisition of film libraries. Costs of production include costs of film and tape conversion to DLT master format, menu design, authoring and compression. These costs are amortized to direct operating expenses in accordance with Statement of Position ("SOP") 00-2, "Accounting by Producers or Distributors of Films", using the individual film forecast method over a period of ten years. Costs are stated at the lower of unamortized film costs or estimated fair value. Films classified as part of a library have an initial release date of more than three years prior to acquisition. For acquired film libraries, ultimate revenue includes estimates over a period not to exceed ten years. Management regularly reviews and revises when necessary its ultimate revenue and cost estimates, which may result in a change in the rate of amortization of film costs and/or a write-down of all or a portion of the unamortized costs of the library to its estimated fair value. No assurances can be given that unfavorable changes to revenue and cost estimates will not occur, which may result in significant write-downs affecting our results of operations and financial condition. The unamortized library costs at December 31, 2004 was $2,825,426. The Company estimates that 38% and 55% of the library will be amortized in the next year and three years respectively.

Patents and trademarks covering a number of the Company's products are being amortized on a straight-line basis over 5 to 17 years.

Long-lived assets are reviewed annually for impairment and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is necessary when the undiscounted cash flows estimated to be generated by the asset are less than the carrying amount of the asset.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying amounts of cash and equivalents, accounts receivable, prepaid royalties, prepaid expenses, accounts payable, convertible debentures and accrued expenses approximate fair value.

STOCK-BASED COMPENSATION. The Company has elected to adopt only the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") 123, "Accounting for Stock-based Compensation" as amended by SFAS No. 148, "Accounting for Stock Based Compensation Transition and Disclosure - an amendment of FASB Statement No. 123", and continues to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations.

Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under this plan consistent with the method of SFAS 123, as amended by SFAS No. 148, the Company's net loss and loss per common share would have been increased to the pro forma amounts indicated below:

                                                Year Ended December 31,
                                           2004           2003          2002
                                      ------------------------------------------
Net Loss as Reported                  $(6,046,168)   $(2,742,646)   $(2,788,082)
  Compensation cost at fair value      (1,808,011)      (332,764)    (1,314,767)
                                      ------------------------------------------
Pro forma Net Loss                    $(7,854,179)   $(3,075,410)   $(4,102,849)
                                      ==========================================
Basic loss per share:
As reported                           $     (0.25)   $     (0.16)   $     (0.20)
Pro forma                             $     (0.33)   $     (0.18)   $     (0.30)
                                      ==========================================


The pro forma compensation cost was recognized for the fair value of the stock options granted, which was estimated using the Black-Scholes model with the following weighted-average assumptions for 2004, 2003 and 2002: expected volatility of 20% , 50% and 50%, respectively; risk-free interest of 2.65%, 4.00% and 4.00% respectively; and expected life of 1 to 10 years and no expected dividends for any year. The weighted-average exercise price of outstanding stock options at December 31, 2004, 2003 and 2002 was $1.82, $1.22 and $0.77,
respectively. The weighted average remaining contractual life of outstanding options at December 31, 2004, 2003 and 2002 was 8.6 years, 10 years and 10 years, respectively.

REVENUE RECOGNITION. Revenues are recorded upon the shipment of goods. Costs of sales and an allowance for returns are also recorded at the time of shipment. The allowance for returns calculation is based upon an analysis of historical customer and product returns performance as well as current customer inventory data as available. Updates to the returns calculation is performed quarterly. Sales made under consignment or guaranteed sales arrangements are not recognized as net revenue until such time that cash is received for the sale and release of return liability is confirmed by the customer.

ADVERTISING COSTS. Advertising costs, including the costs of placement of the Company's products with retailers, are expensed in the period in which the advertisement takes place. Advertising costs were $155,521, $195,811 and $55,747 for the years ended December 31, 2004, 2003 and 2002 respectively.

INCOME TAXES. Deferred taxes are accounted for using an asset and liability approach, whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

LOSS PER SHARE. Basic EPS is calculated using income available to common stockholders divided by the weighted average of common shares outstanding during the year. Diluted EPS is similar to Basic EPS except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The treasury stock method is used to calculate dilutive shares which reduces the gross number of dilutive shares by the number of shares purchasable from the proceeds of the options assumed to be exercised. All potential common shares were anti-dilutive, and excluded from loss per share calculations.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

SFAS NO. 151. In November 2004, the FASB issued SFAS No. 151, "Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4, "Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

SFAS NO. 152. In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66, "Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

SFAS NO. 153. In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

SFAS NO. 123(R). In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". SFAS 123(R) amends SFAS No. 123, "Accounting for Stock-Based Compensation", and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS No.123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. On April 14, 2005, the Securities and Exchange Commission amended the compliance dates to allow companies to implement Statement No. 123R at the beginning of their next fiscal year, instead of the next reporting period, that begins after June 1, 2005, or December 15, 2005 for small business issuers. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statement.

NOTE 2. ADOPTION OF STATEMENT OF POSITION 00-2 ACCOUNTING BY PRODUCERS OR DISTRIBUTORS OF FILMS

Effective in 2004, the Company adopted SOP 00-2 to account for the amortization of costs associated with the acquisition of film libraries. As such, the costs of production and library acquisition is amortized consistent with the recognition of revenue generated by the library over a period of 10 years. The ultimate revenue and timing of the revenue stream for the film library is estimated and is the basis for the amortization of costs. Prior to this time, the Company amortized the costs associated with film libraries over a seven year period using straight line depreciation. An analysis by management of the past film library amortization expense determined that there was no material change in the cumulative amortization expense incurred through the date of the change given the change in accounting principle. As such, there is no cumulative charge associated with the change in accounting principle. The unamortized library costs at December 31, 2004 was $2,825,426.

NOTE 3. INVENTORY

                                        December 31,
                                   2004             2003
                               ----------------------------
Raw Materials                  $   349,231      $         0
Finished Goods                   3,598,610          830,284
                               ----------------------------
                               $ 3,947,841      $   830,284
Allowance for Obsolescence        (474,358)               0
                               ----------------------------
                               $ 3,473,483      $   830,284
                               ============================

NOTE 4. PROPERTY AND EQUIPMENT

PROPERTY AND EQUIPMENT

                                                     December 31
                                                  2004          2003         USEFUL LIVES
                                              ------------------------
Computers and equipment                       $ 424,071      $ 230,924        3 - 5 years
Furniture and fixtures                           33,746         31,614        3 - 7 years
Leasehold improvements                           22,365         22,365    Lesser of lease term
                                              ------------------------      or useful life.
                                                480,182        284,903
Accumulated depreciation and amortization      (215,193)      (143,941)
                                              ------------------------
                                              $ 264,989      $ 140,962
                                              ========================

Depreciation expense for the years ended December 31, 2004, 2003 and 2002 were $71,253, $52,842 and $36,271 respectively.

NOTE 5. NOTES PAYABLE AND CONVERTIBLE DEBENTURES

In the fourth quarter of 2003, the Company issued notes payable totaling $1,150,000 to private lenders. The notes bore interest at 10.5% and were due December 31, 2004. Interest was payable quarterly, beginning March 31, 2004. For the years ended December 31, 2004 and 2003, interest expense on the notes was $97,278 and $22,238, respectively. Each lender was also granted one warrant at $1.00 per share and one warrant at $3.00 per share for the Company's common stock for each dollar loaned. The discount allocated to the warrants was $506,557, calculated using the Black-Scholes Model, with weighted average assumptions: expected volatility 50%, risk free interest of 4.4%, expected life of two years and no dividends paid. The discount was amortized over the life of the notes. The notes have been paid in full as of December 31, 2004.

In 2001, the Company issued a convertible debenture for $50,750 to a shareholder in place of redeemable common stock. The debenture bore interest at 8%, was due March 31, 2002, and was convertible into common shares at $.50 per share; however, the conversion feature of this debenture has expired. Interest on the debenture was accrued through December 31, 2004. There was no beneficial conversion interest related to this debenture. The Company also issued a convertible debenture for $10,000 for cash in 2002, which required interest of 10.75% and was due February 28, 2004. This debenture was converted into common shares in February 2003 at $1.00 per share.

NOTE 6. COMMON STOCK

PRIVATE PLACEMENT. On March 19, 2004, we completed a private placement offering of 100 units aggregating $7 million pursuant to the exemption from registration under Rule 506 of Regulation D of the Securities Act. Proceeds net of cash commissions totaled approximately $6.4 million. Sands Brothers International Limited served as the selected dealer for the transaction. The private placement was priced at $70,000 per unit. Each unit consists of 50,000 shares of common stock and warrants to purchase 10,000 shares of common stock. The warrants have an exercise price of $3.00 per share and a five-year term. The fair value of the warrants at the time of issuance was $403,220 using the Black-Scholes valuation method with weighted average assumptions of expected volatility of 20%, risk free interest of 2.65%, expected life of five years and no expected dividends. Pursuant to the sales of the units we issued 5,000,000 new unregistered shares of common stock and warrants to purchase up to 1,650,000 shares of common stock (including those warrants issued as compensation to the selected dealer). In accordance with the terms of the Registration Rights Agreement we entered into with the investors and the selected dealer in connection with this financing, we have filed a resale registration statement for the resale of the common stock and the common stock underlying the warrants.

During 2003, the Company issued 2,397,040 shares of its common stock at $.70 and 1,350,000 shares at $.72 pursuant to two private placements. Net proceeds were $2,618,780 from these offerings, after the payment of $31,140 and the issuance of 89,746 shares of common stock for finder's fees.

During 2002, the Company issued 4,661,438 shares of its common stock at $.63 and 300,000 shares at $1.00 pursuant to two private placements. Net proceeds were $3,198,400 from these offerings, after a payment of $35,000 and the issuance of 184,829 shares of common stock for finder's fees.

OTHER STOCK ISSUANCES. During 2003, we issued 217,847 shares to third-party consultants and service providers for a total of $174,500, 350,000 shares of common stock as a prepayment against the development of re-mastered DVDs (which were subsequently returned in January 2004) and 70,922 shares of common stock for an option to acquire Falcon Picture Group. Also during this time period, a debenture of $10,000 was converted through the issuance of 10,000 shares. Additionally, we issued shares to certain officers in payment of salaries. Five officers accepted 142,860 shares and 142,860 warrants as payment of $100,000 of 2003 salary.

During 2002, we issued 223,251 shares to third-party consultants, service providers and for production masters for a total of $267,626. During this time period, $281,238 of short-term debt and related interest was converted through the issuance of 446,410 shares. We also issued shares to certain officers in payment of salaries. Four officers accepted 95,240 shares as payment of $60,000 of 2001 salary, and five officers accepted 210,476 shares as payment of $150,000 of 2002 salary.

In 2002, 3,507,700 options and warrants were exercised in exchange for notes receivable totaling $2,506,400. Of the total, 1,285,200 shares were issued for warrants that were previously issued in relation to loans, and 2,222,500 shares were issued for warrants previously granted to four officers and an employee. During 2004, we issued 57,994 shares to third-party consultants and service providers for a total of $102,800.

REDEEMABLE COMMON STOCK. During 1999, the Company reviewed certain aspects of its issuances of common stock and determined that during 1997, 1998 and through September 1999, it sold common stock in private placement transactions that may be subject to redemption. In 2002, 1,250 shares were redeemed and in 2001, 8,750 shares were exchanged for a convertible debenture of $50,750 bearing interest at 8%. The total number of shares subject to redemption at December 31, 2004 was 49,300. Additional paid in capital has been reduced by $420,323 to reflect the cumulative amounts subject to redemption. In addition, accrued interest of $129,600, calculated at an annual rate of 8% on the unredeemed shares, is included in the total of $395,172 shown in the caption "redeemable common stock" in the accompanying balance sheet. Rescission offers were made for some of the redeemable common stock as described below.

RESCISSION OFFER. We retired 12,226 common shares in 2004 after a repurchase of the redeemable common stock pursuant to rescission offers.

On September 23, 1999, the Securities Administrator of the State of Washington (the "Securities Administrator") filed a Summary Order to Cease and Desist with the State of Washington Department of Financial Institutions Securities Division against us, the Martin Consulting Group, Martin H. Engelman, and their employees and agents. The relief sought is that the respondents cease and desist from violations of RCW 21.20.140, 21.20.040, and 21.20.010 of the Securities Act of Washington. The 1999 Summary Order to Cease and Desist alleges, among other things, that Mr. Engelman and Genius Products offered to sell shares of our common stock that were not registered in the state or otherwise qualified for an exemption from registration. Mr. Engelman represented us at the Third Annual Seattle Money Show and provided information to interested parties about us and our products.

We are currently in discussions with the Securities Administrator to resolve all claims based on the allegations set forth in the Summary Order to Cease and Desist. This administrative order may affect our business or our ability to raise capital in the State of Washington and those states where having an outstanding administrative order may result in the loss of certain available exemptions from registration of securities. If we are unable to resolve this matter without vacating the current administrative order, we would likely contest the Summary Order to Cease and Desist at a hearing. The potential costs of a hearing and the uncertainty of the outcome may lead us to conclude, however, that not contesting the 1999 Washington Summary Order to Cease and Desist will likely be in our best interests.

We anticipate that any resolution of this matter with the Securities Administrator would include our making an offer to repurchase these securities for the amount paid for them, plus interest thereon from the date of purchase at an annual rate of 8%. A total of approximately $264,000 of our shares of common stock was sold in the State of Washington. We have accrued a liability of $395,172 as of December 31, 2004, representing the amount of stock purchased and accrued interest for Washington investors and for one investor in Pennsylvania whose rescission offer is still pending. This accrued liability is captioned "redeemable common stock" in the accompanying balance sheet. We believe that because the price of our common stock is significantly lower than the original purchase price paid by affected shareholders, they are likely to accept repurchase offers.

OPTION AND WARRANT EXERCISES. In 2002 57,580 options were exercised by a consultant and two employees for proceeds of $25,200. In 2003, 159,330 options were exercised at prices of $.63 - $1.02, resulting in proceeds of $121,378. In 2004, 169,400 options were exercised at prices of $.80-$1.53 per share, resulting in proceeds of $172,020. In addition, 217,500 warrants were exercised at a price of $.63 per share, resulting in proceeds of $137,026. A total of 478,716 shares of stock were issued in exchange for 1,436,148 warrants in a cashless exercise during 2004.

NOTE 7. STOCK OPTIONS AND WARRANTS

EMPLOYEES. The 2004 Stock Option Plan provides a total of 7,500,000 shares to be granted as either incentive stock options or nonqualified stock options to our employees, directors and consultants. The term of the awards may not be for more than ten years (or five years in the case of incentive stock options granted to any participant who owns stock representing more than 10% of the combined voting power of us or any parent or subsidiary of ours). During 2004, the Company granted options to its employees and directors to purchase a total of 5,775,080 shares of its common stock at exercise prices of $1.40 to $4.00 per share, which equaled or exceeded fair market value at the time the options were granted. During 2003, the Company granted options to its employees and directors to purchase a total of 2,652,617 shares of its common stock at exercise prices of $.78 to $1.98 per share, which also equaled or exceeded fair market value at the time the options were granted. In 2002, the Company granted options to its employees and directors to purchase a total of 2,939,032 shares of its common stock at exercise prices of $0.63 to $2.59 per share, which also equaled or exceeded fair market value at the time the options were granted.

NON-EMPLOYEES. In 2004, the Company granted warrants to purchase a total of 4,667,432 shares of its common stock at exercise prices from $1.20 to $3.00 per share to individuals for services to be rendered and in relation to a private placement, resulting in the recognition of $1,339,412 of expense. During 2004, warrants for 217,500 shares were exercised for cash and 478,716 shares of stock were issued in exchange for 1,436,148 warrants in a cashless exercise. In accordance with Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," and EITF Issue No. 00-18, "Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees," the stock based compensation expense recorded in the Company's Statement of Operations for the year ended December 31, 2004, in the amount of $1,339,412, reflected the portion of the aggregate option value corresponding to the aggregate number of shares vested on the options through that date. As further portions of these options are earned in the future, the Company will recognize additional expense based on their then-current fair market value.

In 2003, the Company granted warrants to purchase a total of 4,416,471 shares of its common stock at exercise prices from $.70 to $1.40 per share to individuals for services rendered and in relation to the private placement, resulting in the recognition of $430,655 of expense. The expense recognized was estimated using the Black-Scholes model with the following weighted average assumptions for 2004 and 2003: expected volatility of 20% and 50%, respectively, risk free interest of 2.65% and 4.00%, respectively, expected life of 2 to 10 years and no expected dividends. The weighted average exercise price and the weighted average life on stock warrants at December 31, 2004 is $1.90 and 3.6 years, respectively. Also in 2003, the Company granted warrants to purchase 2,300,000 shares of its common stock at exercise prices of $1.00 and $3.00 per share in relation to the issuance of notes payable. In 2002 the Company issued warrants to purchase 1,793,800 shares of its common stock at exercise prices from $0.63 to $5.00 per share to individuals for services rendered, resulting in the recognition of $560,362 of expense.

A summary of stock option and warrant activity follows:


                                                                       Weighted
                                                                       Average
                                                                       Exercise
                                                       Outstanding      Price
                                                       ------------------------
December 31, 2001                                        4,725,660       $1.41
Granted                                                  4,732,832       $0.76
Exercised                                               (3,583,950)      $0.71
Canceled                                                  (100,000)      $0.80
                                                       ------------
December 31, 2002                                        5,774,542       $1.03
Granted                                                  9,369,088       $1.53
Exercised                                                 (159,330)      $0.76
Canceled                                                   (33,135)      $2.10
                                                       ------------
December 31, 2003                                       14,951,165       $1.35
Granted                                                  9,485,080       $2.52
Exercised                                                 (398,150)      $0.80
Canceled                                                (1,326,347)      $1.05
                                                       ------------
December 31, 2004                                       22,711,748       $1.86
                                                       ============
Options and warrants exerciseable, December 31, 2004    15,677,341       $1.63
                                                       ============

The following information applies to all options and warrants outstanding at December 31, 2004:

                                                           Weighted                       Weighted
                                                            average                       average
                                                           exercise        Options        exercise
                             Options and     Average         price           and           price
                              warrants      remaining       options        warrants       options
Exercise price               outstanding   life (years)   outstanding    exercisable    exerciseable
                             -----------------------------------------------------------------------
$.63 - 1.00                   5,065,945       4.2            $0.73        5,065,945       $0.73
$1.01 - 2.00                 10,215,021       6.6            $1.58        7,303,114       $1.51
$2.01 - 4.00                  7,191,032       6.9            $2.91        3,068,532       $3.05
$5.12 - 13.60                   239,750       3.2            $6.40          239,750       $6.40
                             ----------                                  ----------
                             22,711,748                                  15,677,341

NOTE 8. SUBSCRIPTION RECEIVABLE

On January 22, 2004, the officers' notes receivable held by Genius Products as subscriptions receivable were paid by tendering shares of Genius Products common stock pursuant to the terms of the notes. Klaus Moeller tendered 168,052 shares valued at $471,218 and Michael Meader tendered 168,052 shares valued at $471,218 to retire their loans. Larry Balaban and Howard Balaban tendered 170,405 shares valued at $477,816 and 174,883 shares, valued at $490,372, respectively, to retire their loans and other advances. The remaining subscriptions receivable were paid off with 327,962 shares tendered.

NOTE 9. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES. The Company leases certain facilities and computer equipment under non-cancelable operating leases. Rental expense for 2004, 2003 and 2002 was $150,208,$149,865 and $172,306 respectively.

As of December 31, 2004, the future minimum annual rental commitments required under existing non-cancelable operating leases are as follow:


                                      F-15

                                 Non-
                     Related     Related
                     Party       Party         Total
                    -----------------------------------
          2005       $ 36,000    $162,792     $198,792
          2006       $ 34,800    $170,788     $205,588
          2007       $ 34,800    $175,225     $210,025
          2008       $      0    $180,443     $180,443
          2009       $      0    $ 18,446     $ 18,446
                    -----------------------------------
                     $105,600    $707,694     $813,294
                    ===================================

EXECUTIVE EMPLOYMENT AGREEMENTS. In 2002, the Company entered into employment agreements with six of its executive officers and key employees. The agreements are for three-year terms and provide for stock options, employee benefits and severance pay for termination without cause of between 12 and 24 months' salary. In 2003, these agreements were amended to extend the term for an additional year, and to provide for salary increases and additional stock option awards. In 2004, we entered into an employment agreement with three new executive officers that provide for stock options, employee benefits and severance pay for termination without cause. The 2002 and 2004 agreements allow for the assignment of contract benefits to the employee's heirs in the event of an employee death within the contract term.

Under the terms of employment agreements with our executives, certain payments amounting to an aggregate maximum of approximately $1,110,500 could become due that might have a material adverse effect upon our liquidity and results of operations. Payments would be due if we have a change of control and our executives are terminated without cause. If an executive dies or is terminated without cause, severance pay averaging up to $206,250 per executive would be due.

WELLSPRING MATTER

On March 21, 2005, we completed our acquisition of American Vantage Media Corporation and its subsidiary, Wellspring Media, Inc. On or about March 14, 2005, a complaint was filed in U.S. Bankruptcy Court for the District of Delaware against Wellspring requesting a judgment in excess of $3,000,000. The complaint was filed by the Chapter 7 Trustee of the Winstar Communications, Inc. Estate. The details of this matter are discussed below.

In September 2001 (prior to the acquisition of Wellspring by American Vantage Media), Winstar (or its predecessor) sold a subsidiary, Winstar TV & Video, to Wellspring in exchange for $2,000,000 in cash and a promissory note in the amount of $3,000,000. The merger agreement provided that in the event the working capital of Winstar TV & Video was determined to be less than $3,000,000 at the closing of the merger, the sole remedy of Wellspring was a reduction in the principal amount of the promissory note by the difference between $3,000,000 and the actual amount of the working capital. The accountants for Wellspring determined that at the time of the closing of the merger, Winstar TV & Video had a working capital deficit. Based upon this determination and the provisions of the merger agreement, Wellspring determined that the amount due under the promissory note should be reduced to zero, and as a result no payment was made. On November 30, 2001, Wellspring informed Winstar of its determination regarding the working capital deficit, and Winstar subsequently advised Wellspring that it disputed the determination. Since 2001, Wellspring and Winstar have engaged in discussions in an effort to settle the dispute over the working capital calculation, but no settlement has been reached.

We have not been involved in these matters until only recently, and so have not had an opportunity to evaluate the merits of Winstar's claims or determine whether Wellspring has meritorious defenses. However, we believe that, if an adverse judgment against Wellspring occurs or an adverse settlement is reached, our subsidiaries Wellspring and American Vantage Media will be entitled to full indemnification against any such losses by the initial owners of Wellspring (prior to American Vantage Media), and we will be entitled to indemnification by American Vantage Companies. However, if the outcome of this litigation is adverse to us and we are required to pay significant monetary damages that are not indemnified by others, our financial condition and results of operations will likely be materially and adversely affected.

NOTE 10.  RELATED-PARTY TRANSACTIONS

FALCON PICTURE GROUP, LLC. On September 8, 2003, we executed a license agreement with Falcon Picture Group, LLC ("Falcon") for the exclusive rights to distribute a majority of its audio and video products worldwide, with AMC and TV Guide branded DVD movie and television collections and Twilight Zone branded audio collections in the U.S. and Canada. Carl Amari, a former member of our board of directors, is the CEO of Falcon. This agreement expires on July 1, 2006, with an automatic renewal for an additional three years if both parties are fulfilling their obligations under the agreement and calls for a royalty to be paid on the sales of the video and audio products. We have committed to pay a minimum annual royalty of $240,000 for brands including AMC and Twilight Zone, and a royalty of $325,000 for TV Guide over a three and one-half year term that commenced on December 22, 2003. In addition, the agreement calls for a minimum content purchase of $300,000 annually.

The agreement also provides a three-year option to acquire Falcon's assets for $3,600,000 (payable in cash or stock or a combination of cash and stock). As consideration for the option to purchase Falcon, we issued 70,922 shares of common stock with a market value of approximately $100,000. The stock value of $1.40 is based on the average of the closing market price of the common shares as of September 8, 2003, the date of issuance of such shares and the execution of the agreement, and July 1, 2003, the effective date of the agreement. The specific assets and liabilities of Falcon that would be acquired under this option will be negotiated by the parties at the time the acquisition is considered.

FACILITY LEASES. The Company leases its warehouse facility in Iowa from The Meader Family Limited Partnership which is affiliated with Michael Meader, the Company president. Lease payments were $34,800 in 2004, $20,400 in 2003, and $11,900 in 2002. The term of this lease is through 2007. The Company also leased sales offices in Minnesota from Ekelund Properties, which is affiliated with Julie Ekelund, Executive Vice President. Lease payments were $14,400 in 2004 and $7,200 in 2003 under this agreement. No payments were due for 2002. This lease expired in January 2005.

BRANDISSIMO. The Company is currently negotiating a contract for future business with Brandissimo, a business partially owned by an executive officer of the Company.

NOTES RECEIVABLE. In 2002, 3,507,700 options and warrants were exercised in exchange for notes receivable of $2,506,400. Of the total, 1,285,200 shares were issued for warrants that were previously issued in relation to loans, and 2,222,500 shares were issued for options previously granted to four officers and an employee. The 1,285,200 shares issued for warrants were issued for notes receivable totaling $728,400 to two related parties. Of the total, 660,000 shares were issued to S G Consulting, an entity controlled by Sean Goodchild, who was the owner of more than 5% of our common stock when these shares were included in his ownership. The balance of 625,200 shares were issued to Algarvida LDA, an entity that is controlled by Isabel Moeller, who is the sister of a Director, Klaus Moeller. The notes receivable bore interest at 6% annually, were repayable on January 3, 2004, and were secured by 1,285,200 shares of common stock. The notes receivable and the $289,408 of interest accrued are shown as subscriptions receivable at December 31, 2003. On January 22, 2004, the notes receivable and accrued interest of $298,082, along with certain advances to officers and accrued interest totaling $25,752, were paid in full by return of the Company's common stock in an amount equal to the total indebtedness.

SHARES ISSUED FOR COMPENSATION. In 2003, five officers accepted 142,860 shares and 142,860 warrants of the Company's common stock as payment of $100,000 of 2003 salary. The warrants have an exercise price of $1.40 and have a five year term.

INVESTMENT BANKING AND FINANCIAL ADVISORY SERVICES. Alexander L. Cappello and Bruce Pompan are Managing Directors of Cappello Capital Corp. Both are Directors of the Company. We retained Cappello Capital Corp. to perform corporate finance advisory services for a two-year period commencing in March 2004. After the first 12 month term the agreement can be terminated with 30 days' advance notice. Cappello Capital Corporation has been granted 2,000,000 warrants with an exercise price of $2.50 and a term of ten years. As of December 31, 2004, we have paid $90,000 in compensation and $2,417 in reimbursement for expenses under the terms of our retainer agreement with Cappello Capital Corp.

NOTE 11. INCOME TAXES

Significant components of the provision for income taxes for the year ended December 31, 2004, 2003 and 2002 are as follows:


                                               2004          2003         2002
                                        ------------ ------------- ------------
CURRENT PROVISION
     Federal                                      0             0            0
     California                                 800           800          800
DEFERRED PROVISION:
     Federal                                      0             0            0
     California                                   0             0            0
                                        ------------ ------------- ------------
Provision for Income Taxes                     $800          $800         $800
                                        ============ ============= ============

A reconciliation of the expected income tax (benefit) computed using the federal statutory income tax rate to the Company's effective income tax rate is as follows for the years ended December 31, 2004 and 2003:

                                                   2004         2003       2002
                                             ----------   ----------   --------
Income tax computed at federal
   statutory tax rate                               34%          34%        34%
State taxes, net of federal benefit               5.81%        5.81%      5.81%
Valuation Allowance                             -39.49%      -39.66%    -39.66%
Other                                            -0.32%       -0.15%     -0.15%
                                             ----------   ----------   --------

                                                  0.00%        0.00%      0.00%
                                             ==========   ==========  =========

Significant components of the Company's deferred tax assets (liabilities) at December 31, 2004 and 2003 consisted of the following:


                                                    2004              2003
                                               ------------       ------------
NOL carry-forwards                             $ 5,137,000        $ 4,716,000
Allowance accounts                                  11,000            (45,000)
Other Reserves                                   1,078,000                 --
Accrued vacation                                    46,000                 --
Deferred Compensation Cost                         990,000                 --
Depreciation                                        58,000                 --
                                               ------------       ------------
Deferred tax assets                              7,320,000          4,671,000
Less valuation allowance                        (7,320,000)        (4,671,000)
                                               ------------       ------------
Net deferred tax asset                         $      0.00        $      0.00
                                               ============       ============

As of December 31, 2004, the Company has net operating loss carry-forwards for federal and state income tax purposes of $14,516,000 and $8,358,000, respectively, which start expiring in 2011 through 2024. The utilization of net operating loss carry-forwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section ("IRC") 382 and similar state provisions.

The entire deferred income tax assets of the Company have been offset by a valuation allowance since management does not believe the recoverability of the deferred income tax assets during the next year is more likely than not. Accordingly, a deferred income tax benefit for the year ended December 31, 2004 has not been recognized in these financial statements.

The valuation allowance taken against the deferred tax asset increased $2,649,000 in 2004, $957,000 in 2003 and $725,000 in 2002.

NOTE 12. BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

The effect of the potentially dilutive securities listed below (options and warrants that are outstanding) were not included in the computation of diluted loss per share, since to do so would have been ant-dilutive.


                                         2004             2003           2002
                                      ----------       ----------      ---------
Stock options and warrants            22,711,748       14,951,165      5,774,542
Convertible debentures                         0                0        121,500


NOTE 13. TERMINATION OF DISTRIBUTION AGREEMENT WITH WARNER HOME VIDEO

On March 5, 2004, Genius Products and Warner Home Video mutually agreed to terminate the Baby Genius distribution agreement. The Company subsequently began self-distribution of the Baby Genius line of DVDs. Under the termination agreement, we also regained the distribution rights for our planned line of Kid Genius DVDs. The termination agreement calls for a $300,000 payment to Warner made by means of a royalty arrangement based on net sales of the Baby Genius DVDs. As an additional element of the settlement, we agreed to purchase approximately $192,000 in outstanding Baby Genius inventory held at various Warner locations.

NOTE 14.  SUBSEQUENT EVENTS (UNAUDITED)

PRIVATE PLACEMENT. On March 2, 2005, the Company entered into a Securities Purchase Agreement with certain institutional investors related to the private placement of 6,518,987 shares of our common stock, par value $0.0001 per share, and five-year warrants to purchase 1,303,797 shares of Common Stock, half at an exercise price of $2.56 per share and half at an exercise price of $2.78 per share. The transaction closed on March 3, 2005 and the Company realized gross proceeds of $10.3 million from the financing before deducting commissions and other expenses. The Company is obligated to register the shares of Common Stock issued in the private placement for resale on a registration statement to be filed within 60 days after the closing. The Company will use its best efforts to cause the registration statement to become effective within 120 days of the date of the Securities Purchase Agreement (165 days if the SEC chooses to review the registration statement). Failure to file a registration statement or for it to become effective within the required timeframes will result in the payment of liquidated damages to the purchasers.

ACQUISITION OF CERTAIN ASSETS OF AVCS. On March 21, 2005, we completed our acquisition of American Vantage Media Corporation ("AVMC"), a subsidiary of American Vantage Companies ("AVC"). The acquisition was completed through an Agreement and Plan of Merger ("Merger Agreement") which provided for the issuance to AVC of (i) 7,000,000 shares of our common stock and (ii) warrants to purchase 1,400,000 shares of our common stock, half at an exercise price of $2.56 per share and half at an exercise price of $2.78 per share, plus our assumption of approximately $6.3 million in debt of AVMC.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The estimated fair values of assets purchased and liabilities assumed, used herein, were estimated based on available information and is subject to refinement based upon the outcome of valuations and other fair value studies, which have not yet been completed. Therefore, the allocation of the purchase price and resulting goodwill is subject to change.

         AVCS-STANDALONE           (UNAUDITED)

         Cash                     $     50,000
         Accounts Receivable         4,500,000
         Inventory                   1,000,000
         Other current Assets          225,000

         Total Current Assets     $  5,775,000

         Wellspring Library         13,500,000
         Fixed Assets                   75,000
         Other Assets                1,000,000
         Goodwill                    7,690,000

         Total Assets             $ 28,040,000

         Accounts Payable         $  4,200,000
         Accrued Expenses            1,600,000
         Debt                        6,350,000

         Total Liabilities        $ 12,150,000

                                    YEAR ENDED
         PRO-FORMA                 DECEMBER 31
         COMBINED COMPANY              2004

         Net Revenues             $ 30,805,000
         Gross Profit             $  8,560,000
         Net Loss                 $(12,616,000)


The estimated results from operations included above are for 2004 only as the assets underlying the results of operations were acquired by AVCS from an unrelated third party in 2004.

The unaudited pro forma information presented above is for informational purposes only and is not necessarily indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented, nor does it intend to be a projection of future results.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

         Nature of Expense                              Amount
         -------------------------------             -----------
         SEC registration fee                        $    4,500*
         Accounting fees and expenses                $    3,000*
         Legal fees and expenses                     $   20,000*
         Printing and related expenses               $    1,000*
                                                     -----------
              TOTAL                                  $   28,500*
                                                     ===========
* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's certificate of incorporation and bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Registrant also maintains director and officer liability insurance.

         These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         Unregistered securities were issued in 2005 as follows:

SALE DATE(S)         NO. OF          NET PROCEEDS    CLASS OF       EXEMPTION         ADDITIONAL INFORMATION
                     SHARES                          PERSON

2/17/05              12,000                $7,560    Accredited     Rule 506 of       Exercise of warrants at $0.63 per
                                                     Investor       Regulation D      share.
3/02/05           6,518,987            $9,273,902    Accredited     Rule 506 of       Private placement of stock, including
                                                     Investors      Regulation D      5-year warrants to purchase 1,303,797
                                                                                      shares of common stock, half at an
                                                                                      exercise price of $2.56 per share and
                                                                                      half at $2.78 per share.
3/15/05              50,000               $50,000    Accredited     Rule 506 of       Exercise of warrants at $1.00 per
                                                     Investor       Regulation D      share.
3/15/05              50,000               $50,000    Accredited     Rule 506 of       Exercise of warrants at $1.00 per
                                                     Investor       Regulation D      share.
3/21/05             200,000              $200,000    Accredited     Rule 506 of       Exercise of warrants at $1.00 per
                                                     Investor       Regulation D      share.
3/21/05           7,000,000           Acquisition    Accredited     Rule 506 of       Issuance of 7,000,000 shares plus
                                      of American    Investor       Regulation D      5-year warrants to purchase 1,400,000
                                    Vantage Media                                     shares of common stock, half at an
                                      Corporation                                     exercise price of $2.56 per share and
                                                                                      half at $2.78 per share.
3/23/05             300,000              $300,000    Accredited     Rule 506 of       Exercise of warrants at $1.00 per
                                                     Investor       Regulation D      share.


                                                            II-1

         Unregistered securities were issued in 2004 as follows:

SALE DATE(S)         NO. OF        NET PROCEEDS      CLASS OF       EXEMPTION         ADDITIONAL INFORMATION
                     SHARES                          PERSON

2/20/04              10,000          $25,000 in      Accredited     Rule 506 of       Private placement to compensate
                                       services      Investor       Regulation D      consultant at $2.50 per share.
3/15/04-          6,650,000          $6,425,468      Accredited     Rule 506 of       Private placement at $70,000 per unit.
3/19/04                            net proceeds      Investors      Regulation D      Each unit consists of 50,000 shares of
                                                                                      common stock and a warrant to purchase
                                                                                      10,000 shares of common stock.
                                                                                      1,650,000 shares are issuable upon the
                                                                                      exercise of warrants issued in
                                                                                      connection with the private placement,
                                                                                      including 650,000 shares underlying
                                                                                      warrants issued as compensation to the
                                                                                      selected dealer.  The warrants have an
                                                                                      exercise price of $3.00 per share and a
                                                                                      five-year term.
3/24/04           2,000,000                 N/A      Accredited     Rule 506 of       These shares are issuable upon exercise
                                                     Investor       Regulation D      of warrants issued for compensation of
                                                                                      a consultant.
5/14/04              30,000          $42,000 in      Accredited     Rule 506 of       Private placement issued as
                                       services      Investor       Regulation D      compensation to consultant at $1.40 per
                                       provided                                       share.
5/18/04              10,000                 N/A      Accredited     Rule 506 of       These shares are issuable upon exercise
                                                     Investor       Regulation D      of warrants issued for compensation of
                                                                                      a consultant.
5/18/04             957,432                 N/A      Accredited     Rule 506 of       These shares are issuable upon exercise
                                                     Investors      Regulation D      of warrants issued for compensation of
                                                                                      a consultant.
5/29/04             478,716         $670,202.40      Accredited     Rule 506 of       Private placement for exercise of
                                 exercise price      Investors      Regulation D      warrants at $1.40 per share.
8/19/04             217,500            $137,025      Accredited     Rule 506 of       Exercise of warrants at $0.63 per share.
                                                     Investor       Regulation D


         Unregistered securities were issued in 2003 as follows:

SALE DATE(S)         NO. OF        NET PROCEEDS      CLASS OF       EXEMPTION         ADDITIONAL INFORMATION
                     SHARES                          PERSON

2/25/03              27,777          $25,000 in      Accredited     Rule 506 of       Private placement issued as
                                       services      Investor       Regulation D      compensation to consultant at $0.90
                                       provided                                       per share.
4/3/03-           2,411,343          $1,649,281      Accredited     Rule 506 of       Private placement at $0.70 per share.
8/20/03                            net proceeds      Investors      Regulation D      Each purchase included a warrant to
                                                                                      purchase one share of common stock at
                                                                                      $1.40 per share exercise price for
                                                                                      each share purchase.  The warrants
                                                                                      have a five-year term.
5/8/03               10,000           $7,500 in      Company        Rule 506 of       Private placement issued as additional
                                       services      Executive      Regulation D      compensation at $0.75 per share.
7/2/03              128,571          $90,000 in      Accredited     Rule 506 of       Private placement issued as
                                       services      Investor       Regulation D      compensation to consultant at $0.70
                                                                                      per share.
7/8/03              350,000         $350,000 of      Accredited     Rule 506 of       Private placement issued as payment
                                       services      Investor       Regulation D      for services by consultant at $1.00
                                                                                      per share.


                                                            II-2


SALE DATE(S)         NO. OF        NET PROCEEDS      CLASS OF       EXEMPTION         ADDITIONAL INFORMATION
                     SHARES                          PERSON

7/29/03             142,860          In lieu of      Company        Rule 506 of       Private placement for payment in lieu
                                    $100,000 of      Executives     Regulation D      of salary at $0.70 per share.
                                    2003 salary                                       Included a warrant to purchase one
                                                                                      share at $1.40 exercise price for each
                                                                                      share received.
9/10/03              70,922            $100,000      Accredited     Rule 506 of       Private placement for option to
                                      option to      Investor       Regulation D      purchase at $1.41 per share.
                                       purchase
10/15/03-         2,300,000                 N/A      Accredited     Rule 506 of       These shares are issuable upon
12/03/03                                             Investors      Regulation D      exercise of warrants issued in
                                                                                      connection with the issuance by the
                                                                                      registrant of $1,150,000 of secured
                                                                                      promissory notes.
12/22/03          1,350,000        $972,000 net      Accredited     Rule 506 of       Private placement at $0.72 per share.
                                       proceeds      Investor       Regulation D

         Unregistered securities were issued in 2002 as follows:

SALE DATE(S)         NO. OF        NET PROCEEDS      CLASS OF       EXEMPTION         ADDITIONAL INFORMATION
                     SHARES                          PERSON

2/20/02-             69,130          $43,552 in      Accredited     Rule 506 of       Private placement to compensate
7/26/02                                services      Investors      Regulation D      consultants providing services at
                                       provided                                       various times at $0.63 per share.
2/20/02-          4,661,438          $2,898,400      Accredited     Rule 506 of       Private placement at $0.63 per share.
5/24/02                            net proceeds      Investors      Regulation D
3/26/02             446,410         $281,238 in      Accredited     Rule 506 of       Private placement for conversion of
                                     short-term      Investor       Regulation D      short-term debt at $0.63 per share.
                                           debt
3/27/02             660,000            $415,800      Accredited     Rule 506 of       Private placement for exercise of
                                 exercise price      Investor       Regulation D      warrant at $0.63 per share.
3/27/02             625,200            $312,600      Accredited     Rule 506 of       Private placement for exercise of
                                 exercise price      Investor       Regulation D      warrants at $0.50 per share.
4/2/02               95,240          In lieu of      Company        Rule 506 of       Private placement for payment in lieu
                                     $60,000 of      Executives     Regulation D      of salary at $0.63 per share.
                                    2001 salary
4/2/02              190,476          In lieu of      Company        Rule 506 of       Private placement for payment in lieu
                                    $120,000 of      Executives     Regulation D      of salary at $0.63 per share.
                                    2002 salary
6/11/02              20,000          In lieu of      Accredited     Rule 506 of       Private placement for payment in lieu
                                     $30,000 in      Investor       Regulation D      of salary at $1.50 per share.
                                    2002 salary
8/23/02              24,000         $19,200 for      Accredited     Rule 506 of       Private placement to compensate
                                       director      Investors      Regulation D      directors for services provided from
                                       services                                       July 2001-July 2002 at $0.80 per share.
                                       provided
9/27/02             300,000            $300,000      Accredited     Rule 506 of       Private placement at $1.00 per share.
                                                     Investor       Regulation D


                                                            II-3

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Exhibits. The exhibits are as set forth in the Exhibit Index.

         (b) Financial Statement Schedules. All schedules have been omitted because they are not required or are not applicable or the require information is shown in the financial statements or related notes.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         1. Include any prospectus required by Section 10(a)(3) of the Securities Act;

         2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         3. Include any additional or changed material information on the plan of distribution.

         For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on May 13, 2005.

                                        GENIUS PRODUCTS, INC.


                                        By: /s/ Trevor Drinkwater
                                            -----------------------
                                            Trevor Drinkwater
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.


/s/ Trevor Drinkwater                               Chief Executive Officer (Principal Executive     May 13, 2005
----------------------------------------            Officer)
Trevor Drinkwater

/s/ Andrew C. Schmidt                               Chief Financial Officer (Principal Financial     May 13, 2005
----------------------------------------            and Accounting Officer)
Andrew C. Schmidt

/s/ Klaus Moeller                                   Director                                         May 13, 2005
----------------------------------------
Klaus Moeller

/s/ Stephen K. Bannon                               Director                                         May 13, 2005
----------------------------------------
Stephen K. Bannon

/s/ Alexander L. Cappello                           Director                                         May 13, 2005
----------------------------------------
Alexander L. Cappello

/s/ James G. Ellis                                  Director                                         May 13, 2005
----------------------------------------
James G. Ellis

/s/ Robert V. Graziano                              Director                                         May 13, 2005
----------------------------------------
Robert V. Graziano

/s/ Michael J. Koss                                 Director                                         May 13, 2005
----------------------------------------
Michael J. Koss

/s/ Bruce L. Pompan                                 Director                                         May 13, 2005
----------------------------------------
Bruce L. Pompan

/s/ Charles H. Rivkin                               Director                                         May 13, 2005
----------------------------------------
Charles H. Rivkin


                                                       II-5

v6

                                  EXHIBIT INDEX

   Exhibit No.    Description
   -----------    -----------
         3.1      Certificate of Incorporation (incorporated by reference from
                  Exhibit 3.1 to the Company's Form 10-KSB filed on March 31,
                  2005).
         3.2      Bylaws (incorporated by reference from Exhibit 3.2 to the
                  Company's Form 10-KSB, filed on April 16, 2002).
         4.1      Specimen Certificate for Common Stock (incorporated by
                  reference from Exhibit 4.8 to the Company's Form 10-KSB filed on April 14, 2000).
         4.2      Certificate of Change in Stock (incorporated by reference from
                  Exhibit 3.2.2 to the Company's Form 10-KSB filed on April 16,
                  2002).
         5.1      Opinion of Morrison & Foerster LLP.
         10.1     Employment Agreement with Klaus Moeller dated January 3, 2002
                  (incorporated by reference from Exhibit 10.51 to the Company's
                  Form 10-KSB, Amendment No. 1, filed on April 30, 2002).
         10.2     Amendment to Employment Agreement with Klaus Moeller dated
                  October 31, 2003 (incorporated by reference from Exhibit 10.40 to the Company's Form 10-KSB, Amendment No. 1, filed on April
                  29, 2004).
         10.3     Employment Agreement with Michael Meader dated January 3, 2002
                  (incorporated by reference from Exhibit 10.52 to the Company's
                  Form 10-KSB, Amendment No. 1, filed on April 30, 2002).
         10.4     Amendment to Employment Agreement with Michael Meader dated
                  October 31, 2003 (incorporated by reference from Exhibit 10.41 to the Company's Form 10-KSB, Amendment No. 1, filed on April
                  29, 2004).
         10.5     Employment Agreement with Howard Balaban dated January 3, 2002
                  (incorporated by reference from Exhibit 10.54 to the Company's
                  Form 10-KSB, Amendment No. 1, filed on April 30, 2002).
         10.6     Amendment to Employment Agreement with Howard Balaban dated
                  October 31, 2003 (incorporated by reference from Exhibit 10.42 to the Company's Form 10-KSB, Amendment No. 1, filed on April
                  29, 2004).
         10.7     Employment Agreement with Larry Balaban dated January 3, 2002
                  (incorporated by reference from Exhibit 10.53 to the Company's
                  Form 10-KSB, Amendment No. 1, filed on April 30, 2002)
         10.8     Amendment to Employment Agreement with Larry Balaban dated
                  October 31, 2003 (incorporated by reference from Exhibit 10.43 to the Company's Form 10-KSB, Amendment No. 1, filed on April
                  29, 2004).
         10.9     Employment Agreement with Julie Ekelund dated April 1, 2002
                  (incorporated by reference from Exhibit 10.56 to the Company's
                  Form 10-KSB, Amendment No. 1, filed on April 30, 2002).
         10.10    Amendment to Employment Agreement with Julie Ekelund dated
                  October 31, 2003 (incorporated by reference from Exhibit 10.44 to the Company's Form 10-KSB, Amendment No. 1, filed on April
                  29, 2004).
         10.11    Employment Agreement with Mark Miller dated February 2, 2004
                  (incorporated by reference from Exhibit 10.34 to the Company's
                  Form 10-KSB filed on March 30, 2004).
         10.12    Employment Agreement with Trevor Drinkwater dated July 16,
                  2004 (incorporated by reference from Exhibit 10.1 to the Company's Form 10-QSB filed on August 16, 2004).
         10.13    Employment Agreement with Andrew C. Schmidt dated August 23,
                  2004 (incorporated by reference from Exhibit 99.4 to the Company's Form 8-K filed on November 12, 2004).
         10.14    Form of Executive Stock Payment Agreement dated as of June 2,
                  2003, with Klaus Moeller, Michael Meader, Larry Balaban,
                  Howard Balaban and Julie Ekelund for stock and warrants paid in lieu of $20,000 each of 2003 salary (incorporated by reference from Exhibit 10.1 to the Company's Form 10-QSB filed on August 14, 2003).
         10.15    Amended and Restated 1997 Non-Qualified Stock Option Plan
                  (incorporated by reference from Exhibit 10.61 to the Company's
                  Form 10-KSB, Amendment No. 1, filed on April 30, 2002).
         10.16    Form of Non-Qualified Stock Option Agreement under the Amended and Restated 1997 Stock Option Plan (incorporated by reference from Exhibit 10.16 to the Company's Form 10-KSB filed on March
                  31, 2005).

   Exhibit No.    Description
   -----------    -----------
         10.17    Second Amended and Restated 2000 Non-Qualified Stock Option
                  Plan (incorporated by reference from Exhibit 10.62 to the Company's Form 10-KSB, Amendment No. 1, filed on April 30,
                  2002).
         10.18    Form of Non-Qualified Stock Option Agreement under the Second
                  Amended and Restated 2000 Non-Qualified Stock Option Plan
                  (incorporated by reference from Exhibit 10.18 to the Company's
                  Form 10-KSB filed on March 31, 2005).
         10.19    2003 Stock Option Plan (incorporated by reference from Exhibit
                  A to the Company's Proxy Statement filed on April 30, 2003).
         10.20    Form of Incentive Stock Option Agreement under the 2003 Stock
                  Option Plan (incorporated by reference from Exhibit 10.30 to the Company's Registration Statement (No. 333-108966) on Form
                  SB-2 filed on September 19, 2003).
         10.21    Form of Non-Qualified Stock Option Agreement under the 2003
                  Stock Option Plan (incorporated by reference from Exhibit
                  10.31 to the Company's Registration Statement (No. 333-108966) on Form SB-2 filed on September 19, 2003).
         10.22    2004 Stock Incentive Plan (incorporated by reference from
                  Appendix B to the Company's Proxy Statement filed on October
                  4, 2004).
         10.23    Form of Notice of Stock Option Award under the 2004 Stock
                  Incentive Plan (incorporated by reference from Exhibit 10.23 to the Company's Form 10-KSB filed on March 31, 2005).
         10.24    Form of Stock Option Agreement under the 2004 Stock Incentive
                  Plan (incorporated by reference from Exhibit 10.24 to the Company's Form 10-KSB filed on March 31, 2005).
         10.25    Sublease with Citibank (West), FSB for office space in Solana
                  Beach, California (incorporated by reference from Exhibit
                  10.30 to the Company's Form 10-KSB filed on March 30, 2004).
         10.26    Sublease with the Meader Family Limited Trust dated December
                  31, 2003 for warehouse facility in Iowa (incorporated by reference from Exhibit 10.31 to the Company's Form 10-KSB filed on March 30, 2004).
         10.27    Lease Agreement with ProCon, Inc. dated as of August 25, 2004 for office space in Bentonville, Arkansas (incorporated by reference from Exhibit 99.1 to the Company's Form 8-K filed on November 12, 2004).
         10.28    License Agreement with Falcon Picture Group, LLC dated
                  September 8, 2003 (incorporated by reference from Exhibit 10.3 to the Company's Form 10-QSB filed on May 17, 2004).**
         10.29    First Amendment to License Agreement with Falcon Picture
                  Group, LLC dated December 22, 2003 (incorporated by reference from Exhibit 10.4 to the Company's Amended Form 10-QSB filed on July 13, 2004).**
         10.30    Restated Termination, Release and Royalty Agreement with
                  Warner Home Video dated March 5, 2004 (incorporated by reference from Exhibit 10.5 to the Company's Amended Form
                  10-QSB filed on July 13, 2004).**
         10.31    Form of Secured Promissory Note and Pledge Agreement dated as of January 3, 2002, for notes receivable for warrants exercised by S G Consulting, Inc., and Algarvida LDA, in the amounts of $415,800 and $312,600, respectively, and for options exercised by Klaus Moeller, Michael Meader, Larry
                  Balaban and Howard Balaban in the amount of $419,500
                  (incorporated by reference from Exhibit 10.66 to the Company's
                  Form 10-KSB filed on April 3, 2003).
         10.32    Form of Secured Promissory Notes for total of $1,150,000
                  issued in fourth quarter of 2003 (incorporated by reference from Exhibit 10.35 to the Company's Form 10-KSB filed on March
                  30, 2004).
         10.33    Form of Security Agreement executed in conjunction with
                  Secured Promissory Notes issued in 2003 (incorporated by reference from Exhibit 10.36 to the Company's Form 10-KSB filed on March 30, 2004).
         10.34    Form of Collateral Agent Agreement executed in conjunction with Secured Promissory Notes issued in 2003 (incorporated by reference from Exhibit 10.37 to the Company's Form 10-KSB filed on March 30, 2004).
         10.35    Form of $1 and $3 Warrants issued in conjunction with Secured
                  Promissory Notes issued in 2003 (incorporated by reference from Exhibit 10.38 to the Company's Form 10-KSB filed on March
                  30, 2004).
         10.36    Registration Rights Agreement, dated March 15, 2004, by and among the Company, various purchasers, and Sands Brothers
                  International Limited (incorporated by reference from Exhibit
                  10.36 to the Company's Form 10-KSB filed on March 31, 2005).
         10.37    Form of Warrant for purchasers in March 2004 private placement
                  (incorporated by reference from Exhibit 10.37 to the Company's
                  Form 10-KSB filed on March 31, 2005).

   Exhibit No.    Description
   -----------    -----------
         10.38    Form of Warrant issued to Sands Brothers International Limited dated March 12, 2004 (incorporated by reference from Exhibit
                  10.38 to the Company's Form 10-KSB filed on March 31, 2005).
         10.39    Registration Rights Agreement dated March 2, 2005
                  (incorporated by reference from Exhibit 99.3 to the Company's
                  Form 8-K filed on March 9, 2005).
         10.40    Form of Warrant dated March 2, 2005 (incorporated by reference from Exhibit 99.3 to the Company's Form 8-K filed on March 9,
                  2005).
         10.41    Agreement and Plan of Merger, dated as of March 21, 2005, by and among the Company, Genius Acquisition Corp., American
                  Vantage Companies, and American Vantage Media Corporation
                  (incorporated by reference from Exhibit 2.1 to the Company's
                  Form 8-K filed on March 25, 2005).
         10.42    Registration Rights Agreement, dated as of March 21, 2005, by and between Genius Products and American Vantage Companies
                  (incorporated by reference from Exhibit 2.3 to the Company's
                  Form 8-K filed on March 25, 2005).
         10.43    Form of Common Stock Purchase Warrant issued to American
                  Vantage Companies (incorporated by reference from Exhibit 2.7 to the Company's Form 8-K filed on March 25, 2005).
         10.44    Resale and Voting Agreement, dated as of March 21, 2005, by and between the Company and American Vantage Companies
                  (incorporated by reference from Exhibit 2.2 to the Company's
                  Form 8-K filed on March 25, 2005).
         10.45    Assumption of Obligations and Pledge Agreement, dated as of
                  March 21, 2005, by and between the Company and American
                  Vantage Companies (incorporated by reference from Exhibit 2.5 to the Company's Form 8-K filed on March 25, 2005).
         10.46    Assignment, Assumption and Pledge Agreement, dated as of March
                  21, 2005, by and between the Company and American Vantage
                  Companies (incorporated by reference from Exhibit 2.6 to the
                  Company's Form 8-K filed on March 25, 2005).
         10.47    Escrow Agreement, dated as of March 21, 2005, by and among the
                  Company, American Vantage Companies and City National Bank,
                  National Association (incorporated by reference from Exhibit
                  2.4 to the Company's Form 8-K filed on March 25, 2005).
         21*      List of Subsidiaries
         23.1     Consent of Morrison & Foerster LLP is contained in Exhibit 5.1 to this Registration Statement.
         23.2*    Consent of Singer Lewak Greenbaum & Goldstein, LLP.
         23.3*    Consent of Cacciamatta Accountancy Corporation.

*    Filed herewith

** Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.